Exhibit 99.1

PRO FORMA VALUATION REPORT

MUTUAL HOLDING COMPANY

STOCK OFFERNG

Columbia Financial, Inc. │Fair Lawn, New Jersey

HOLDING COMPANY FOR:

Columbia Bank │ Fair Lawn, New Jersey

Dated as of November 8, 2017

1100 North Glebe Road Suite 600

Arlington, Virginia 22201

703.528.1700

rpfinancial.com

November 8, 2017

Board of Directors

Columbia Bank MHC

Columbia Financial, Inc.
Columbia Bank

19-01 Route 208 North

Fair Lawn, New Jersey 07410

Members of the Board of Directors:

At your request, we have completed and hereby provide an independent appraisal ("Appraisal") of the estimated pro forma market value of the common stock which is to be issued in connection with the stock issuance transaction described below.

This Appraisal is furnished pursuant to the requirements stipulated in the Code of Federal Regulations and has been prepared in accordance with the “Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization” (the “Valuation Guidelines”) of the Office of Thrift Supervision (“OTS”) and accepted by the Federal Reserve Board (“FRB”), the Office of the Comptroller of the Currency (“OCC”) and the Federal Deposit Insurance Corporation (“FDIC”), and applicable regulatory interpretations thereof.

Description of Plan of Stock Issuance

On September 27, 2017, the Board of Directors of Columbia Bank MHC (the “MHC”), Columbia Financial, Inc. (“Columbia Financial” or the “Company”) and Columbia Bank adopted the plan of stock issuance (the “Plan”). Pursuant to the Plan, Columbia Financial will issue a majority of its common stock to the MHC and sell a minority of its common stock to the public. Concurrent with the completion of the public stock offering, Columbia Bank will receive at least 50% of the net stock proceeds and the balance will be retained by Columbia Financial. The MHC will own a controlling interest in the Company of at least 51% and the Company will be the sole subsidiary of the MHC.

Columbia Financial will offer its common stock in a subscription offering to Eligible Account Holders, Tax-Qualified Employee Benefit Plans including Columbia Bank’s employee stock ownership plan (the “ESOP”), Supplemental Eligible Account Holders and Other Depositors and Eligible Borrowers as such terms are defined for purposes of applicable regulatory guidelines governing stock offerings by mutual institutions. To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, the shares may be offered for sale to members of the general public in a community offering and a syndicated or firm commitment offering. At least 50% of the net proceeds from the stock offering will be invested in Columbia Bank and the balance of the net proceeds will be retained by the Company.

Washington Headquarters
Three Ballston Plaza	Telephone: (703) 528-1700
1100 North Glebe Road, Suite 600	Fax No.: (703) 528-1788
Arlington, VA 22201	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com

Board of Directors
November 8, 2017

At this time, no other activities are contemplated for the Company other than the ownership of Columbia Bank, a loan to the newly-formed ESOP and reinvestment of the proceeds that are retained by the Company. In the future, Columbia Financial may acquire or organize other operating subsidiaries, diversify into other banking-related activities, pay dividends or repurchase its stock, although there are no specific plans to undertake such activities at the present time.

The Plan provides for a contribution to the Columbia Bank Foundation, an existing charitable foundation previously established by Columbia Bank (the “Foundation”). The Foundation contribution will be funded with 3.0% of the number of shares of common stock issued in the stock issuance. The purpose of the Foundation is to provide financial support to charitable organizations in the communities in which Columbia Bank operates and to enable those communities to share in Columbia Bank’s long-term growth. The Foundation is dedicated completely to community activities and the promotion of charitable causes.

RP® Financial, LC.

RP® Financial, LC. (“RP Financial”) is a financial consulting firm serving the financial services industry nationwide that, among other things, specializes in financial valuations and analyses of business enterprises and securities, including the pro forma valuation for savings institutions converting from mutual-to-stock form. The background and experience of RP Financial is detailed in Exhibit V-1. We believe that, except for the fee we will receive for the Appraisal, we are independent of the Company, Columbia Bank, the MHC and the other parties engaged by Columbia Bank, the Company or the MHC to assist in the stock conversion process.

Valuation Methodology

In preparing our Appraisal, we have reviewed the regulatory applications of the Company, the Bank and the MHC, including the prospectus as filed with the FRB and the Securities and Exchange Commission (“SEC”). We have conducted a financial analysis of the Company, Columbia Bank and the MHC that has included a review of audited financial information for the fiscal years ended September 30, 2013 through September 30, 2017, a review of various unaudited information and internal financial reports through September 30, 2017, and due diligence related discussions with the Company’s management; KPMG LLP, the Company’s independent auditor; Kilpatrick Townsend and Stockton LLP, the Company’s counsel for the stock issuance and Sandler O’Neill & Partners, L.P., the Company’s marketing advisor in connection with the stock offering. All assumptions and conclusions set forth in the Appraisal were reached independently from such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

Board of Directors
November 8, 2017

We have investigated the competitive environment within which Columbia Financial operates and have assessed Columbia Financial’s relative strengths and weaknesses. We have kept abreast of the changing regulatory and legislative environment for financial institutions and analyzed the potential impact on Columbia Financial and the industry as a whole. We have analyzed the potential effects of the stock offering on Columbia Financial’s operating characteristics and financial performance as they relate to the pro forma market value of Columbia Financial. We have reviewed the economic and demographic characteristics of the Company’s primary market area. We have compared Columbia Financial’s financial performance and condition with selected publicly-traded thrifts in accordance with the Valuation Guidelines, as well as all publicly-traded thrifts and thrift holding companies. We have reviewed the current conditions in the securities markets in general and the market for thrift stocks in particular, including the market for existing thrift issues and initial public offerings by thrifts and thrift holding companies. We have excluded from such analyses thrifts subject to announced or rumored acquisition, and/or institutions that exhibit other unusual characteristics.

The Appraisal is based on Columbia Financial’s representation that the information contained in the regulatory applications and additional information furnished to us by Columbia Financial and its independent auditor, legal counsel and other authorized agents are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by Columbia Financial, or its independent auditor, legal counsel and other authorized agents nor did we independently value the assets or liabilities of Columbia Financial. The valuation considers Columbia Financial only as a going concern and should not be considered as an indication of Columbia Financial’s liquidation value.

Our appraised value is predicated on a continuation of the current operating environment for Columbia Financial and for all thrifts and their holding companies. Changes in the local, state and national economy, the legislative and regulatory environment for financial institutions and mutual holding companies, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability and may materially impact the value of thrift stocks as a whole or the value of Columbia Financial’s stock alone. It is our understanding that there are no current plans for selling control of Columbia Financial following completion of the stock offering. To the extent that such factors can be foreseen, they have been factored into our analysis.

The estimated pro forma market value is defined as the price at which Columbia Financial’s common stock, immediately upon completion of the stock offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

Board of Directors
November 8, 2017

Valuation Conclusion

Based on the foregoing, it is our opinion that, as of November 8, 2017, the estimated aggregate pro forma market value of the shares to be issued immediately following the conversion, both shares issued publicly as well as to the MHC, equaled $876,288,660 at the midpoint, equal to 87,628,866 shares offered at a per share value of $10.00. Pursuant to conversion guidelines, the 15% offering range indicates a minimum value of $744,845,360 and a maximum value of $1,007,731,960. Based on the $10.00 per share offering price determined by the Board, this valuation range equates to total shares outstanding of 74,484,536 at the minimum and 100,773,196 at the maximum. In the event the appraised value is subject to an increase, the aggregate pro forma market value may be increased up to a super maximum value of $1,158,891,750 without a resolicitation. Based on the $10.00 per share offering price, the super maximum value would result in total shares outstanding of 115,889,175. The Board of Directors has established a public offering range such that the public ownership of the Company will constitute a 43.0% ownership interest prior to the issuance of shares to the Foundation. Accordingly, the offering to the public of the minority stock will equal $320,283,500 at the minimum, $376,804,120 at the midpoint, $433,324,740 at the maximum and $498,323,450 at the super maximum of the valuation range. Based on the public offering range and inclusive of the shares issued to the Foundation, equal to 3.0% of the shares issued in the stock issuance, the public ownership of shares will represent 46.0% of the shares issued throughout the valuation range.

Limiting Factors and Considerations

The valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is determined in accordance with applicable regulatory guidelines and is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the stock offering will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the estimated pro forma market value thereof. The appraisal reflects only a valuation range as of this date for the pro forma market value of Columbia Financial immediately upon issuance of the stock and does not take into account any trading activity with respect to the purchase and sale of common stock in the secondary market on the date of issuance of such securities or at anytime thereafter following the completion of the stock offering.

RP Financial’s valuation was based on the financial condition and operations of Columbia Financial as of September 30, 2017, the date of the financial data included in the prospectus.

RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits RP Financial, its principals or employees from purchasing stock of its client institutions.

This valuation will be updated as provided for in the conversion regulations and guidelines. These updates will consider, among other things, any developments or changes in the financial performance and condition of Columbia Financial, management policies, and current conditions in the equity markets for thrift shares, both existing issues and new issues. These updates may also consider changes in other external factors which impact value including, but not limited to: various changes in the legislative and regulatory environment for financial institutions, the stock market and the market for thrift stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made.

Board of Directors
November 8, 2017

The reasons for any such adjustments will be explained in the update at the date of the release of the update. The valuation will also be updated at the completion of Columbia Financial’s stock offering.

Respectfully submitted,

RP® FINANCIAL, LC.

Ronald S. Riggins
Managing Director

Gregory E. Dunn
Director

RP® Financial, LC.	TABLE OF CONTENTS
i

TABLE OF CONTENTS
COLUMBIA FINANCIAL, INC.

COLUMBIA BANK
Fair Lawn, New Jersey

PAGE
DESCRIPTION	NUMBER

CHAPTER ONE	OVERVIEW AND FINANCIAL ANALYSIS

Introduction	I.1
Plan of Stock Issuance	I.1
Strategic Overview	I.2
Balance Sheet Trends	I.5
Income and Expense Trends	I.8
Interest Rate Risk Management	I.12
Lending Activities and Strategy	I.13
Asset Quality	I.16
Funding Composition and Strategy	I.16
Subsidiary Activities	I.17
Legal Proceedings	I.18

CHAPTER TWO	MARKET AREA

Introduction	II.1
National Economic Factors	II.1
Market Area Demographics	II.5
Local Economy	II.8
Unemployment Trends	II.10
Market Area Deposit Characteristics and Competition	II.11

CHAPTER THREE	PEER GROUP ANALYSIS

Peer Group Selection	III.1
Financial Condition	III.5
Income and Expense Components	III.8
Loan Composition	III.11
Interest Rate Risk	III.11
Credit Risk	III.14
Summary	III.16

RP® Financial, LC.	TABLE OF CONTENTS
ii

TABLE OF CONTENTS

COLUMBIA FINANCIAL, INC.
COLUMBIA BANK
Fair Lawn, New Jersey

(continued)

PAGE
DESCRIPTION	NUMBER

CHAPTER FOUR	VALUATION ANALYSIS

Introduction	IV.1
Appraisal Guidelines	IV.1
RP Financial Approach to the Valuation	IV.1
Valuation Analysis	IV.2

1.	Financial Condition	IV.3
2.	Profitability, Growth and Viability of Earnings	IV.4
3.	Asset Growth	IV.6
4.	Primary Market Area	IV.6
5.	Dividends	IV.8
6.	Liquidity of the Shares	IV.8
7.	Marketing of the Issue	IV.9

A.	The Public Market	IV.9
B.	The New Issue Market	IV.13
C.	The Acquisition Market	IV.15

8.	Management	IV.15
9.	Effect of Government Regulation and Regulatory Reform	IV.16

Summary of Adjustments	IV.16
Valuation Approaches: Fully-Converted Basis	IV.17
Basis of Valuation- Fully-Converted Pricing Ratios	IV.18

1.	Price-to-Earnings ("P/E")	IV.18
2.	Price-to-Book ("P/B")	IV.19
3.	Price-to-Assets ("P/A")	IV.22

Comparison to Publicly-Traded MHCs	IV.23
Comparison to Recent MHC Offerings	IV.27
Valuation Conclusion	IV.27

RP® Financial, LC.	LIST OF TABLES
iii

LIST OF TABLES
COLUMBIA FINANCIAL, INC.
COLUMBIA BANK
Fair Lawn, New Jersey

TABLE
Number	DESCRIPTION	page

1.1	Historical Balance Sheet Data	I.6
1.2	Historical Income Statements	I.9

2.1	Summary Demographic Data	II.6
2.2	Primary Market Area Employment Sectors	II.9
2.3	Market Area Largest Employers	II.9
2.4	Unemployment Trends	II.10
2.5	Deposit Summary	II.12
2.6	Market Area Deposit Competitors – As of June 30, 2017	II.13

3.1	Peer Group of Publicly-Traded Thrifts	III.3
3.2	Balance Sheet Composition and Growth Rates	III.6
3.3	Income as a Pct. of Avg. Assets and Yields, Costs, Spreads	III.9
3.4	Loan Portfolio Composition and Related Information	III.12
3.5	Interest Rate Risk Measures and Net Interest Income Volatility	III.13
3.6	Credit Risk Measures and Related Information	III.15

4.1	Market Area Unemployment Rates	IV.7
4.2	Pricing Characteristics and After-Market Trends	IV.14
4.3	Fully-Converted Market Pricing Versus Peer Group	IV.20
4.4	MHC Market Pricing Versus Peer Group	IV.21
4.5	Calculation of Implied Per Share Data- Incorporating MHC Second Step Conversion	IV.25
4.6	MHC Institutions Implied Pricing Ratios, Full Conversion Basis	IV.26

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.1

I. Overview and Financial Analysis

Introduction

Columbia Bank, established in 1927, is a federally-chartered stock savings bank headquartered in Fair Lawn, New Jersey. In 1997, Columbia Bank reorganized into the mutual holding company structure. In a series of steps, Columbia Bank formed Columbia Financial, Inc., a Delaware corporation (“Columbia Financial” or the Company), and formed the Columbia Bank MHC, a federally-charted mutual holding company (the “MHC”). The MHC owns 100% of the stock of the Company and Columbia Bank is the wholly-owned subsidiary of the Company. The Bank serves the state of New Jersey and the suburbs surrounding the New York City and Philadelphia metropolitan areas through its headquarters office and 48 full service branch offices, all of which are located in the state of New Jersey. A map of Columbia Bank’s office locations is provided in Exhibit I-1. Columbia Bank is a member of the Federal Home Loan Bank (“FHLB”) system and its deposits are insured up to the maximum allowable amount by the Federal Deposit Insurance Corporation (“FDIC”). As of September 30, 2017, Columbia Financial had total assets of $5.429 billion, total deposits of $4.123 billion and total equity of $475.9 million equal to 8.77% of total assets. The Company’s audited financial statements are included by reference as Exhibit I-2.

Plan of Stock Issuance

On September 27, 2017, the Board of Directors of the MHC, Columbia Financial and Columbia Bank adopted the plan of stock issuance (the “Plan”). Pursuant to the Plan, Columbia Financial will issue a majority of its common stock to the MHC and sell a minority of its common stock to the public. Concurrent with the completion of the public stock offering, Columbia Bank will receive at least 50% of the net stock proceeds and the balance will be retained by Columbia Financial. The MHC will own a controlling interest in the Company of at least 51% and the Company will be the sole subsidiary of the MHC.

Columbia Financial will offer its common stock in a subscription offering to Eligible Account Holders, Tax-Qualified Employee Benefit Plans including Columbia Bank’s employee stock ownership plan (the “ESOP”), Supplemental Eligible Account Holders and Other Depositors and Eligible Borrowers as such terms are defined for purposes of applicable regulatory guidelines governing stock offerings by mutual institutions. To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, the shares may be offered for sale to members of the general public in a community offering and a syndicated or firm commitment offering. At least 50% of the net proceeds from the stock offering will be invested in Columbia Bank and the balance of the net proceeds will be retained by the Company.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.2

At this time, no other activities are contemplated for the Company other than the ownership of the Bank, funding a loan to the newly-formed ESOP and reinvestment of the proceeds that are retained by the Company. In the future, Columbia Financial may acquire or organize other operating subsidiaries, diversify into other banking-related activities, pay dividends or repurchase its stock, although there are no specific plans to undertake such activities at the present time.

The Plan provides for a contribution to the Columbia Bank Foundation, an existing charitable foundation previously established by Columbia Bank (the “Foundation”). The Foundation contribution will be funded with 3.0% of the number of shares of common stock issued in the stock issuance. The purpose of the Foundation is to provide financial support to charitable organizations in the communities in which Columbia Bank operates and to enable those communities to share in Columbia Bank’s long-term growth. The Foundation is dedicated completely to community activities and the promotion of charitable causes.

Strategic Overview

Columbia Financial maintains a local community banking emphasis, with a primary strategic objective of meeting the borrowing and deposit needs of its local customer base. Columbia Financial’s strategic emphasis has shifted from that of a traditional thrift to that of a full service community bank. The Company is pursuing a strategy of strengthening its community bank franchise dedicated to meeting the banking needs of its business and retail customers in the communities that are served by the Company. In recent years, growth strategies have emphasized increased lending diversification that targets growth of commercial real estate and commercial business loans. In connection with the implementation of a full service community banking strategy, the Company has invested in infrastructure and personnel to manage and facilitate growth strategies. Most notably, in support of implementation of a diversified lending strategy, the Company has been building a team of commercial lenders experienced in developing full service commercial banking relationships in the local market. The Bank’s objective is to fund asset growth primarily through deposit growth, emphasizing growth of lower cost core deposits. Core deposit growth is expected to be in part facilitated by growth of commercial lending relationships, pursuant to which the Company is seeking to establish a full service banking relationship with its commercial loan customers through offering a full range of commercial loan products that can be packaged with lower cost commercial deposit products.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.3

Investments serve as a supplement to the Company’s lending activities and the investment portfolio is considered to be indicative of a low risk investment philosophy. Mortgage-backed securities and collateralized mortgage obligations (“CMOs”) constitute the largest portion of the Company’s investment portfolio, with other investments consisting of U.S. government and agency obligations, corporate debt securities, equity securities, trust preferred securities and municipal bonds.

Deposits have consistently served as the primary funding source for the Company, with supplemental funding provided by utilization of borrowings as an alternative funding source for purposes of managing funding costs and interest rate risk. Core deposits, consisting of transaction and savings account deposits constitute the largest portion of the Company’s deposit base. Borrowings currently held by the Company consist primarily of FHLB advances and also include junior subordinated debt and repurchase agreements.

Columbia Financial’s earnings base is largely dependent upon net interest income and operating expense levels. The Company’s net interest margin has trended higher in recent years, which is somewhat counter to industrywide trends. The improvement in the Company’s net interest margin has been facilitated by loan growth, particularly with respect to growth of higher yielding types of loans which has translated into a slight upward trend in the overall yield earned on interest-assets. Lower funding costs have also contributed to the positive trend in the Company’s net interest margin, which has been largely attributable to a decline in borrowing costs. Operating expense ratios have trended higher in recent years, which has been largely related to adding staff and building out infrastructure in support of growth strategies to build the community banking franchise. Non-interest operating income has been a fairly stable contributor to the Company’s earnings, while the amount of loan loss provisions established has fluctuated in recent periods giving consideration to both improving credit quality trends and growth of the loan portfolio primarily driven by growth of higher risk types of loans.

The post-offering business plan of the Company is expected to continue to focus on implementing strategic initiatives to develop and grow a full service community banking franchise. Accordingly, Columbia Financial will continue to be an independent full service community bank, with a commitment to meeting the retail and commercial banking needs of individuals and businesses in the state of New Jersey and the suburbs surrounding the New York City and Philadelphia metropolitan areas.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.4

The Company’s Board of Directors has elected to complete a public stock offering to sustain growth strategies and facilitate implementation of its strategic plan. The capital realized from the stock offering will increase the Company’s operating flexibility and allow for additional growth of the balance sheet. The additional funds realized from the stock offering will provide an alternative funding source to deposits and borrowings in meeting the Company’s future funding needs, which may facilitate a reduction in Columbia Financial’s funding costs. Additionally, Columbia Financial’s higher equity-to-assets ratio will enable the Company to pursue expansion opportunities. Such expansion would most likely occur through the establishment of additional banking offices to gain a market presence in nearby markets that are complementary to the Company’s existing branch network, including possible expansion into contiguous markets in Pennsylvania and New York. The Company will also be in a better position to pursue growth through acquisition of other financial service providers following the stock offering, given its strengthened capital position. The projected uses of proceeds are highlighted below.

•	The Company. The Company is expected to retain up to 50% of the net offering proceeds. At present, funds at the Company level, net of the loan to the ESOP, are expected to be primarily invested initially into liquid funds held as a deposit at Columbia Bank. Funds retained at the Company level will also be used to redeem $50.0 million of junior subordinated debt. Over time, the funds may be utilized for various corporate purposes, possibly including acquisitions, infusing additional equity into Columbia Bank, repurchases of common stock and the payment of cash dividends.

•	Columbia Bank. Approximately 50% of the net conversion proceeds will be infused into Columbia Bank. Cash proceeds (i.e., net proceeds less deposits withdrawn to fund stock purchases) infused into Columbia Bank are anticipated to become part of general operating funds and are expected to be primarily utilized to fund loan growth over time.

Overall, it is the Company’s objective to pursue controlled growth that will serve to increase returns, while continuing to emphasize management of the overall risk associated with Columbia Financial’s operations.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.5

Balance Sheet Trends

Table 1.1 shows the Company’s historical balance sheet data for the past five fiscal years. From fiscal yearend 2013 through fiscal yearend 2017, Columbia Financial’s assets increased at a 4.80% annual rate. Asset growth was largely driven by loan growth, which was partially funded with redeployment of investments. Asset growth was primarily funded by deposit growth, which funded a slight reduction in borrowings as well. A summary of Columbia Financial’s key operating ratios for the past five fiscal years is presented in Exhibit I-3.

Columbia Financial’s loans receivable portfolio increased at a 6.85% annual rate from fiscal yearend 2013 through fiscal yearend 2017, in which the loans receivable balance trended higher throughout the period. The most significant loan growth was realized during fiscal year 2017, which was primarily attributable to growth of commercial real estate and commercial business loans. The Company’s higher loan growth rate compared to its asset growth rate served to increase the loans-to-assets ratio from 73.44% at fiscal yearend 2013 to 79.34% at fiscal yearend 2017.

Columbia Financial’s emphasis on growing commercial loans is evidenced by recent trends in its loan portfolio composition. Trends in the Company’s loan portfolio composition since fiscal yearend 2013 show that the concentration of 1-4 family mortgage loans comprising total loans decreased from 43.13% of total loans at fiscal yearend 2013 to 36.30% of total loans at fiscal yearend 2017. Comparatively, from fiscal yearend 2013 through fiscal yearend 2017, commercial real estate loans (including multi-family loans) increased from 33.58% of total loans to 41.85% of total loans and commercial business loans increased from 3.49% of total loans to 6.15% of total loans. Over the same time period, the relative concentrations of construction loans increased from 3.81% of total loans to 5.02% of total loans and home equity loans and advances decreased from 15.95% of total loans to 10.68% of total loans. The Company also holds a nominal balance of other consumer loans. Recent trends in the Company’s loan portfolio composition are generally expected to continue.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.6

Table 1.1

Columbia Financial, Inc.

Historical Balance Sheet Data

											9/30/13-
											9/30/17
	At September 30,										Annual.
	2013		2014		2015		2016		2017		Growth Rate
	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Pct
	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	(%)

Total Amount of:
Assets	$4,500,199	100.00%	$4,612,645	100.00%	$4,771,153	100.00%	$5,037,412	100.00%	$5,429,328	100.00%	4.80%
Cash and cash equivalents	63,445	1.41%	41,652	0.90%	43,178	0.90%	45,694	0.91%	100,975	1.86%	12.32%
Investment securities	845,473	18.79%	777,537	16.86%	653,283	13.69%	771,779	15.32%	690,115	12.71%	-4.95%
Loans held for sale	316	0.01%	4,702	0.10%	17,944	0.38%	-	0.00%	-	0.00%	-100.00%
Loans receivable, net	3,304,783	73.44%	3,489,895	75.66%	3,764,220	78.90%	3,932,242	78.06%	4,307,623	79.34%	6.85%
FHLB stock	36,364	0.81%	36,697	0.80%	34,424	0.72%	34,002	0.67%	35,844	0.66%	-0.36%
Bank-owned life insurance	98,607	2.19%	127,055	2.75%	131,257	2.75%	141,627	2.81%	149,432	2.75%	10.95%
Goodwill	5,716	0.13%	5,716	0.12%	5,716	0.12%	5,716	0.11%	5,716	0.11%	0.00%

Deposits	$3,268,554	72.63%	$3,386,714	73.42%	$3,572,624	74.88%	$3,822,815	75.89%	$4,123,428	75.95%	5.98%
Borrowings	778,429	17.30%	775,283	16.81%	702,536	14.72%	681,990	13.54%	733,043	13.50%	-1.49%
						0.00%
Equity	$379,428	8.43%	$391,071	8.48%	$417,998	8.76%	$439,664	8.73%	$475,914	8.77%	5.83%
Tangible equity	$373,712	8.30%	$385,355	8.35%	$412,282	8.64%	$433,948	8.61%	$470,198	8.66%	5.91%

Loans/Deposits		101.11%		103.05%		105.36%		102.86%		104.47%

Number of offices	44		44		44		45		47

(1) Ratios are as a percent of ending assets.

Sources: Columbia Financial's prospectus, audited and unaudited financial statements and RP Financial calculations.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.7

The intent of the Company’s investment policy is to provide adequate liquidity and to generate a favorable return within the context of supporting Columbia Financial’s overall credit and interest rate risk objectives. It is anticipated that proceeds retained at the holding company level will be invested into liquid funds held as a deposit at Columbia Bank. Since fiscal yearend 2013, the Company’s level of cash and investment securities (inclusive of FHLB stock) ranged from a low of 15.23% of assets at fiscal yearend 2017 to a high of 21.01% of assets at fiscal yearend 2013. Mortgage-backed securities and CMOs totaling $603.0 million comprised the most significant component of the Company’s investment portfolio at September 30, 2017. Other investments held by the Company at September 30, 2017 consisted of corporate debt securities ($49.5 million), U.S. government and agency obligations ($28.3 million), equity securities ($3.3 million), trust preferred securities ($4.7 million) and municipal bonds ($1.4 million). As of September 30, 2017, investments maintained as held to maturity totaled $132.9 million and investments maintained as available for sale totaled $557.2 million. Investments maintained as available-at September 30, 2017 had a net unrealized loss of $6.0 million. Exhibit I-4 provides historical detail of the Company’s investment portfolio. As of September 30, 2017, the Company also held $101.0 million of cash and cash equivalents and $35.8 million of FHLB stock.

The Company also maintains an investment in bank-owned life insurance (“BOLI”) policies, which cover the lives of the Company’s officers. The purpose of the investment is to provide funding for employee benefit plans. The life insurance policies earn tax-exempt income through cash value accumulation and death proceeds. As of September 30, 2017, the cash surrender value of the Company’s BOLI equaled $149.4 million.

Since fiscal yearend 2013, Columbia Financial’s funding needs have been addressed through a combination of deposits, borrowings and internal cash flows. From fiscal yearend 2013 through fiscal yearend 2017, the Company’s deposits increased at a 5.98% annual rate. Deposits as a percent of assets increased from 72.63% at fiscal yearend 2013 to 75.95% at fiscal yearend 2017. Deposits growth was sustained throughout the period covered in Table 1.1. Deposit growth trends in recent years reflect that deposit growth has primarily consisted of core deposits and, to a lesser extent, growth certificates of deposit (“CDs”). Core deposits comprised 67.05% of total deposits at September 30, 2017, versus 65.58% of total deposits at September 30, 2015.

Borrowings serve as an alternative funding source for the Company to address funding needs for growth and to support management of deposit costs and interest rate risk. Additionally, the Company issued junior subordinated debt, in which most of the funds were down streamed into Columbia Bank to increase regulatory capital. From fiscal yearend 2013 through fiscal yearend, 2017, borrowings decreased from $778.4 million or 17.30% of assets to $733.0 million or 13.50% of assets. Borrowings currently held by the Company consist primarily of FHLB advances and also include FHLB lines of credit, junior subordinated debt and repurchase agreements. The Company intends to use a portion of the net offering proceeds to redeem the outstanding balance of junior subordinated debt.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.8

The Company’s equity increased at a 5.83% annual rate from fiscal yearend 2013 through fiscal yearend 2017, which was largely related to retention of earnings. A slightly stronger rate of equity growth relative to asset growth since fiscal yearend 2013 provided for a slight increase in the Company’s equity-to-assets ratio from 8.43% at fiscal yearend 2013 to 8.77% at fiscal yearend 2017. Similarly, the Company’s tangible equity-to-assets ratio increased from 8.30% at fiscal yearend 2013 to 8.66% at fiscal yearend 2017. Goodwill, which was the result of the 2002 acquisition of First Jersey Title Services, Inc., totaled $5.7 million or 0.11% of assets at September 30, 2017. Columbia Bank maintained capital surpluses relative to all of its regulatory capital requirements at September 30, 2017. The addition of stock proceeds will serve to strengthen the Company’s capital position, as well as support growth opportunities. At the same time, the increase in Columbia Financial’s pro forma capital position will initially depress its ROE.

Income and Expense Trends

Table 1.2 shows the Company’s historical income statements for the past five fiscal years. The Company’s reported earnings ranged from a low of a net loss of $30.5 million or 0.69% of average assets during fiscal year 2013 to a high of net income of $33.0 million or 0.67% of average assets during fiscal year 2016. For fiscal year 2017, the Company reported net income $31.1 million or 0.60% of average assets. Net interest income and operating expenses represent the primary components of the Company’s recurring earnings, while non-operating income has been somewhat of a limited source of earnings for the Company. Loan loss provisions have had a varied impact on the Company’s earnings over the past five fiscal years. Non-operating gains and losses generally have not been a significant factor in the Company’s earnings over the past five fiscal years, with the exception of fiscal year 2013. In fiscal year 2013, the Company recorded a $73.1 million loss on debt extinguishment.

During the period covered in Table 1.2, the Company’s net interest income to average assets ratio ranged from a low of 2.43% during fiscal year 2014 to a high of 2.68% during fiscal year 2017. The upward trend in the Company’s net interest income ratio since fiscal year 2014 has been primarily due to a decrease in the interest expense ratio. Notably, a shift in the Company’s interest-bearing liability composition towards a higher concentration of comparatively lower rate deposits relative to borrowings served to reduce the rate paid on interest-bearing liabilities. Additionally, lower borrowing costs also contributed to the reduction in the Company’s interest expense ratio. At the same time, a shift in the Company’s interest-earning asset composition towards a higher concentration of comparatively higher yielding loans relative to lower yielding investments served to slightly increase the overall yield on interest-earning assets and preserve the interest income ratio, during a period when financial institutions in general have been experiencing declining yields due to the downward repricing of interest sensitive assets as interest rates remained at historically low levels over a prolonged period of time. Overall, during the past five fiscal years, the Company’s interest rate spread increased from a low of 2.28% during fiscal year 2013 to a high of 2.60% during fiscal year 2017. The Company’s net interest rate spreads and yields and costs for the past five fiscal years are set forth in Exhibit I-3 and Exhibit I-5.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.9

Table 1.2

Columbia Financial, Inc.

Historical Income Statements

For the Fiscal Year Ended September 30,
2013	2014	2015	2016	2017
Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)
($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)

Interest income	$163,271	3.69%	$157,250	3.48%	$163,165	3.43%	$168,977	3.44%	$184,226	3.53%
Interest expense	(55,215)	-1.25%	(47,568)	-1.05%	(45,744)	-0.96%	(43,962)	-0.90%	(44,446)	-0.85%
Net interest income	$108,056	2.44%	$109,682	2.43%	$117,421	2.47%	$125,015	2.55%	$139,780	2.68%
Provision for loan losses	(23,264)	-0.53%	(8,741)	-0.19%	(5,099)	-0.11%	(417)	-0.01%	(6,426)	-0.12%
Net interest income after provisions	$84,792	1.92%	$100,941	2.24%	$112,322	2.36%	$124,598	2.54%	$133,354	2.56%

Non-interest operating income	$20,188	0.46%	$17,121	0.38%	$19,162	0.40%	$18,572	0.38%	$18,861	0.36%
Operating expense	(87,200)	-1.97%	(82,687)	-1.83%	(88,699)	-1.87%	(93,769)	-1.91%	(100,446)	-1.92%
Net operating income	$17,780	0.40%	$35,375	0.78%	$42,785	0.90%	$49,401	1.01%	$51,769	0.99%

Non-Operating Income/(Losses)
Gain (loss) on sales of securities, net	$6,998	0.16%	$(836)	-0.02%	$1,904	0.04%	$355	0.01%	$(1,689)	-0.03%
Net impairment loss on securities	(73)	0.00%	(707)	-0.02%	-	0.00%	-	0.00%	-	0.00%
Non-recurring cash contribution to Foundation	-	0.00%	-	0.00%	-	0.00%	-	0.00%	(3,000)	-0.06%
Loss on debt extinguishment	(73,095)	-1.65%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
Net non-operating income(loss)	$(66,170)	-1.49%	$(1,543)	-0.03%	$1,904	0.04%	$355	0.01%	$(4,689)	-0.09%

Net income before tax	$(48,390)	-1.09%	$33,832	0.75%	$44,689	0.94%	$49,756	1.01%	$47,080	0.90%
Income tax provision	17,849	0.40%	(11,255)	-0.25%	(14,821)	-0.31%	(16,803)	-0.34%	(16,008)	-0.31%
Net income (loss)	$(30,541)	-0.69%	$22,577	0.50%	$29,868	0.63%	$32,953	0.67%	$31,072	0.60%

Adjusted Earnings
Net income	$(30,541)	-0.69%	$22,577	0.50%	$29,868	0.63%	$32,953	0.67%	$31,072	0.60%
Add(Deduct): Non-operating income	66,170	1.49%	1,543	0.03%	(1,904)	-0.04%	(355)	-0.01%	4,689	0.09%
Tax effect (2)	(23,821)	-0.54%	(555)	-0.01%	685	0.01%	128	0.00%	(1,688)	-0.03%
Adjusted earnings	$11,808	0.27%	$23,565	0.52%	$28,649	0.60%	$32,726	0.67%	$34,073	0.65%

Expense Coverage Ratio (3)	1.24	x	1.33	x	1.32	x	1.34	x	1.40	x
Efficiency Ratio (4)	67.93%	65.12%	65.16%	65.19%	63.16%

(1)	Ratios are as a percent of average assets.
(2)	Assumes a 36.0% effective tax rate.
(3)	Expense coverage ratio calculated as net interest income before provisions for loan losses divided by operating expenses.
(4)	Efficiency ratio calculated as operating expenses divided by the sum of net interest income before provisions for loan losses plus non-interest operating income.

Sources: Columbia Financial's prospectus, audited & unaudited financial statements and RP Financial calculations.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.10

Non-interest operating income has been somewhat of a limited contributor to the Company’s earnings over the past five fiscal years. Throughout the period shown in Table 1.2, non-interest operating income ranged from a low of $17.1 million or 0.38% of average assets during fiscal year 2014 to a high of $20.2 million or 0.46% of average assets during fiscal year 2013. For fiscal year 2017, non-interest operating income amounted to $18.9 million or 0.36% of average assets. Demand deposit account fees, BOLI income, title insurance fees and loan fees and service charges are the primary contributors to the Company’s non-interest operating revenues.

Operating expenses represent the other major component of the Company’s earnings, which have been maintained at less than 2.00% of average assets over the past five fiscal years. For fiscal year 2017, operating expenses totaled $100.4 million or 1.92% of average assets. While operating expenses have trended higher over the past three fiscal years, the Company has been effective in leveraging the increase in operating expenses through additional growth. The upward trend in operating expenses since fiscal year 2014 reflects additional staffing and infrastructure that has been put into place to facilitate implementation of the Company’s strategic plan. Notwithstanding the upward trend in the Company’s operating expenses, the Company has effectively maintained a low operating expense ratio throughout the period shown in Table 1.2. Notably, the Company maintains a high ratio of assets per employee, which is supported by the relatively low staffing requirements associated with the Company’s lending strategy that has emphasized growth of higher balance commercial real estate loans and limited diversification into other products and services that would provide additional sources of non-interest operating income. As of September 30, 2017, the Company’s ratio of assets per full time equivalent employee equaled $9.017 million, versus $8.135 million for all publicly-traded thrifts.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.11

Overall, during the past five fiscal years, the Company’s expense coverage ratios (net interest income divided by operating expenses) ranged from a low of 1.24x during fiscal year 2013 to a high of 1.40x during fiscal year 2017. Similarly, the Company’s efficiency ratio (operating expenses as a percent of the sum of net interest income and other operating income) reflected an improving trend in core earnings, based on efficiency ratios of 67.93% and 63.16% during fiscal years 2013 and 2017, respectively.

During the period covered in Table 1.2, the amount of loan loss provisions established ranged from low of $417,000 or 0.01% of average assets during fiscal year 2016 to a high of $23.3 million or 0.53% of average assets during fiscal year 2013. For fiscal year 2017, the Company reported loan loss provisions of $6.4 million or 0.12% of average assets. The reduction in loan loss provisions established since fiscal year 2013 was facilitated by improving credit quality trends, including reductions in non-performing loan balances and the amount of net charge-offs recorded. The increase in loan loss provisions established during fiscal year 2017 compared to the prior fiscal year was largely related to loan growth, as opposed to deterioration in credit quality. As of September 30, 2017 the Company maintained loan loss allowances of $54.6 million, equal to 1.26% of total loans receivable and 854.31% of non-accruing loans. Exhibit I-6 sets forth the Company’s loan loss allowance activity for the past five fiscal years.

Non-operating income and losses generally have not been a significant factor in the Company’s earnings over the past five fiscal years, with the exception of fiscal year 2013. In fiscal year 2013, the Company recorded a net non-operating loss of $66.2 million or 1.49% of average assets, which consisted of a $73.1 million loss on debt extinguishment, a $73,000 net impairment loss on securities and a $7.0 million net gain on sales of securities. For fiscal year 2017, the Company reported a net non-operating loss of $4.7 million or 0.09% of average assets. The non-operating loss reported during fiscal year 2017 consisted of a net loss on sales of securities and a one-time $3.0 million cash contribution to the Foundation, which was recorded in the fourth quarter of fiscal year 2017.

Over the past five fiscal years, the Company’s effective tax rate ranged from 34.00% in fiscal year 2017 to an income tax benefit of 36.81% during fiscal year 2013. As set forth in the Company’s prospectus, the Company’s marginal effective tax rate is 36.0%.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.12

Interest Rate Risk Management

The Company’s balance sheet is slightly liability sensitive in the short-term (less than one year). While financial institutions in general have been experiencing some interest spread compression during recent periods, due to the average yield earned on interest-earning assets declining more relative to the average rate paid on interest-bearing liabilities, the Company has been effective in increasing its interest rate spread through a combination of increasing the overall yield earned on interest-earning assets and lowering the overall rate paid on interest-bearing liabilities. The increase in yield has been primarily realized through increasing the concentration of interest-earning comprised of loans relative to lower yielding cash and investments, while the decrease in funding costs has been primarily realized through increasing the concentration of interest-bearing liabilities comprised of deposits relative to higher costing borrowings. As of September 30, 2017, an analysis of the Company’s net portfolio value (“NPV”) and net interest income indicated that in the event of an instantaneous parallel 200 basis point increase in market interest rates NPV would decrease by 16.9% and net interest income would increase by 1.4% in year one, which were within policy limits (see Exhibit I-7).

The Company pursues a number of strategies to manage interest rate risk, particularly with respect to seeking to limit the repricing mismatch between interest rate sensitive assets and liabilities. The Company manages interest rate risk from the asset side of the balance sheet through investing in investment securities with short-terms or adjustable interest rates, maintaining most of the investment portfolio as available for sale, selling originations of longer term 1-4 family fixed rate loans and diversifying into other types of lending beyond 1-4 family permanent mortgage loans which consist primarily of adjustable rate or shorter term fixed rate loans. The Company also hedges a portion of its fixed rate commercial business loan portfolio with interest rate swap contracts. As of September 30, 2017, of the Company’s total loans due after September 30, 2018, adjustable rate loans comprised 36.10% of total loans receivable (see Exhibit I-8). On the liability side of the balance sheet, management of interest rate risk has been pursued through emphasizing growth of lower costing and less interest rate sensitive transaction and savings account deposits and utilizing fixed rate FHLB advances with terms out to five years. Transaction and savings account deposits comprised 67.05% of the Company’s total deposits at September 30, 2017.

The infusion of stock proceeds will serve to further limit the Company’s interest rate risk exposure, as most of the net proceeds will be redeployed into interest-earning assets and the increase in the Company’s capital position will lessen the proportion of interest rate sensitive liabilities funding assets.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.13

Lending Activities and Strategy

Pursuant to the Company’s strategic plan, the Company is pursuing a diversified lending strategy emphasizing commercial real estate loans and commercial business loans as the primary areas of targeted loan growth. Other areas of lending for the Company include 1-4 family permanent mortgage loans, construction loans, home equity loans and advances and other consumer loans. Exhibit I-9 provides historical detail of Columbia Financial’s loan portfolio composition for the past five fiscal years and Exhibit I-10 provides the contractual maturity of the Company’s loan portfolio by loan type as of September 30, 2017.

Commercial Real Estate and Multi-Family Loans. Commercial real estate and multi-family loans consist largely of loans originated by the Company, which are generally collateralized by properties in the Company’s regional lending area. On a limited basis, the Company supplements originations of commercial real estate and multi-family loans with purchased loan participations from local banks. Loan participations are subject to the same underwriting criteria and loan approvals as applied to loans originated by the Company. Columbia Financial generally originates commercial real estate and multi-family loans up to a loan-to-value (“LTV”) ratio of 80% and generally requires a minimum debt-coverage ratio of 1.2 times. Commercial real estate and multi-family loans are generally originated for terms of up to ten and with amortization schedules of up to 25 years for commercial properties and up to 30 years for multi-family properties. Loan terms offered on commercial real estate and multi-family loans include fixed rate and adjustable rate loans. Interest rates are typically based on either the FHLB of New York borrowing rate or the U.S. Treasury rate. Properties securing the commercial real estate and multi-family loan portfolio include office buildings, industrial/warehouse facilities, retail shopping centers, medical office buildings, hotels, assisted-living facilities and apartment buildings. At September 30, 2017, the Company’s largest commercial real estate loan had an outstanding balance of $24.7 million and was secured by a retail property anchored by a supermarket. At September 30, 2017, this loan was performing in accordance with its original terms. At September 30, 2017, the Company’s largest multi-family loan had an outstanding balance of $20.6 million. At September 30, 2017, this loan was performing in accordance with its original terms. As of September 30, 2017, the Company’s outstanding balance of commercial real estate and multi-family loans totaled $1.822 billion equal to 41.85% of total loans outstanding.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.14

1-4 Family Residential Loans. Columbia Financial offers both fixed rate and adjustable rate 1-4 family permanent mortgage loans with terms of up to 30 years. Loans are generally underwritten to secondary market guidelines, so as to allow for the sale of such loans if such a strategy is warranted for purposes of interest rate risk management. The Company’s current practice is to generally sell conforming 30-year fixed rate loans, with servicing retained by the Company. ARM loans offered by the Company have initial repricing terms of up to ten years and then reprice annually for the balance of the loan term. ARM loans are indexed to U.S. Treasury Security Index. As of September 30, 2017, the Company’s outstanding balance of 1-4 family loans totaled $1.579 billion equal to 36.27% of total loans outstanding.

Home Equity Loans and Advances. The Company’s 1-4 family lending activities include home equity loans and advances. Home equity loans are offered as fixed rate loans with terms of up to 30 years. Home equity advances are indexed to the prime rate as published in The Wall Street Journal and can have repayment schedules of both principal and interest or interest only paid monthly The Company will generally originate home equity loans and advances up to a maximum LTV ratio of 80%, inclusive of other liens on the property. As of September 30, 2017, the Company’s outstanding balance of home equity loans and advances totaled $465.0 million equal to 10.68% of total loans outstanding.

Construction Loans. Construction loans originated by the Company consist of loans to finance the construction of 1-4 family residences, commercial real estate properties and multi-family properties. The Company also originates construction loans on unimproved land. Construction loans are interest only loans during the construction period, which is usually six to 36 months, and are generally offered up to a maximum LTV ratio of 75% of as completed appraised value for multi-family and commercial properties, up to 65% for the lower of the appraised value or the cost of land for unimproved land and up to 80% for 1-4 family residences. Commercial real estate construction loans are typically based upon the prime rate as published in The Wall Street Journal or LIBOR. As of September 30, 2017, the Company’s outstanding balance of construction loans totaled $218.4 million equal to 5.02% of total loans outstanding.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.15

Commercial Business Loans. The commercial business loan portfolio is generated through extending loans to businesses operating in the local market area. Expansion of commercial business lending activities is a desired area of loan growth for the Company, pursuant to which the Company is seeking to become a full service community bank to its commercial loan customers through offering a full range of commercial loan products that can be packaged with lower cost commercial deposit products. The Company offers a variety of secured and unsecured commercial business loans that include term loans for equipment financing and business acquisitions, working capital loans, inventory financing and revolving lines of credit. Fixed rate loans are generally offered for terms of up to ten years and are fully amortizing. Revolving lines of credit are generally extended as floating rate loans indexed to The Wall Street Journal prime rate for periods of up to 24 months. As of September 30, 2017, the Company’s outstanding balance of commercial business loans totaled $267.7 million equal to 6.15% of total loans outstanding.

Consumer Loans. Consumer lending other than home equity loans and advances has been a limited area of lending diversification for the Company, with such loans consisting of installment loans, personal loans and unsecured lines of credit. As of September 30, 2017, the Company held $1.3 million of consumer loans equal to 0.03% of total loans outstanding.

Exhibit I-11 provides a summary of the Company’s lending activities over the past three fiscal years. Total loans originated ranged from a low of $1.062 billion during fiscal year 2016 to a high of $1.308 billion during fiscal year 2017. The increase in loans originated during fiscal year 2017 was driven by increased originations of commercial real estate and multi-family loans and commercial business loans. The Company’s organic loan production was supplemented with a limited amount of loan purchases, ranging from a low of $10.0 million during fiscal year 2015 to a high of $21.1 million during fiscal year 2016. Total loans sold or securitized ranged from a low of $105.1 million during fiscal year 2017 to a high of $187.4 million during fiscal year 2015. Total principal repayments ranged from a low of $812.3 million during fiscal year 2016 to a high of $847.0 million during fiscal year 2017. Loan growth was recorded during each of the past three fiscal years. Overall, total loans receivable increased from $3.816 billion at fiscal yearend 2015 to $4.353 billion at fiscal yearend 2017.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.16

Asset Quality

Historically, the Company’s lending emphasis on lending in local and familiar markets generally supported maintenance of relatively favorable credit quality measures. However, with the onset of the national recession and resulting financial crisis, the Company experienced some deterioration in credit quality. In recent years, the Company has taken proactive measures to address credit quality deterioration and significantly reduce the balance of non-performing balance assets from peak levels. Over the past five fiscal years, Columbia Financial’s balance of non-performing assets ranged from a high of $75.6 million or 1.68% of assets at fiscal yearend 2013 to a low of $6.8 million or 0.13% of assets at September 30, 2017. As shown in Exhibit I-11, non-performing assets at September 30, 2017 consisted of $6.4 million of non-accruing loans and $393,000 of other real estate owned. Most of the reduction in the balance of non-performing loans since fiscal yearend 2013 was realized through a decline in non-accruing 1-4 family loans, which declined from a peak balance of $39.5 million at fiscal yearend 2013 to $3.5 million at fiscal yearend 2017.

To track the Company’s asset quality and the adequacy of valuation allowances, the Company has established detailed asset classification policies and procedures which are consistent with regulatory guidelines. Classified assets are reviewed quarterly by senior management and the Board. Pursuant to these procedures, when needed, the Company establishes additional valuation allowances to cover anticipated losses in classified or non-classified assets. As of September 30, 2017, the Company maintained loan loss allowances of $54.6 million, equal to 1.26% of total loans receivable and 854.31% of non-performing loans.

Funding Composition and Strategy

Deposits have consistently served as the Company’s primary funding source and at September 30, 2017 deposits accounted for 84.91% of Columbia Financial’s combined balance of deposits and borrowings. Exhibit I-12 sets forth the Company’s deposit composition for the past three fiscal years. Transaction and savings account deposits constituted 67.05% of total deposits at September 30, 2017, as compared to 65.58% of total deposits at September 30, 2015. The increase in the concentration of core deposits comprising total deposits since fiscal yearend 2015 was realized through comparatively stronger growth of core deposits relative to growth of CDs. Since fiscal yearend 2015, transaction account deposits (both interest bearing and non-interest bearing) have been the largest source of core deposit growth for the Company and transaction account deposits comprise the largest concentration of the Company’s core deposits. As of September 30, 2017, transaction account deposits totaled $1.945 billion or 70.35% of core deposits.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.17

The balance of the Company’s deposits consists of CDs, which equaled 32.95% of total deposits at September 30, 2017 compared to 34.42% of total deposits at September 30, 2015. Columbia Financial’s current CD composition reflects a slightly higher concentration of long-term CDs (maturities of more than year). The CD portfolio totaled $1.358 billion at September 30, 2017 and $700.7 million or 51.58% of the CDs were scheduled to mature in more than one year. Exhibit I-13 sets forth the maturity schedule of the Company’s CDs as of September 30, 2017. As of September 30, 2017, jumbo CDs (CD accounts with balances of $100,000 or more) amounted to $599.7 million or 44.14% of total CDs.

Borrowings serve as an alternative funding source for the Company to facilitate management of funding costs and interest rate risk Additionally, the Company issued junior subordinated debt, in which most of the funds were down streamed into Columbia Bank to increase regulatory capital. Borrowings totaled $733.0 million at September 30, 2017 and consisted of $642.2 million of FHLB advances, $50.6 million of junior subordinated debt and $40.0 million of repurchase agreements. At September 30, 2017, the FHLB advances had a weighted average interest rate of 2.10%, the repurchase agreements had a weighted average rate of 3.88% and the rate on the junior subordinated debt equaled 8.00%. The Company intends to use a portion of the offering proceeds to redeem the outstanding balance of junior subordinated debt. Exhibit I-14 provides further detail of the Company’s borrowings activities during the past three fiscal years.

Subsidiary Activities

Columbia Bank is a wholly owned subsidiary of Columbia Financial. Columba Financial also owns all of the common stock of a Delaware statutory business trust, Columbia Capital Trust I. The capital trust is unconsolidated and its only material asset is a $50 million trust preferred security related to the junior subordinated debentures.

Columbia Bank’s active subsidiaries are as follows:

First Jersey Title Services, Inc., a title insurance agency that Columbia Bank acquired in 2002. At September 30, 2017, total assets were approximately $16.5 million. For the year ended September 30, 2017, First Jersey Title Services, Inc. had net income of approximately $237,000.

1901 Commercial Management Co. LLC, which was established in 2009 to hold commercial other real estate owned, and 1901 Residential Management Co. LLC, which was established in 2009 to hold residential other real estate owned. At September 30, 2017, these subsidiaries held $11.7 million and $10.1 million in total assets, respectively.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.18

2500 Broadway Corp., a passive investment company that holds an investment in CSB Realty Corp. was contributed to 2500 Broadway Corp. At September 30, 2017, total assets were approximately $1.9 billion.

CSB Realty Corp., which is a majority owned subsidiary of 2500 Broadway Corp. CSB Realty Corp. is a real estate investment trust which holds commercial real estate, mortgage and home equity loans for investments. At September 30, 2017, total assets were approximately $1.5 billion.

Columbia Bank also currently maintains three inactive subsidiaries: (i) Columbia Investment Services, Inc., (ii) Real Estate Management Corp, LLC and (iii) Plaza Financial Services, Inc.

Legal Proceedings

The Company is not currently party to any pending legal proceedings that the Company’s management believes would have a material adverse effect on the Company’s financial condition, results of operations or cash flows.

RP® Financial, LC.	MARKET AREA
II.1

II. MARKET AREA

Introduction

Headquartered in Fair Lawn, New Jersey, Columbia Financial serves the state of New Jersey and the suburbs surrounding the New York City and Philadelphia metropolitan areas through its headquarters office and 48 full service branch offices. The Company’s branch network covers a ten-county market area in the state of New Jersey: Bergen County (16 branches and headquarters), Middlesex County (8 branches), Passaic County (6 branches), Monmouth County (3 branches), Union County (2 branches), Morris County (2 branches), Burlington County (3 branches), Gloucester County (3 branches), Camden County (2 branches) and Essex County (3 branches). Exhibit II-1 provides information on the Company’s office facilities.

With operations in major metropolitan areas, the Company’s competitive environment includes a significant number of commercial banks, thrifts and other financial services companies, some of which have a regional or national presence. These institutions also have greater resources at their disposal than the Company. The New York City and Philadelphia metropolitan areas have highly developed economies, with a relatively high concentration of highly skilled workers who are employed in a number of different industry clusters including financial services, healthcare and technology.

Future growth opportunities for Columbia Financial depend on the future growth and stability of the local and regional economy, demographic growth trends, and the nature and intensity of the competitive environment. These factors have been briefly examined to help determine the growth potential that exists for the Company, the relative economic health of the Company’s market area, and the resultant impact on value.

National Economic Factors

The future success of the Company’s operations is partially dependent upon various national and local economic trends. In assessing national economic trends over the past few quarters, manufacturing activity eased in April 2017 with an index reading of 54.8. Comparatively, April service sector activity accelerated with an index reading of 57.5. The U.S. economy added 211,000 jobs in April and the unemployment rate for April fell to 4.4%, which was the lowest unemployment rate since May 2007. Housing starts declined 2.6% in April. Likewise, new and existing home sales for April showed respective decreases of 11.4% and 2.3%. Manufacturing activity for May inched up to a reading of 54.9, while service sector activity for May expanded at a slightly lower rate with a reading of 56.9. The U.S. economy added 138,000 jobs in May and the May unemployment rate fell to a 16-yeare low of 4.3%. Housing starts for May declined for a third month in a row, decreasing 5.5% compared to April. However, existing and new home sales rebounded in May, increasing 1.1% and 2.9%, respectively. May durable-goods orders fell 1.1% from April. Manufacturing activity for June rose to a reading of 57.8 and June service sector activity expanded to a reading of 57.4. The U.S. economy added 222,000 jobs in June, which was more than expected. However, the June unemployment rate edged up to 4.4%, as the labor participation rate rose slightly. Housing starts rose 8.3% in June and new home sales for June also showed an increase of 0.8%. Comparatively, June existing home sales declined 1.8%. Second quarter GDP expanded at an annual rate of 2.6% (subsequently revised up to 3.1%), which was the strongest pace of growth in more than two years.

RP® Financial, LC.	MARKET AREA
II.2

Manufacturing and service sector activity decelerated in July 2017, based on readings of 56.3 and 53.9, respectively. The U.S. economy added 209,000 jobs in July and the July unemployment rate fell to 4.3%. Housing starts for July declined 4.8%, while new and existing home sales also fell in July decreasing by 9.4% and 1.3%, respectively. Durable-goods orders declined 6.8% in July, which was driven by a drop in aircraft orders. Excluding aircraft orders, July durable-goods orders were up 0.5%. Economic activity in the manufacturing and service sectors expanded at faster rates in August, based on respective readings of 58.8 and 55.3. The U.S. economy added 156,000 jobs in August and the August unemployment rate ticked up to 4.4%. Housing data for August showed a slight slowdown compared to July, as August housing starts fell 0.8%, existing home sales slipped 1.7% and new home sales decreased 3.4%. Manufacturing activity for September reached a 13-year high, with a reading of 60.8. Similarly, the September service sector activity reading of 59.8 was a 12-year high. The U.S. economy lost 33,000 jobs in September, reflecting the impact of hurricanes Harvey and Irma. The September unemployment rate fell to a post-crisis low of 4.2%. Sales of existing homes edged up 0.7% in September, while new home sales for September surged 18.9%. Indications that the U.S. economy was gaining momentum was provided by a 2.2% increase in September durable-goods orders and GDP increased at a 3.0% annual rate in the third quarter.

Manufacturing activity for October 2017 expanded at a slightly lower rate compared to September, with a reading of 58.7. Comparatively, service sector activity accelerated in October to a reading of 60.1, its highest reading since August 2005. The unemployment rate for October declined to a 17-year low of 4.1%, as U.S. employers added 261,000 jobs in October.

RP® Financial, LC.	MARKET AREA
II.3

In terms of interest rates trends over the past few quarters, long-term Treasury yields continued to edge lower during the first half of April 2017 with the 10-year Treasury yield declining to a low of 2.18%. Disappointing job growth reflected in the March employment data and investors moving into safe-haven assets on news of the U.S. dropping a bomb on an Islamic State target in Afghanistan were noted factors contributing to the rally in Treasury bonds. Long-term Treasury yields edged up slightly during the second of half of April and into the first week of May. The Federal Reserve concluded its two-day policy meeting in early-May voting to hold its benchmark rate steady. Long-term Treasury yields edged higher going into mid-May, based on growing expectations that the Federal Reserve would raise rates in June. However, Treasury yields retreated in the second half of May amid investor anxiety about the future prospects of President Trump’s legislative agenda. The 10-year Treasury yield fell to a 2017 low of 2.15% in early-June, as the May employment report showed weaker-than-expected job growth. The Federal Reserve concluded its mid-June policy meeting with a quarter point rate increase and penciled in one more rate increase by the end of 2017. As central banks in various global markets moved toward reducing stimulus measures, long-term Treasury yields moved higher at the end of the second quarter.

The upward trend in long-term Treasury yields continued at the start of the third quarter of 2017, which was followed by a slight decline in long-term Treasury yields in the second half of July. The Federal Reserve elected to hold rates steady at the conclusion of its late-July policy meeting and signaled readiness to start shrinking its bond holdings as soon as September 2017. Following a period of relatively stable interest rates through most of August, long-term Treasury yields trended lower in late-August through the first part of September. Factors contributing to the rally in Treasury bonds included warnings from Federal Reserve officials that persistently low inflation could make it difficult for the Federal Reserve to continue raising rates, as well as a flight to safe-haven investments fueled by escalating tensions between the U.S. and North Korea. Long-term Treasury yields edged higher ahead of the Federal Reserve’s September meeting. The Federal Reserve concluded its September policy meeting leaving interest rates unchanged and indicated that it was on track to raise short-term interest rates later in 2017. The upward trend in long-term Treasury yields continued through the end of the third quarter.

RP® Financial, LC.	MARKET AREA
II.4

Strong reports for September manufacturing and service sector activity contributed to sustaining the upward trend in long-term Treasury yields at the start of the fourth quarter of 2017. Comparatively, soft inflation data contributed to a rally in Treasury bonds in mid-October. Long-term Treasury yields moved higher during the second half of October, with the 10-year Treasury yield closing above 2.4% for the time in five months. Investors preparing for the Federal Reserve to back away from years of stimulus efforts was a noted factor contributing to the rise in Treasury yields. At the start of November, the Federal Reserve concluded its policy meeting leaving its target rate unchanged as expected. Treasury yields eased lower in early-November, as President Trump’s nomination to be the next Federal Reserve chairman eased some investors’ fears that the President would choose a candidate likely to favor a more aggressive pace of interest rate increases. As of November 8, 2017, the bond equivalent yields for U.S. Treasury bonds with terms of one and ten years equaled 1.53% and 2.32%, respectively, versus comparable year ago yields of 0.71% and 1.88%. Exhibit II-2 provides historical interest rate trends.

Based on the consensus outlook of economists surveyed by The Wall Street Journal in October 2017, GDP growth was projected to increase to 2.4% in 2018. The unemployment rate was forecasted to equal 4.2% in December 2017 and then decline slightly to equal 4.1% in June 2018. An average of 161,000 jobs were projected to be added per month during 2017. On average, the economists forecasted an increase in the federal funds rate to 1.37% in December 2017 and then increase to 1.72% in June 2018. On average, the economists forecasted that the 10-year Treasury yield would increase to 2.46% in December 2017 and then increase to 2.76% in June 2017. The surveyed economists also forecasted home prices would rise 4.8% in 2018 and housing starts would continue to trend slightly higher in 2018.

The September 2017 mortgage finance forecast from the Mortgage Bankers Association (the “MBA”) was for 2017 existing home sales to increase by 2.6% from 2016 sales and new home sales were forecasted to increase by 8.7% in 2017 from sales in 2016. The 2017 median sale prices for new and existing homes were forecasted to increase by 4.4% and 1.2%, respectively. Total mortgage production was forecasted to decline in 2017 to $1.659 trillion, compared to $1.891 trillion in 2016. The forecasted decrease in 2017 originations was based on a 9.9% increase in purchase volume and a 36.6% decrease in refinancing volume. Purchase mortgage originations were forecasted to total $1.088 trillion in 2017, versus refinancing volume totaling $571 billion. Housing starts for 2017 were projected to increase by 2.9% to total 1.211 million.

RP® Financial, LC.	MARKET AREA
II.5

Market Area Demographics

Demographic and economic growth trends, measured by changes in population, number of households, age distribution and median household income, provide key insight into the health of the market area served by Columbia Financial. Table 2.1 presents information regarding the demographic and economic trends for the Company’s primary market area counties from 2010 to 2018 (estimated) and projected data through 2023. Data for the nation and the state of New Jersey are included for comparative purposes.

The primary market area counties are densely populated markets, ranking among the largest populations in the state of New Jersey. Bergen County has the largest population among the ten primary market area counties and is the largest county in New Jersey, followed by Middlesex County and Essex County as the second and third largest counties in New Jersey. The primary market area counties maintain populations ranging from 293,000 in Gloucester County to 946,000 in Bergen County. Overall, the Company’s primary market area counties in New Jersey make up eight of the top ten highest populated counties in the state encompassing approximately 67% of New Jersey’s total population. While large in their population totals, most of the primary market area counties have experienced relatively slow demographic growth during the 2010 to 2018 period, a characteristic typical of mature densely populated urban markets located throughout the Northeast Corridor. Population and household growth rates were the strongest in the counties of Bergen, Middlesex, Essex and Union, which were the only primary market area counties that exceeded the comparable New Jersey growth rates. Comparatively, Camden County and Monmouth County experienced slight declines in population and no change in households since 2010. Population and household growth rates for all of the primary market area counties were below the comparable U.S. growth rates and are projected to remain below the U.S. growth rates over the next five years.

Age distribution measures reflect that the primary market area counties were generally in-line with the New Jersey and U.S age distribution measures.

The primary market area counties encompass the metropolitan areas of New York City and Philadelphia, which has fostered some relatively affluent markets that are served by the Company’s branch network. U.S. Census Bureau data for 2016 shows that New Jersey ranks third in the United States in terms of median household income. Morris County has the highest household and per capita income measures among the primary market area counties, which can be attributable to its close proximity to New York City. Six Fortune 500 companies maintain their headquarters in Morris County, which ranks the highest among all of the New Jersey counites. The lower income areas of the Company’s primary market area include the northern New Jersey counties of Passaic (lowest per capita income) and Essex (lowest median household income).

RP® Financial, LC.	MARKET AREA
II.6

Table 2.1

Columbia Financial, Inc.

Summary Demographic Data

	Year			Growth Rate
	2010	2018	2023	2010-2018	2018-2023
				(%)	(%)
Population (000)
USA	308,746	326,533	337,948	0.7%	0.7%
New Jersey	8,792	8,968	9,085	0.2%	0.3%
Bergen, NJ	905	946	968	0.6%	0.5%
Burlington, NJ	449	449	450	0.0%	0.1%
Camden, NJ	514	509	510	-0.1%	0.0%
Essex, NJ	784	800	812	0.3%	0.3%
Gloucester, NJ	288	293	297	0.2%	0.2%
Middlesex, NJ	810	841	858	0.5%	0.4%
Monmouth, NJ	630	625	625	-0.1%	0.0%
Morris, NJ	492	499	504	0.2%	0.2%
Passaic, NJ	501	509	514	0.2%	0.2%
Union, NJ	536	560	573	0.5%	0.5%

Households (000)
USA	116,716	123,943	128,513	0.8%	0.7%
New Jersey	3,214	3,283	3,329	0.3%	0.3%
Bergen, NJ	336	349	357	0.5%	0.4%
Burlington, NJ	166	167	169	0.1%	0.1%
Camden, NJ	191	190	191	0.0%	0.1%
Essex, NJ	284	292	297	0.4%	0.4%
Gloucester, NJ	104	107	108	0.3%	0.3%
Middlesex, NJ	281	290	295	0.4%	0.4%
Monmouth, NJ	234	234	235	0.0%	0.1%
Morris, NJ	181	184	187	0.3%	0.3%
Passaic, NJ	167	169	170	0.1%	0.2%
Union, NJ	188	195	199	0.4%	0.4%

Median Household Income ($)
USA	NA	61,045	66,452	NA	1.7%
New Jersey	NA	78,317	84,646	NA	1.6%
Bergen, NJ	NA	96,670	105,717	NA	1.8%
Burlington, NJ	NA	80,809	84,086	NA	0.8%
Camden, NJ	NA	70,006	76,530	NA	1.8%
Essex, NJ	NA	58,264	62,470	NA	1.4%
Gloucester, NJ	NA	82,874	88,128	NA	1.2%
Middlesex, NJ	NA	82,945	86,510	NA	0.8%
Monmouth, NJ	NA	93,543	99,764	NA	1.3%
Morris, NJ	NA	110,971	119,923	NA	1.6%
Passaic, NJ	NA	62,168	65,516	NA	1.1%
Union, NJ	NA	76,739	84,101	NA	1.8%

RP® Financial, LC.	MARKET AREA
II.7

Table 2.1

Columbia Financial, Inc.

Summary Demographic Data

	Year			Growth Rate
	2010	2018	2023	2010-2018	2018-2023
				(%)	(%)
Per Capita Income ($)
USA	NA	33,583	37,060	NA	2.0%
New Jersey	NA	41,976	45,373	NA	1.6%
Bergen, NJ	NA	50,770	55,448	NA	1.8%
Burlington, NJ	NA	40,700	42,664	NA	0.9%
Camden, NJ	NA	35,658	39,841	NA	2.2%
Essex, NJ	NA	36,852	39,642	NA	1.5%
Gloucester, NJ	NA	38,426	41,391	NA	1.5%
Middlesex, NJ	NA	39,709	41,404	NA	0.8%
Monmouth, NJ	NA	49,802	53,515	NA	1.4%
Morris, NJ	NA	58,712	63,546	NA	1.6%
Passaic, NJ	NA	30,184	31,995	NA	1.2%
Union, NJ	NA	39,755	43,256	NA	1.7%

2018 Age Distribution (%)	0-14 Yrs.	15-34 Yrs.	35-54 Yrs.	55-69 Yrs.	70+ Yrs.
USA	18.7	27.0	25.5	18.3	10.5
New Jersey	18.0	25.6	26.8	19.0	10.7
Bergen, NJ	16.8	23.9	27.8	19.8	11.7
Burlington, NJ	16.8	25.2	26.5	20.1	11.4
Camden, NJ	18.8	26.0	26.2	18.7	10.4
Essex, NJ	19.7	26.5	27.8	17.0	8.9
Gloucester, NJ	17.6	25.7	26.7	19.7	10.3
Middlesex, NJ	17.8	26.8	27.7	18.0	9.8
Monmouth, NJ	16.9	24.1	26.1	21.6	11.3
Morris, NJ	16.8	24.0	27.5	20.4	11.3
Passaic, NJ	20.1	27.1	26.0	17.3	9.4
Union, NJ	19.4	25.4	27.9	17.9	9.4

	Less Than	$25,000 to	$50,000 to
2018 HH Income Dist. (%)	25,000	50,000	100,000	$100,000+
USA	20.4	22.1	29.3	28.2
New Jersey	16.1	17.4	26.9	39.6
Bergen, NJ	12.5	14.1	24.9	48.5
Burlington, NJ	12.2	17.8	30.8	39.2
Camden, NJ	19.2	18.3	27.7	34.7
Essex, NJ	24.8	20.5	24.3	30.4
Gloucester, NJ	13.6	17.0	29.4	40.1
Middlesex, NJ	13.3	16.7	28.8	41.2
Monmouth, NJ	13.5	14.7	24.8	47.0
Morris, NJ	8.9	11.8	24.6	54.7
Passaic, NJ	23.1	20.3	24.9	31.6
Union, NJ	15.6	18.8	27.0	38.6

Source: SNL Financial

RP® Financial, LC.	MARKET AREA
II.8

The primary market area counties had estimated 2018 median household incomes ranging from $58,264 in Essex County to $110,971 in Morris County, as compared to $61,045 for the U.S. and $78,317 for New Jersey. Per capita income measures for the primary market area counties ranged from $30,184 for Passaic County to $58,712 for Morris County, versus $33,583 for the U.S. and $41,976 for New Jersey. Median household income measures show the counties of Bergen, Burlington, Gloucester, Middlesex, Monmouth, and Morris Counties are relatively affluent markets, reporting higher median household incomes than the comparable national and state measures. Comparatively, median household income for the counties of Camden, Essex, Passaic, and Union fell below New Jersey’s median household income. However, with the exception of Essex County, all of the primary market area counties maintain median household incomes that exceeded median household income for the U.S. Projected income growth rates for the primary market area counties are generally fairly consistent or slightly below the projected income growth rates for New Jersey and the U.S., with the counties of Bergen, Camden and Union showing the highest projected income growth rates.

The relative affluence of the primary market area counties with the higher income measures is further evidenced by a comparison of household income distribution measures, as these counties maintain a lower percentage of households with incomes of less than $25,000 and a higher percentage of households with incomes over $100,000 relative to the U.S. Comparatively, Essex County and Passaic County are the only primary market area counties that maintain a higher percentage of households with incomes of less than $25,000 compared to the U.S., while all of the primary market area counties maintain a higher percent of households with incomes over $100,000 compared to the U.S.

Local Economy

The markets served by the Company have large and diverse economies. Comparative employment data in Table 2.2 shows that employment in services and education, healthcare and social services constitute the primary sources of employment for all of the primary market area counties. Wholesale/retail jobs were the third largest employment sector for all of the primary market area counties. Other noteworthy sources of employment throughout the Company’s primary area include the manufacturing and finance/insurance/real estate sectors.

RP® Financial, LC.	MARKET AREA
II.9

Table 2.2

Columbia Financial, Inc.

Primary Market Area Employment Sectors

(Percent of Labor Force)

		Bergen	Burlington	Camden	Essex	Gloucester	Middlesex	Monmouth	Morris	Passaic	Union
Employment Sector	New Jersey	County	County	County	County	County	County	County	County	County	County
	(%)	(%)

Services	26.0%	27.0%	22.7%	25.8%	25.7%	21.5%	26.6%	26.0%	26.2%	24.5%	25.6%
Education,Healthcare, Soc. Serv.	23.4%	24.2%	25.0%	25.6%	25.7%	29.3%	21.9%	23.2%	22.0%	22.5%	21.3%
Wholesale/Retail Trade	14.4%	15.3%	15.7%	16.3%	13.3%	14.9%	14.6%	14.6%	13.1%	15.0%	12.9%
Manufacturing	8.3%	8.3%	7.2%	7.1%	6.5%	7.7%	9.4%	6.7%	11.5%	12.5%	9.1%
Construction	5.7%	5.5%	5.8%	5.3%	4.8%	6.9%	4.4%	7.4%	4.7%	6.3%	5.9%
Finance/Insurance/Real Estate	8.6%	9.6%	8.0%	7.4%	8.5%	6.3%	8.9%	10.2%	11.6%	6.8%	8.5%
Transportation/Utility	6.2%	4.6%	5.9%	5.7%	8.1%	5.6%	7.8%	4.2%	3.9%	7.0%	10.2%
Government	4.1%	2.6%	6.8%	4.8%	4.0%	4.8%	3.6%	3.9%	3.1%	2.7%	4.1%
Information	2.8%	3.0%	2.6%	1.9%	3.3%	2.2%	2.6%	3.6%	3.6%	2.4%	2.4%
Agriculture	0.4%	0.1%	0.3%	0.1%	0.1%	0.8%	0.1%	0.2%	0.2%	0.2%	0.1%
	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Source: U.S. Census Bureau

The primary market area economy is relatively broad based and due to the overall geographic size covered by the Company’s branch network in the state of New Jersey is somewhat reflective of the New Jersey state economy. Healthcare, education and financial services companies comprise the primary concentrations of largest employers in the state of New Jersey. Table 2.3 lists the largest employers in the state of New Jersey.

Table 2.3

Columbia Financial, Inc.

Market Area Largest Employers

Employer	Industry	Size
New Jersey
RW Jbarnabas Health	Health Care	31,683
Rutger, The State University of New Jersey	Education	29,336
Johnson & Johnson	Health Care	13,966
Bank of America	Financial Services	10,000
CVS Health	Pharmacy	9,500
Prudential Financial Inc.	Financial Services	9,470
Virtua	Health Care	9,000
JPMorgan Chase & Co.	Financial Services	8,000
AT&T	Technology	7,900
Montclairs State University	Education	7,703

Source: NJBIZ Top Employers List 2017

RP® Financial, LC.	MARKET AREA
II.10

Unemployment Trends

Comparative unemployment rates for the primary market area counties, as well as for the U.S and New Jersey are shown in Table 2.4. September 2017 unemployment rates for the primary market area counties ranged from a low of 3.9% for Morris County to a high of 6.1% for Essex County. Eight out of the ten primary market area counties reported unemployment rates that were above the September 2017 U.S. unemployment rate of 4.1%. The September 2017 unemployment rate for the state of New Jersey was 4.8%. Seven out of the ten primary market area counties reported lower unemployment rates for September 2017 compared to September 2016, which was consistent with the statewide and national trends. The September 2017 unemployment rates for the counties of Essex, Gloucester and Morris were unchanged compared to a year ago.

Table 2.4

Columbia Financial, Inc.

Unemployment Trends

	Unemployment Rate		Net
Region	Sept. 2016	Sept. 2017	Change

USA	4.8%	4.1%	-0.7%
New Jersey	4.9%	4.8%	-0.1%
Bergen, NJ	4.3%	4.1%	-0.2%
Burlington, NJ	4.4%	4.3%	-0.1%
Camden, NJ	5.5%	5.4%	-0.1%
Essex, NJ	6.1%	6.1%	0.0%
Gloucester, NJ	4.9%	4.9%	0.0%
Middlesex, NJ	4.4%	4.3%	-0.1%
Monmouth, NJ	4.3%	4.2%	-0.1%
Morris, NJ	3.9%	3.9%	0.0%
Passaic, NJ	6.0%	5.7%	-0.3%
Union, NJ	5.2%	5.0%	-0.2%

Source: SNL Financial, LC.

RP® Financial, LC.	MARKET AREA
II.11

Market Area Deposit Characteristics and Competition

The Company’s retail deposit base is closely tied to the markets that comprise the New York City and Philadelphia metropolitan areas in the surrounding suburbs of New Jersey. Table 2.5 displays deposit market trends from June 30, 2013 through June 30, 2017 for the primary market counties. Additional data is also presented for the state of New Jersey.

The data indicates that commercial banks gained deposit market share in nine out of the ten primary market area counties, as well the state of New Jersey, during the four year period covered in Table 2.5. Union County was the only county in which savings institutions recorded stronger deposit growth relative to commercial banks. Over the past four years, savings institutions experienced a decline in deposits in seven of the primary market area counties and in the state of New Jersey. Consistent with the state of New Jersey, commercial banks maintained a significantly larger market share of deposits than savings institutions in all of the Company’s primary market area counties.

Columbia Financial’s highest balance of deposits is in Bergen County, where the Company maintains its largest branch presence (16 branches) and headquarters. Comparatively, the Company’s largest market share of deposits is in Passaic County, where the Company has its second largest branch presence (6 branches). The Company’s $1.6 million of deposits at the Bergen County branches represented a 3.0% market share of bank and thrift deposits at June 30, 2017, while the Passaic County branches accounted for $494.6 million of the Company’s deposits and a 3.5% market share of Passaic County’s bank and thrift deposits at June 30, 2017. Overall, the Company’s deposit market share at June 30, 2017 ranged from a low of 0.6% in Essex County to a high of 3.5% in Passaic County. Over the past four years, Columbia Financial gained deposit market share in four of the counties served by its branches: Essex, Gloucester, Monmouth and Passaic.

As implied by the Company’s relatively low market shares of deposits, the Company faces significant competition. Among the Company’s competitors are much larger and more diversified institutions, which have greater resources than maintained by Columbia Financial. Columbia Financial’s institution competitors in the Company’s primary market area include other locally-based thrifts and banks, as well as regional, super-regional and money center banks. Table 2.6 lists the Company’s largest competitors in the primary market area counties currently served by its branches, based on deposit market share as noted parenthetically. The Company’s deposit market share and market rank have also been provided in Table 2.6.

RP® Financial, LC.	MARKET AREA
II.12

Table 2.5

Columbia Financial, Inc.

Deposit Summary

	As of June 30,
	2013			2017			Deposit
		Market	No. of		Market	No. of	Growth Rate
	Deposits	Share	Branches	Deposits	Share	Branches	2013-2017
	(Dollars in Thousands)						(%)

New Jersey	$276,313,000	100.0%	3,241	$331,269,000	100.0%	2,979	4.6%
Commercial Banks	207,914,000	75.2%	2,477	272,669,000	82.3%	2,329	7.0%
Savings Institutions	68,399,000	24.8%	764	58,600,000	17.7%	650	-3.8%

Bergen	$41,463,745	100.0%	481	$54,013,300	100.0%	451	6.8%
Commercial Banks	29,158,245	70.3%	360	44,781,663	82.9%	351	11.3%
Savings Institutions	12,305,500	29.7%	121	9,231,637	17.1%	100	-6.9%
Columbia Financial, Inc.	1,304,503	3.1%	14	1,616,336	3.0%	16	5.5%

Burlington	$8,832,921	100.0%	127	$10,877,806	100.0%	117	5.3%
Commercial Banks	6,281,967	71.1%	79	7,861,943	72.3%	78	5.8%
Savings Institutions	2,550,954	28.9%	48	3,015,863	27.7%	39	4.3%
Columbia Financial, Inc.	176,492	2.0%	3	216,088	2.0%	3	5.2%

Camden	$9,056,353	100.0%	123	$10,545,020	100.0%	119	3.9%
Commercial Banks	7,363,291	81.3%	100	9,357,174	88.7%	101	6.2%
Savings Institutions	1,693,062	18.7%	23	1,187,846	11.3%	18	-8.5%
Columbia Financial, Inc.	155,273	1.7%	2	180,940	1.7%	2	3.9%

Essex	$23,948,094	100.0%	266	$24,846,973	100.0%	242	0.9%
Commercial Banks	13,009,344	54.3%	197	17,442,917	70.2%	183	7.6%
Savings Institutions	10,938,750	45.7%	69	7,404,056	29.8%	59	-9.3%
Columbia Financial, Inc.	109,730	0.5%	2	142,591	0.6%	2	6.8%

Gloucester	$4,940,262	100.0%	79	$5,756,500	100.0%	80	3.9%
Commercial Banks	3,996,229	80.9%	62	4,894,754	85.0%	65	5.2%
Savings Institutions	944,033	19.1%	17	861,746	15.0%	15	-2.3%
Columbia Financial, Inc.	140,367	2.8%	3	186,462	3.2%	3	7.4%

Middlesex	$25,260,950	100.0%	282	$35,330,397	100.0%	267	8.7%
Commercial Banks	20,549,365	81.3%	211	30,111,932	85.2%	197	10.0%
Savings Institutions	4,711,585	18.7%	71	5,218,465	14.8%	70	2.6%
Columbia Financial, Inc.	448,521	1.8%	8	540,093	1.5%	8	4.8%

Monmouth	$20,078,514	100.0%	281	$23,507,759	100.0%	259	4.0%
Commercial Banks	14,738,954	73.4%	218	18,978,519	80.7%	203	6.5%
Savings Institutions	5,339,560	26.6%	63	4,529,240	19.3%	56	-4.0%
Columbia Financial, Inc.	157,313	0.8%	3	236,106	1.0%	3	10.7%

Morris	$22,597,204	100.0%	233	$24,516,414	100.0%	221	2.1%
Commercial Banks	17,952,952	79.4%	192	21,422,159	87.4%	188	4.5%
Savings Institutions	4,644,252	20.6%	41	3,094,255	12.6%	33	-9.7%
Columbia Financial, Inc.	192,739	0.9%	2	218,562	0.9%	2	3.2%

Passaic	$11,007,777	100.0%	150	$14,070,466	100.0%	128	6.3%
Commercial Banks	8,399,458	76.3%	122	12,200,352	86.7%	105	9.8%
Savings Institutions	2,608,319	23.7%	28	1,870,114	13.3%	23	-8.0%
Columbia Financial, Inc.	309,717	2.8%	5	494,618	3.5%	6	12.4%

Union	$21,115,558	100.0%	209	$28,680,227	100.0%	186	8.0%
Commercial Banks	16,047,694	76.0%	154	21,265,055	74.1%	136	7.3%
Savings Institutions	5,067,864	24.0%	55	7,415,172	25.9%	50	10.0%
Columbia Financial, Inc.	187,492	0.9%	2	202,160	0.7%	2	1.9%

Source: FDIC

RP® Financial, LC.	MARKET AREA
II.13

Table 2.6

Columbia Financial, Inc.

Market Area Deposit Competitors - As of June 30, 2017

		Market Share
Location	Name	Share	Rank
		(%)

Bergen County	Bank of America Corp. (NC)	16.45
	TD Group US Holdings LLC (DE)	14.50
	JPMorgan Chase & Co. (NY)	10.34
	M&T Bank Corp. (NY)	5.63
	Wells Fargo & Co. (CA)	5.33
	Columbia Financial, Inc.	2.99	11 out of 51

Burlington County	TD Group US Holdings LLC (DE)	25.28
	Wells Fargo & Co. (CA)	13.24
	PNC Financial Services Group (PA)	12.23
	Beneficial Bancorp Inc. (PA)	10.51
	Investors Bancorp, inc. (NJ	10.39
	Columbia Financial, Inc.	1.99	10 out of 20

Camden County	TD Group US Holdings LLC (DE)	37.52
	PNC Financial Services Group (PA)	13.32
	Wells Fargo & Co. (CA)	9.23
	Republic First Bancorp, Inc. (PA)	5.47
	Bank of America Corp. (NC)	5.10
	Columbia Financial, Inc.	1.72	14 out of 21

Essex County	Investors Bancorp, Inc. (NJ	18.39
	Wells Fargo & Co. (CA)	11.33
	JPMorgan Chase & Co. (NY)	9.75
	Bank of America Corp. (NC)	7.91
	TD Group US Holdings LLC (DE)	7.47
	Columbia Financial, Inc.	0.58	20 out of 33

Gloucester County	TD Group US Holdings LLC (DE)	27.37
	Fulton Financial Corp. (PA)	14.75
	Wells Fargo & Co. (CA)	8.33
	Parke Bancorp, Inc. (NJ)	7.36
	Newfield Bancorp, Inc. (NJ)	5.82
	Columbia Financial, Inc.	3.24	9 out of 23

Middlesex County	PNC Financial Services Group (PA)	29.12
	Bank of America Corp. (NC)	11.16
	Wells Fargo & Co. (CA)	10.41
	TD Group US Holdings LLC (DE)	7.18
	Provident Financial Services (NJ)	5.70
	Columbia Financial, Inc.	1.53	12 out of 44

Monmouth County	Wells Fargo & Co. (CA)	15.85
	Bank of America Corp. (NC)	12.62
	TD Group US Holdings LLC (DE)	11.60
	Santander Holdings USA, Inc. (MA)	11.45
	JPMorgan Chase & Co. (NY)	7.21
	Columbia Financial, Inc.	1.00	18 out of 27

Morris County	Bank of America Corp. (NC)	15.45
	JPMorgan Chase & Co. (NY)	12.54
	Wells Fargo & Co. (CA)	10.02
	TD Group US Holdings LLC (DE)	9.30
	HSBC North America Holdings Inc. (NY)	7.67
	Columbia Financial, Inc.	0.89	19 out of 34

Passaic County	Valley National Bancorp (NJ)	27.38
	TD Group US Holdings LLC (DE)	9.31
	Wells Fargo & Co. (CA)	8.97
	PNC Financial Services Group (PA)	8.89
	JPMorgan Chase & Co. (NY)	6.82
	Columbia Financial, Inc.	3.53	11 out of 24

Union County	Wells Fargo & Co. (CA)	39.19
	Bank of America Corp. (NC)	9.08
	New York Community Bancorp (NY)	8.79
	TD Group US Holdings LLC (DE)	7.86
	Investors Bancorp, inc. (NJ	5.68
	Columbia Financial, Inc.	0.71	18 out of 31

Source: SNL Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.1

III. PEER GROUP ANALYSIS

This chapter presents an analysis of Columbia Financial’s operations versus a group of comparable savings institutions (the "Peer Group") selected from the universe of all publicly-traded savings institutions in a manner consistent with the regulatory valuation guidelines. The basis of the pro forma market valuation of Columbia Financial is derived from the pricing ratios of the Peer Group institutions, incorporating valuation adjustments for key differences in relation to the Peer Group. Since no Peer Group can be exactly comparable to Columbia Financial, key areas examined for differences are: financial condition; profitability, growth and viability of earnings; asset growth; primary market area; dividends; liquidity of the shares; marketing of the issue; management; and effect of government regulations and regulatory reform.

Peer Group Selection

The Peer Group selection process is governed by the general parameters set forth in the regulatory valuation guidelines. Accordingly, the Peer Group is comprised of only those publicly-traded savings institutions whose common stock is either listed on the NYSE or NASDAQ, since their stock trading activity is regularly reported and generally more frequent than non-publicly traded and closely-held institutions. Institutions that are not listed on the NYSE or NASDAQ are inappropriate, since the trading activity for thinly-traded or closely-held stocks are typically highly irregular in terms of frequency and price and thus may not be a reliable indicator of market value. We have also excluded from the Peer Group those companies under acquisition or subject to rumored acquisition and recent conversions, since their pricing ratios are subject to unusual distortion and/or have limited trading history. A recent listing of the universe of all publicly-traded savings institutions is included as Exhibit III-1.

Ideally, the Peer Group, which must have at least 10 members to comply with the regulatory valuation guidelines, should be comprised of publicly-traded MHCs with comparable resources, strategies and financial characteristics as Columbia Financial. However, there are currently only ten publicly-traded MHCs in total. Accordingly, in deriving a Peer Group comprised of institutions with relatively comparable characteristics as Columbia Financial, the companies selected for Columbia Financial’s Peer Group are all fully-converted companies. The valuation adjustments applied in the Chapter IV analysis will take into consideration differences between the Company’s MHC form of ownership relative to the fully-converted Peer Group companies. Also included in Chapter IV is a pricing analysis of the publicly-traded MHCs on a fully-converted basis.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.2

From the universe of publicly-traded thrifts, we selected ten institutions with characteristics similar to those of Columbia Financial. In the selection process, we applied two “screens” to the universe of all public companies that were eligible for consideration:

o	Screen #1 Mid-Atlantic institutions with assets between $3.0 billion and $7.0 billion, tangible equity-to-tangible assets ratios of greater than 8.25% and positive reported and core earnings. Seven companies met the criteria for Screen #1 and all seven were included in the Peer Group: Beneficial Bancorp, Inc. of Pennsylvania, Dime Community Bancshares, Inc. of New York, Kearny Financial Corp. of New Jersey, Northfield Bancorp, Inc. of New Jersey, OceanFirst Financial Corp. of New Jersey, Oritani Financial Corp. of New Jersey, and TrustCo Bank Corp. of New York. Exhibit III-2 provides financial and public market pricing characteristics of all publicly-traded Mid-Atlantic thrifts.

o	Screen #2 New England institutions with assets between $3.0 billion and 7.0 billion, tangible equity-to- tangible assets ratios of greater than 8.25% and positive reported and core earnings. Three companies met the criteria for Screen #2 and all three were included in the Peer Group: First Connecticut Bancorp, Inc. of Connecticut, Meridian Bancorp, Inc. of Massachusetts and United Financial Bancorp, Inc. of Connecticut. Exhibit III-3 provides financial and public market pricing characteristics of all publicly-traded New England thrifts.

Table 3.1 shows the general characteristics of each of the ten Peer Group companies and Exhibit III-4 provides summary demographic and deposit market share data for the primary market areas served by each of the Peer Group companies. While there are expectedly some differences between the Peer Group companies and Columbia Financial, we believe that the Peer Group companies, on average, provide a good basis for valuation subject to valuation adjustments. The following sections present a comparison of Columbia Financial’s financial condition, income and expense trends, loan composition, interest rate risk and credit risk versus the Peer Group as of the most recent publicly available date. Comparative data for all publicly-traded thrifts, and publicly-traded New Jersey thrifts have been included in the Chapter III tables as well.

In addition to the selection criteria used to identify the Peer Group companies, a summary description of the key comparable characteristics of each of the Peer Group companies relative to Columbia Financial’s characteristics is detailed below.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.3

Table 3.1

Peer Group of Publicly-Traded Thrifts

As of September 30, 2017 or the Most Recent Data Available

										As of
										11/8/2017
						Total		Fiscal	Conv.	Stock	Market
Ticker	Financial Institution	Exchange	Region	City	State	Assets	Offices	Mth End	Date	Price	Value
						($Mil)				($)	($Mil)

BNCL	Beneficial Bancorp, Inc.	NASDAQ	MA	Philadelphia	PA	5,818	63	Dec	7/16/2007	15.40	1,167
DCOM	Dime Community Bancshares, Inc.	NASDAQ	MA	Brooklyn	NY	6,444	28	Dec	6/26/1996	20.10	752
KRNY	Kearny Financial Corp.	NASDAQ	MA	Fairfield	NJ	4,808	42	Jun	2/24/2005	14.35	1,163
NFBK	Northfield Bancorp, Inc.	NASDAQ	MA	Woodbridge	NJ	4,007	38	Dec	1/25/2013	16.22	793
OCFC	OceanFirst Financial Corp.	NASDAQ	MA	Toms River	NJ	5,384	47	Dec	7/3/1996	25.98	846
ORIT	Oritani Financial Corp.	NASDAQ	MA	Township of Washington	NJ	4,120	27	Jun	6/24/2010	16.20	748
TRST	TrustCo Bank Corp NY	NASDAQ	MA	Glenville	NY	4,870	145	Dec	NA	8.80	846
FBNK	First Connecticut Bancorp, Inc.	NASDAQ	NE	Farmington	CT	3,002	27	Dec	6/30/2011	25.45	406
EBSB	Meridian Bancorp, Inc.	NASDAQ	NE	Peabody	MA	5,086	32	Dec	7/29/2014	18.95	1,022
UBNK	United Financial Bancorp, Inc.	NASDAQ	NE	Glastonbury	CT	6,976	54	Dec	3/4/2011	17.38	884

Source: SNL Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.4

o	Beneficial Bancorp, Inc. of Pennsylvania. Comparable due to Philadelphia market area, similar asset size, similar interest-bearing funding composition, similar return on average assets, similar combined concentration of mortgage-backed securities and 1-4 family loans comprising assets, lending diversification emphasis on commercial real estate/multi-family loans and relatively favorable credit quality measures.

o	Dime Community Bancshares Inc. of New York. Comparable due to similar return on average assets, lending diversification emphasis on commercial real estate/multi-family loans and relatively favorable credit quality measures.

o	Kearny Financial Corp. of New Jersey. Comparable due to New Jersey market area, similar size of branch network, similar asset size, similar impact of loan loss provisions on earnings, similar operating expense ratio, lending diversification emphasis on commercial real estate/multi-family loans and relatively favorable credit quality measures.

o	Northfield Bancorp, Inc. of New Jersey. Comparable due to New Jersey market area, similar interest-earning asset composition, similar interest-bearing funding composition, similar net interest income to average assets ratio, similar operating expense ratio, lending diversification emphasis on commercial real estate/multi-family loans and relatively favorable credit quality measures.

o	OceanFirst Financial Corp. of New Jersey. Comparable due to New Jersey market area, similar size of branch network, similar asset size, similar interest-bearing funding composition, similar operating expense ratio and diversification emphasis on commercial real estate/multi-family loans.

o	Oritani Financial Corp. of New Jersey. Comparable due New Jersey market area, similar interest-bearing funding composition, similar net interest income to average assets ratio, lending diversification emphasis on commercial real estate/multi-family loans and relatively favorable credit quality measures.

o	TrustCo Bank Corp of New York. Comparable due to similar asset size and similar operating expense ratio.

o	First Connecticut Bancorp, Inc. of Connecticut. Comparable due to similar interest-bearing funding composition, similar return on average assets, similar net interest income to average assets ratio, similar earnings contribution from sources of non-interest operating income, similar operating expense ratio, similar combined concentration of mortgage-backed securities and 1-4 family loans as a percent of assets and lending diversification emphasis commercial real estate/multi-family loans.

o	Meridian Bancorp, Inc. of Massachusetts. Comparable due to similar asset size, similar interest-bearing funding composition, similar impact of loan loss provisions on earnings, similar operating expense ratio, lending diversification emphasis on commercial real estate/multi-family loans and relatively favorable credit quality measures.

o	United Financial Bancorp, Inc. of Massachusetts. Comparable due to similar size of branch network, similar interest-earning asset composition, similar interest-bearing funding composition, similar net interest income to average assets ratio, similar impact of loan loss provisions on earnings, similar earnings contribution from sources of non-interest operating income, similar operating expense ratio, similar combined concentration of mortgage-backed securities and 1-4 family loans as a percent of assets and lending diversification emphasis on commercial real estate/multi-family loans.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.5

In aggregate, the Peer Group companies maintained a similar level of tangible equity as the industry average (11.79% of assets versus 11.57% for all public companies), generated similar earnings as a percent of average assets (0.80% core ROAA versus 0.76% for all public companies), and earned a similar ROE (6.70% core ROE versus 6.39% for all public companies). Overall, the Peer Group's average P/TB ratio and average core P/E multiple were slightly higher compared to the respective averages for all publicly-traded thrifts.

	All
	Publicly-Traded		Peer Group

Financial Characteristics (Averages)
Assets ($Mil)	$3,659		$5,052
Market capitalization ($Mil)	$578		$863
Tangible equity/assets (%)	11.57%		11.79%
Core return on average assets (%)	0.76		0.80
Core return on average equity (%)	6.39		6.70

Pricing Ratios (Averages)(1)
Core price/earnings (x)	20.43	x	20.78	x
Price/tangible book (%)	143.05%		151.43%
Price/assets (%)	16.04		17.34

(1) Based on market prices as of November 8, 2017.

Ideally, the Peer Group companies would be comparable to Columbia Financial in terms of all of the selection criteria, but the universe of publicly-traded thrifts does not provide for an appropriate number of such companies. However, in general, the companies selected for the Peer Group were fairly comparable to Columbia Financial, as will be highlighted in the following comparative analysis. Comparative data for all publicly-traded thrifts and publicly-traded New Jersey thrifts have been included in the Chapter III tables as well.

Financial Condition

Table 3.2 shows comparative balance sheet measures for Columbia Financial and the Peer Group, reflecting the expected similarities and some differences given the selection procedures outlined above. The Company’s and the Peer Group's ratios reflect balances as of September 30, 2017. Columbia Financial’s equity-to-assets ratio of 8.77% was lower than the Peer Group's average net worth ratio of 12.99%. With the infusion of the net proceeds, the Company’s pro forma equity-to-assets ratio will be comparable to or slightly exceed the Peer Group’s equity-to-assets ratio. Tangible equity-to-assets ratios for the Company and the Peer Group equaled 8.66% and 11.79%, respectively. The increase in Columbian Financial’s pro forma capital position will be favorable from a risk perspective and in terms of future earnings potential that could be realized through leverage and lower funding costs. At the same time, the Company’s higher pro forma capitalization will initially depress return on equity. Both Columbia Financial’s and the Peer Group's capital ratios reflected capital surpluses with respect to the regulatory capital requirements.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.6

Table 3.2

Balance Sheet Composition and Growth Rates

Comparable Institution Analysis

As of September 30, 2017

			Balance Sheet as a Percent of Assets										Balance Sheet Annual Growth Rates							Regulatory Capital
			Cash &	MBS &		Net		Borrowed	Sub.	Total	Goodwill	Tangible		MBS, Cash &			Borrows.	Total	Tangible	Tier 1	Tier 1	Risk-Based
			Equivalents	Invest	BOLI	Loans (1)	Deposits	Funds	Debt	Equity	& Intang	Equity	Assets	Investments	Loans (1)	Deposits	&Subdebt	Equity	Equity	Leverage	Risk-Based	Capital

Columbia Financial, Inc.		NJ
September 30, 2017			1.86%	13.37%	2.75%	79.34%	75.95%	12.57%	0.93%	8.77%	0.11%	8.66%	7.78%	-2.88%	9.55%	7.86%	7.49%	8.24%	8.35%	10.47%	13.69%	14.94%

All Public Companies
Averages			5.12%	13.06%	1.81%	75.44%	73.57%	12.40%	0.43%	12.57%	0.96%	11.57%	9.08%	3.71%	12.99%	8.62%	14.00%	13.16%	13.69%	11.48%	15.13%	16.54%
Medians			3.67%	11.83%	1.74%	77.56%	73.98%	10.81%	0.00%	11.90%	0.39%	10.69%	6.45%	0.97%	10.03%	6.67%	7.22%	5.24%	5.41%	10.66%	14.02%	15.63%

State of NJ
Averages			1.96%	15.65%	2.50%	77.32%	70.32%	13.95%	0.15%	14.55%	1.24%	13.84%	12.35%	6.06%	15.85%	13.22%	34.25%	6.88%	5.05%	11.94%	14.95%	15.82%
Medians			1.62%	15.60%	2.42%	77.55%	69.42%	14.57%	0.00%	13.69%	0.99%	13.75%	8.56%	0.25%	10.99%	12.87%	6.68%	3.96%	4.30%	11.38%	14.29%	15.30%

Comparable Group
Averages			4.29%	11.48%	2.03%	79.02%	73.72%	11.66%	0.44%	12.99%	1.20%	11.79%	10.10%	9.05%	12.05%	10.55%	18.02%	7.32%	5.89%	11.37%	14.95%	16.18%
Medians			2.63%	12.98%	2.12%	76.50%	72.78%	11.69%	0.00%	11.83%	0.93%	10.83%	6.45%	-2.41%	9.67%	7.01%	19.43%	5.10%	5.55%	9.77%	13.65%	14.34%

Comparable Group
BNCL	Beneficial Bancorp, Inc.	PA	8.20%	16.35%	1.37%	68.57%	71.69%	8.85%	0.44%	17.85%	2.96%	14.89%	4.25%	7.87%	3.79%	2.64%	30.09%	1.47%	2.04%	16.16%	22.50%	23.58%
DCOM	Dime Community Bancshares, Inc.	NY	2.69%	1.49%	1.37%	92.43%	67.83%	18.89%	1.76%	9.09%	0.86%	8.23%	10.70%	79.80%	8.90%	5.10%	39.70%	5.54%	6.15%	8.58%	10.65%	13.38%
KRNY	Kearny Financial Corp.	NJ	0.81%	24.10%	3.80%	67.28%	61.42%	16.82%	0.00%	21.09%	2.26%	18.83%	6.30%	-10.08%	14.50%	8.02%	27.66%	-9.41%	-10.41%	15.59%	22.53%	23.43%
NFBK	Northfield Bancorp, Inc.	NJ	2.58%	13.27%	3.74%	77.55%	68.27%	14.57%	0.00%	16.10%	0.99%	15.10%	5.87%	1.05%	7.45%	4.05%	18.05%	3.96%	4.30%	14.39%	16.60%	17.39%
OCFC	OceanFirst Financial Corp.	NJ	4.74%	15.39%	2.49%	71.89%	80.80%	6.21%	1.05%	11.07%	2.93%	8.15%	29.70%	34.73%	26.88%	30.85%	3.81%	42.90%	26.44%	8.91%	12.82%	13.30%
ORIT	Oritani Financial Corp.	NJ	0.76%	8.66%	2.34%	86.46%	70.88%	13.26%	0.00%	13.75%	0.00%	13.75%	8.56%	-5.87%	10.99%	16.98%	-18.17%	4.95%	4.95%	12.97%	14.48%	15.30%
TRST	TrustCo Bank Corp NY	NY	12.82%	12.70%	0.00%	72.57%	85.53%	4.45%	0.00%	9.34%	0.01%	9.33%	1.19%	-9.72%	5.70%	-0.07%	20.82%	4.44%	4.44%	9.07%	17.76%	19.02%
FBNK	First Connecticut Bancorp, Inc.	CT	1.48%	5.33%	1.90%	89.39%	79.37%	10.11%	0.00%	9.10%	0.00%	9.10%	5.99%	-17.01%	9.05%	5.99%	14.04%	6.88%	6.88%	9.23%	11.57%	12.50%
EBSB	Meridian Bancorp, Inc.	MA	7.38%	1.33%	0.79%	88.58%	77.57%	9.26%	0.00%	12.59%	0.27%	12.32%	21.88%	17.71%	22.95%	22.17%	47.29%	7.26%	7.43%	10.31%	9.83%	10.79%
UBNK	United Financial Bancorp, Inc.	CT	1.41%	16.18%	2.46%	75.45%	73.86%	14.17%	1.15%	9.90%	1.72%	8.18%	6.60%	-8.00%	10.29%	9.74%	-3.09%	5.24%	6.71%	8.50%	10.80%	13.10%

(1)	Includes loans held for sale.

Source:	SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2017 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.7

The interest-earning asset compositions for the Company and the Peer Group were somewhat similar, with loans constituting the bulk of interest-earning assets for both Columbia Financial and the Peer Group. The Company’s loans-to-assets ratio of 79.34% approximated the comparable Peer Group ratio of 79.02%. Likewise, the Company’s cash and investments-to-assets ratio of 15.23% was similar to the comparable Peer Group ratio of 15.77%. Overall, Columbia Financial’s interest-earning assets amounted to 94.57% of assets, which approximated the comparable Peer Group ratio of 94.79%. The Peer Group’s non-interest earning assets included BOLI equal to 2.03% of assets and goodwill/intangibles equal to 1.20% of assets, while the Company maintained BOLI equal to 2.75% of assets and goodwill/intangibles equal to 0.11% of assets.

Columbia Financial’s funding liabilities reflected a funding strategy that was somewhat similar to that of the Peer Group's funding composition. The Company’s deposits equaled 75.95% of assets, which was slightly above the Peer Group’s ratio of 73.72%. Similarly, the Company maintained a slightly higher level of borrowings to fund assets, as indicated by borrowings-to-assets ratios of 13.50% and 12.10% for Columbia Financial and the Peer Group, respectively. Total interest-bearing liabilities maintained by the Company and the Peer Group, as a percent of assets, equaled 89.45% and 85.82%, respectively.

A key measure of balance sheet strength for a thrift institution is its interest-earnings assets/interest-bearing liabilities (“IEA/IBL”) ratio. Presently, the Company’s IEA/IBL ratio is lower than the Peer Group’s ratio, based on IEA/IBL ratios of 105.72% and 110.45%, respectively. The additional capital realized from stock proceeds should serve to provide Columbia Financial with an IEA/IBL ratio that is comparable to or exceeds the Peer Group’s ratio, as the increase in capital provided by the infusion of stock proceeds will serve to lower the level of interest-bearing liabilities funding assets and will be primarily deployed into interest-earning assets.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.8

The growth rate section of Table 3.2 shows annual growth rates for key balance sheet items. Columbia Financial’s and the Peer Group’s growth rates are based on growth for the twelve months ended September 30, 2017. Columbia Financial recorded a 7.78% increase in assets, versus asset growth of 10.10% recorded by the Peer Group. The Peer Group’s higher growth rate was in part due to acquisition related growth by OceanFirst Financial Corp. Asset growth for Columbia Financial was driven by a 9.55% increase in loans, which was in part funded by a 2.88% reduction in cash and investments. Comparatively, asset growth for the Peer Group was driven by a 12.05% increase in loans and was supplemented with a 9.05% increase in cash and investments.

Asset growth for Columbia Financial was funded by a 7.86% increase in deposits and a 7.49% increase in borrowings. Asset growth for the Peer Group was funded through deposit growth of 10.55% and an 18.02% increase in borrowings. The Company’s tangible capital growth rate equaled 8.35%, which was largely attributable to retention of earnings. Comparatively, the Peer Group’s tangible capital growth rate equaled 5.89%. The Company’s post-conversion capital growth rate will initially be constrained by maintenance of a higher pro forma capital position. Additionally, implementation of any stock repurchases and dividend payments, pursuant to regulatory limitations and guidelines, could also slow the Company’s capital growth rate in the longer term following the stock offering.

Income and Expense Components

Table 3.3 displays statements of operations for the Company and the Peer Group. The Company’s and the Peer Group’s ratios are based on earnings for the twelve months ended September 30, 2017. Columbia Financial and the Peer Group reported net income to average assets ratios of 0.60% and 0.80%, respectively. The Peer Group’s higher return was realized through a higher ratio for net interest income, lower ratios for operating expenses and loan loss provisions, and a slightly higher level of net gains, which were partially offset by the Company’s slightly higher ratio for non-interest operating income.

The Peer Group’s higher net interest income to average assets ratio was realized through a lower interest expense ratio, which was partially offset by the Company’s slightly higher interest income ratio. The Company’s higher interest income ratio was supported by maintaining a slightly higher overall yield earned on interest-earning assets (3.69% versus 3.66% for the Peer Group). Likewise, the Peer Group’s lower interest expense ratio was supported by a lower cost of funds (0.87% versus 1.09% for the Company), as well as maintaining a lower ratio of interest-bearing liabilities funding assets. Overall, Columbia Financial and the Peer Group reported net interest income to average assets ratios of 2.68% and 2.78%, respectively.

RP® Financial, LC.	PEER GROUP ANALYSIS
Page III.9

Table 3.3

Income as Percent of Average Assets and Yields, Costs, Spreads

Comparable Institution Analysis

For the 12 Months Ended September 30, 2017

				Net Interest Income					Non-Interest Income			Non-Op. Items			Yields, Costs, and Spreads
							Loss	NII	Gain	Other	Total			Provision				MEMO:	MEMO:
			Net				Provis.	After	on Sale of	Non-Int	Non-Int	Net Gains/	Extrao.	for	Yield	Cost	Yld-Cost	Assets/	Effective
			Income	Income	Expense	NII	on IEA	Provis.	Loans	Income	Expense	Losses (1)	Items	Taxes	On IEA	Of IBL	Spread	FTE Emp.	Tax Rate
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)		(%)
Columbia Financial, Inc.		NJ
September 30, 2017			0.60%	3.53%	0.85%	2.68%	0.12%	2.56%	0.00%	0.36%	1.92%	-0.09%	0.00%	0.31%	3.69%	1.09%	2.60%	$9,017	34.00%

All Public Thrifts
Averages			0.82%	3.61%	0.61%	2.99%	0.09%	2.90%	0.46%	0.61%	2.67%	0.02%	0.00%	0.39%	3.89%	0.87%	3.38%	$8,135	30.98%
Medians			0.84%	3.55%	0.63%	2.95%	0.07%	2.85%	0.08%	0.48%	2.49%	0.00%	0.00%	0.38%	3.77%	0.90%	3.10%	$4,621	33.33%

State of NJ
Averages			0.82%	3.48%	0.66%	2.82%	0.09%	2.73%	0.01%	0.28%	1.80%	0.01%	0.00%	0.38%	3.72%	0.93%	2.87%	$11,472	31.12%
Medians			0.78%	3.56%	0.64%	2.84%	0.07%	2.77%	0.01%	0.22%	1.79%	0.00%	0.00%	0.40%	3.72%	0.89%	2.78%	$10,503	30.98%

Comparable Group
Averages			0.80%	3.43%	0.65%	2.78%	0.07%	2.71%	0.02%	0.29%	1.84%	0.03%	0.00%	0.39%	3.66%	0.87%	2.85%	$10,915	32.00%
Medians			0.83%	3.42%	0.65%	2.74%	0.06%	2.68%	0.01%	0.26%	1.88%	0.00%	0.00%	0.36%	3.59%	0.92%	2.81%	$9,929	33.59%

Comparable Group
BNCL	Beneficial Bancorp, Inc.	PA	0.60%	3.32%	0.47%	2.86%	0.04%	2.81%	0.03%	0.49%	2.41%	0.00%	0.00%	0.32%	3.57%	0.66%	2.99%	$7,565	34.33%
DCOM	Dime Community Bancshares, Inc.	NY	0.61%	3.44%	0.94%	2.50%	0.03%	2.46%	0.00%	0.16%	1.30%	NA	0.00%	0.50%	3.56%	1.06%	2.47%	$17,343	44.84%
KRNY	Kearny Financial Corp.	NJ	0.41%	3.07%	0.82%	2.25%	0.10%	2.14%	0.03%	0.22%	1.79%	0.00%	0.00%	0.20%	3.32%	1.22%	2.23%	$10,503	32.86%
NFBK	Northfield Bancorp, Inc.	NJ	0.89%	3.36%	0.59%	2.77%	0.04%	2.73%	0.00%	0.26%	1.74%	0.04%	0.00%	0.40%	3.62%	0.88%	2.78%	$11,754	30.98%
OCFC	OceanFirst Financial Corp.	NJ	0.76%	3.56%	0.36%	3.20%	0.07%	3.13%	0.01%	0.52%	2.19%	NA	0.00%	0.31%	3.89%	0.40%	3.58%	$8,437	28.87%
ORIT	Oritani Financial Corp.	NJ	1.25%	3.61%	0.97%	2.64%	0.00%	2.64%	0.00%	0.10%	0.99%	NA	0.00%	0.69%	3.80%	1.24%	2.63%	$18,981	35.50%
TRST	TrustCo Bank Corp NY	NY	0.96%	3.42%	0.30%	3.13%	0.05%	3.08%	0.00%	0.23%	1.93%	0.00%	0.00%	0.57%	3.49%	0.36%	3.20%	$5,976	37.48%
FBNK	First Connecticut Bancorp, Inc.	CT	0.68%	3.27%	0.59%	2.68%	0.06%	2.62%	0.10%	0.37%	2.13%	0.01%	0.00%	0.28%	3.50%	0.84%	2.72%	$8,601	29.02%
EBSB	Meridian Bancorp, Inc.	MA	0.99%	3.83%	0.77%	3.06%	0.15%	2.91%	0.01%	0.26%	1.82%	0.16%	0.00%	0.53%	4.05%	1.05%	3.09%	$10,638	34.92%
UBNK	United Financial Bancorp, Inc.	CT	0.89%	3.41%	0.71%	2.70%	0.16%	2.54%	0.00%	0.32%	2.05%	-0.02%	0.00%	0.11%	3.79%	0.95%	2.84%	$9,356	11.18%

(1)	Net gains/losses includes gain/loss on sale of securities and nonrecurring income and expense.

Source: SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2017 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.10

In another key area of core earnings strength, the Company maintained a slightly higher level of operating expenses than the Peer Group. For the period covered in Table 3.3, the Company and the Peer Group reported operating expense to average assets ratios of 1.92% and 1.84%, respectively. The Company’s higher operating expense ratio was consistent with the comparatively higher number of employees maintained relative to its asset size. Assets per full time equivalent employee equaled $9.017 million for the Company, versus $10.915 million for the Peer Group.

When viewed together net interest income and operating expenses provide considerable insight into a thrift's earnings strength, since those sources of income and expenses are typically the most prominent components of earnings and are generally more predictable than losses and gains realized from the sale of assets or other non-recurring activities. In this regard, as measured by their expense coverage ratios (net interest income divided by operating expenses), the Company’s earnings were less favorable than the Peer Group’s. Expense coverage ratios for Columbia Financial and the Peer Group equaled 1.40x and 1.51x, respectively.

Sources of non-interest operating income provided a slightly larger contribution to the Company’s earnings, with such income amounting to 0.36% and 0.31% of Columbia Financial’s and the Peer Group’s average assets, respectively. Taking non-interest operating income into account in comparing the Company’s and the Peer Group's earnings, Columbia Financial’s efficiency ratio (operating expenses, as a percent of the sum of non-interest operating income and net interest income) of 63.16% was less favorable than the Peer Group's efficiency ratio of 59.55%.

Loan loss provisions had a larger impact on the Company’s earnings, with loan loss provisions established by the Company equaling 0.12% of average assets. Comparatively, the Peer Group recorded loan loss provisions equal to 0.07% of average assets.

Net non-operating gains and losses equaled a net loss of 0.09% of average assets for the Company and net gains equal to 0.03% of average assets for the Peer Group. Typically, gains and losses generated from the sale of assets and other non-operating activities are viewed as earnings with a relatively high degree of volatility, particularly to the extent that such gains and losses result from the sale of investments or other assets that are not considered to be part of an institution’s core operations. Extraordinary items were not a factor in either the Company’s or the Peer Group's earnings.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.11

Taxes had a fairly similar impact on the Company’s and the Peer Group’s earnings, as the Company and the Peer Group posted effective tax rates of 34.00% and 32.00%, respectively. As indicated in the prospectus, the Company’s effective marginal tax rate is equal to 36.00%.

Loan Composition

Table 3.4 presents data related to the Company’s and the Peer Group’s loan portfolio compositions (including the investment in mortgage-backed securities). The Company’s loan portfolio composition reflected a slightly higher combined concentration of 1-4 family permanent mortgage loans and mortgage-backed securities in comparison to the Peer Group (40.19% of assets versus 31.40% for the Peer Group), as the Company maintained higher concentrations of both mortgage-backed securities and 1-4 family loans relative to the comparable Peer Group ratios. Loan servicing intangibles constituted a more significant balance sheet item for the Peer Group ($1.7 million versus $303,000 for the Company).

Overall, diversification into higher risk and higher yielding types of lending was slightly more significant for the Peer Group, which was attributable to the Peer Group’s higher concentration of multi-family loans (23.71% of assets versus 9.68% for the Company). Commercial real estate loans constituted the most significant type of lending diversification for the Company (23.88% of assets versus 23.17% for the Company). The Company also maintained higher concentration of construction/land loans, commercial business loans and consumer loans. In total, construction/land, commercial real estate, multi-family, commercial business and consumer loans comprised 51.10% and 54.54% of the Company’s and the Peer Group’s assets, respectively. Overall, the Company’s asset composition provided for a slightly lower risk weighted assets-to-assets ratio of 75.26%, versus a comparable Peer Group ratio of 76.60%.

Interest Rate Risk

Table 3.5 reflects various key ratios highlighting the relative interest rate risk exposure of the Company versus the Peer Group. In terms of balance sheet composition, Columbia Financial’s interest rate risk characteristics were considered to be less favorable than the comparable measures for the Peer Group. Most notably, the Company’s tangible equity-to-assets ratio and IEA/IBL ratio were lower than the comparable Peer Group ratios, while the Company and the Peer Group maintained similar ratios of non-interest earning assets as a percent of assets. On a pro forma basis, the infusion of stock proceeds should serve to provide the Company with comparable or more favorable balance sheet interest rate risk characteristics than maintained by the Peer Group, as the result of the increases that will be realized in Company equity-to-assets and IEA/IBL ratios following the infusion of stock proceeds.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.12

Table 3.4

Loan Portfolio Composition and Related Information

Comparable Institution Analysis

As of June 30, 2017

			Portfolio Composition as a Percent of Assets
				1-4	Constr.	Multi-		Commerc.		RWA/	Servicing
Institution			MBS	Family(1)	& Land	Family	Comm RE	Business	Consumer	Assets	Assets
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	($000)

Columbia Financial, Inc.		NJ	11.11%	29.08%	4.02%	9.68%	23.88%	4.93%	8.59%	75.26%	$303
September 30, 2017

All Public Companies
Averages			9.17%	32.69%	3.97%	10.87%	18.83%	5.42%	1.85%	70.87%	$8,011
Medians			8.00%	32.65%	2.98%	4.11%	18.37%	3.88%	0.29%	71.08%	$402

State of NJ
Averages			9.78%	21.40%	1.82%	25.47%	24.58%	4.16%	0.28%	77.52%	$2,299
Medians			10.12%	17.20%	1.48%	29.33%	22.85%	2.76%	0.19%	77.86%	$138

Comparable Group
Averages			7.25%	24.15%	2.53%	23.71%	23.17%	4.09%	1.04%	76.60%	$1,720
Medians			8.31%	17.31%	1.49%	12.03%	23.59%	2.23%	0.18%	78.34%	$139

Comparable Group
BNCL	Beneficial Bancorp Inc	PA	15.44%	21.02%	3.64%	9.54%	20.62%	6.16%	6.40%	72.42%	$1,540
DCOM	Dime Community Bancshares Inc.	NY	0.06%	1.14%	0.06%	76.01%	15.59%	1.09%	0.01%	78.62%	$126
KRNY	Kearny Financial Corp.	NJ	10.75%	13.59%	0.14%	29.33%	22.51%	1.54%	0.34%	67.47%	$0
NFBK	Northfield Bancorp Inc.	NJ	10.83%	12.36%	0.92%	48.48%	15.50%	1.71%	0.05%	84.04%	$138
OCFC	OceanFirst Financial Corp.	NJ	9.87%	40.32%	3.46%	2.46%	25.26%	2.76%	0.19%	68.50%	$190
ORIT	Oritani Financial Corp.	NJ	7.96%	6.13%	0.10%	42.52%	37.68%	0.50%	0.00%	89.39%	$0
TRST	TrustCo Bank Corp NY	NY	8.00%	67.61%	0.59%	0.61%	1.84%	0.46%	0.17%	51.08%	$0
FBNK	First Connecticut Bancorp, Inc	CT	0.83%	38.16%	2.49%	7.83%	26.23%	14.41%	0.09%	79.74%	$4,897
EBSB	Meridian Bancorp Inc.	MA	0.10%	12.40%	11.84%	14.53%	41.76%	2.85%	0.21%	96.70%	$139
UBNK	United Financial Bancorp	CT	8.62%	28.72%	2.06%	5.73%	24.66%	9.41%	2.89%	78.07%	$10,172

(1)	Includes home equity loans and lines of credit.

Source:	SNL Financial LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2017 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.13

Table 3.5

Interest Rate Risk Measures and Net Interest Income Volatility

Comparable Institution Analysis

As of September 30, 2017

			Balance Sheet Measures
			Tangible		Non-IEA	Quarterly Change in Net Interest Income
			Equity/	IEA/	Assets/
			Assets	IBL	Assets	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
			(%)	(%)	(%)	(change in net interest income is annualized in basis points)
Columbia Financial, Inc.		NJ
September 30, 2017			8.7%	105.7%	5.4%	-2	1	6	8	-1	-1

All Public Companies			11.7%	130.6%	6.9%	2	6	-1	0	-3	3
State of NJ			14.0%	126.9%	7.1%	3	-1	0	3	-4	1

Comparable Group
Average			11.8%	110.6%	5.2%	4	1	-1	0	-2	0
Median			10.8%	110.6%	5.4%	4	3	1	0	0	-4

Comparable Group
BNCL	Beneficial Bancorp, Inc.	PA	14.9%	115.0%	6.9%	4	5	0	-6	2	17
DCOM	Dime Community Bancshares, Inc.	NY	8.2%	109.2%	3.4%	-4	0	-9	7	-8	-9
KRNY	Kearny Financial Corp.	NJ	18.8%	117.8%	7.8%	0	-6	2	13	-2	-4
NFBK	Northfield Bancorp, Inc.	NJ	15.1%	112.7%	6.6%	4	-2	1	-1	-1	5
OCFC	OceanFirst Financial Corp.	NJ	8.1%	104.5%	8.0%	-1	5	5	-17	2	13
ORIT	Oritani Financial Corp.	NJ	13.7%	114.0%	4.1%	13	-7	-10	-2	-10	-3
TRST	TrustCo Bank Corp NY	NY	9.3%	109.0%	1.9%	6	7	1	4	0	-4
FBNK	First Connecticut Bancorp, Inc.	CT	9.1%	107.5%	3.8%	6	1	14	1	-9	5
EBSB	Meridian Bancorp, Inc.	MA	12.3%	112.0%	2.7%	9	7	-16	0	1	-4
UBNK	United Financial Bancorp, Inc.	CT	8.2%	104.3%	7.0%	-2	5	2	-1	5	-14

NA=Change is greater than 100 basis points during the quarter.

Source:	SNL Financial LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2017 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.14

To analyze interest rate risk associated with the net interest margin, we reviewed quarterly changes in net interest income as a percent of average assets for Columbia Financial and the Peer Group. In general, the comparative fluctuations in the Company’s and the Peer Group’s net interest income ratios implied that the interest rate risk associated with their respective net interest margins was similar, based on the interest rate environment that prevailed during the period covered in Table 3.5. The stability of the Company’s net interest margin should be enhanced by the infusion of stock proceeds, as interest rate sensitive liabilities will be funding a lower portion of Columbia Financial’s assets and the proceeds will be substantially deployed into interest-earning assets.

Credit Risk

Overall, based on a comparison of credit risk measures, the Company’s implied credit risk exposure was viewed to be slightly less than the Peer Group’s credit risk exposure. As shown in Table 3.6, the Company’s ratios for non-performing/assets and non-performing loans/loans equaled 0.50% and 0.61%, respectively, versus comparable measures of 0.67% and 0.77% for the Peer Group. It should be noted that the measures for non-performing assets and non-performing loans in Table 3.6 include accruing loans that are classified as troubled debt restructurings, which accounted for almost 75% of the Company’s non-performing loan balance at September 30, 2017. The Company’s and the Peer Group’s loss reserves as a percent of non-performing loans equaled 204.97% and 148.48%, respectively. Loss reserves maintained as percent of loans receivable equaled 1.26% for the Company, versus 0.84% for the Peer Group. Net loan charge-offs were a larger factor for the Company, as net loan charge-offs for the Company and the Peer Group equaled 0.08% and 0.04% of loans, respectively.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.15

Table 3.6

Credit Risk Measures and Related Information

Comparable Institution Analysis

As of September 30, 2017

				NPAs &	Adj NPAs &				Rsrves/
			REO/	90+Del/	90+Del/	NPLs/	Rsrves/	Rsrves/	NPAs &	Net Loan	NLCs/
			Assets	Assets (1)	Assets (2)	Loans (1)	Loans HFI	NPLs (1)	90+Del (1)	Chargeoffs (3)	Loans
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	($000)	(%)
Columbia Financial, Inc.		NJ
September 30, 2017			0.01%	0.50%	0.13%	0.61%	1.26%	204.97%	201.99%	$3,660	0.08%

All Public Companies
Averages			0.08%	0.76%	0.52%	0.95%	0.91%	117.45%	110.35%	$3,199	0.08%
Medians			0.03%	0.75%	0.50%	0.79%	0.90%	100.70%	96.93%	$255	0.02%

State of NJ
Averages			0.05%	0.72%	0.34%	0.95%	0.88%	97.07%	89.78%	$2,589	0.03%
Medians			0.04%	0.72%	0.43%	0.89%	0.86%	95.15%	89.78%	$440	0.01%

Comparable Group
Averages			0.04%	0.67%	0.47%	0.77%	0.84%	148.48%	125.92%	$1,450	0.04%
Medians			0.03%	0.68%	0.44%	0.74%	0.87%	128.64%	109.04%	$685	0.02%

Comparable Group
BNCL	Beneficial Bancorp, Inc.	PA	0.00%	0.69%	0.36%	0.55%	1.07%	196.31%	107.05%	$3,780	0.09%
DCOM	Dime Community Bancshares, Inc.	NY	0.00%	0.20%	0.07%	0.16%	0.37%	235.62%	171.85%	$91	0.00%
KRNY	Kearny Financial Corp.	NJ	0.05%	0.50%	0.43%	0.66%	0.90%	137.55%	123.02%	$440	0.01%
NFBK	Northfield Bancorp, Inc.	NJ	0.02%	0.67%	0.16%	0.82%	0.83%	101.86%	97.95%	$(108)	0.00%
OCFC	OceanFirst Financial Corp.	NJ	0.17%	1.15%	1.15%	1.31%	0.43%	32.56%	26.77%	$2,573	0.07%
ORIT	Oritani Financial Corp.	NJ	0.00%	0.25%	0.25%	0.29%	0.85%	296.63%	296.63%	$(524)	-0.02%
TRST	TrustCo Bank Corp NY	NY	0.06%	0.82%	0.82%	1.03%	1.23%	119.72%	111.03%	$2,168	0.06%
FBNK	First Connecticut Bancorp, Inc.	CT	0.00%	1.20%	0.51%	1.50%	0.82%	61.34%	42.26%	$929	0.04%
EBSB	Meridian Bancorp, Inc.	MA	0.03%	0.47%	0.46%	0.48%	1.00%	207.88%	193.03%	$(68)	0.00%
UBNK	United Financial Bancorp, Inc.	CT	0.04%	0.74%	0.49%	0.92%	0.89%	95.31%	89.62%	$5,217	0.10%

(1)	Includes TDRs for the Company and the Peer Group.
(2)	Excludes TDRs that are in compliance with their modified terms.
(3)	Net loan chargeoffs are shown on a last twelve month basis.

Source:	SNL Financial, LC and RP® Financial, LC. calculations. The information provided in this table has been obrained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2017 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.16

Summary

Based on the above analysis, RP Financial concluded that the Peer Group forms a reasonable basis for determining the pro forma market value of the Company. Such general characteristics as asset size, capital position, interest-earning asset composition, funding composition, core earnings measures, loan composition, credit quality and exposure to interest rate risk all tend to support the reasonability of the Peer Group from a financial standpoint. Those areas where differences exist will be addressed in the form of valuation adjustments to the extent necessary.

RP® Financial, LC.	VALUATION ANALYSIS
IV.1

IV. VALUATION ANALYSIS

Introduction

This chapter presents the valuation analysis and methodology prepared pursuant to the regulatory guidelines, and valuation adjustments and assumptions used to determine the estimated pro forma market value of the common stock to be issued in conjunction with the Company’s minority stock offering.

Appraisal Guidelines

The federal regulatory appraisal guidelines required by the OCC, FRB, the FDIC and state banking agencies specify the pro forma market value methodology for estimating the pro forma market value of an institution. Pursuant to this methodology: (1) a peer group of comparable publicly-traded institutions is selected; (2) a financial and operational comparison of the subject company to the peer group is conducted to discern key differences; and (3) a valuation analysis in which the pro forma market value of the subject company is determined based on the market pricing of the peer group as of the date of valuation, incorporating valuation adjustments for key differences. In addition, the pricing characteristics of recent conversions, both at conversion and in the aftermarket, must be considered. Given the unique differences in the pricing characteristics of publicly-traded MHCs relative to fully-converted thrift stocks, we have also reviewed the pricing characteristics of publicly-traded MHCs on a fully-converted basis.

RP Financial Approach to the Valuation

The valuation analysis herein complies with such regulatory approval guidelines. Accordingly, the valuation incorporates a detailed analysis based on the Peer Group, discussed in Chapter III, which constitutes "fundamental analysis" techniques. Additionally, the valuation incorporates a "technical analysis" of recently completed conversions, including closing pricing and aftermarket trading of such offerings. It should be noted that these valuation analyses cannot possibly fully account for all the market forces which impact trading activity and pricing characteristics of a stock on a given day.

RP® Financial, LC.	VALUATION ANALYSIS
IV.2

The pro forma market value determined herein is a preliminary value for the Company’s to-be-issued stock. Throughout the stock issuance process, RP Financial will: (1) review changes in the Company’s operations and financial condition; (2) monitor the Company’s operations and financial condition relative to the Peer Group to identify any fundamental changes; (3) monitor the external factors affecting value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment, including the market for thrift stocks; and (4) monitor pending conversion offerings, both regionally and nationally. If material changes should occur prior to the close of the offering, RP Financial will evaluate if updated valuation reports should be prepared reflecting such changes and their related impact on value, if any. RP Financial will also prepare a final valuation update at the closing of the offering to determine if the prepared valuation analysis and resulting range of value continues to be appropriate.

The appraised value determined herein is based on the current market and operating environment for the Company and for all thrifts. Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability) may materially impact the market value of all thrift stocks, including Columbia Financial’s value, the market value of the stocks of public MHC institutions, or Columbia Finanical’s value alone. To the extent a change in factors impacting the Company’s value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into its analysis.

Valuation Analysis

A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III. The following sections summarize the key differences between the Company and the Peer Group and how those differences affect the pro forma valuation. Emphasis is placed on the specific strengths and weaknesses of the Company relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the shares, marketing of the issue, management, and the effect of government regulations and/or regulatory reform. We have also considered the market for thrift stocks, in particular new issues, to assess the impact on value of Columbia Financial coming to market at this time.

RP® Financial, LC.	VALUATION ANALYSIS
IV.3

1.	Financial Condition

The financial condition of an institution is an important determinant in pro forma market value because investors typically look to such factors as liquidity, capital, asset composition and quality, and funding sources in assessing investment attractiveness. The similarities and differences in the Company’s and the Peer Group's financial strengths are noted as follows:

o	Overall A/L Composition. Loans funded by retail deposits were the primary components of both Columbia Financial’s and the Peer Group's balance sheets. In comparison to the Peer Group, the Company’s interest-earning asset composition exhibited a similar concentration of loans and a slightly lower degree of diversification into higher risk types of loans. Overall, the Company’s asset composition provided for a similar yield earned on interest-earning assets and a slightly lower risk weighted assets-to-assets ratio in comparison to the Peer Group’s ratios. Columbia Financial’s funding composition reflected slightly higher levels of deposits and borrowings in comparison to the Peer Group’s ratios, which provided the Company with a slightly higher cost of funds than maintained by the Peer Group. Overall, as a percent of assets, the Company maintained a similar level of interest-earning assets and a higher level of interest-bearing liabilities relative to the comparable ratios for the Peer Group, which translated into a lower IEA/IBL ratio for the Company. After factoring in the impact of the net stock proceeds, the Company’s IEA/IBL ratio will be more comparable to or exceed the Peer Group’s ratio. On balance, RP Financial concluded that asset/liability composition was a neutral factor in our adjustment for financial condition.

o	Credit Quality. The Company’s ratios for non-performing assets as a percent of assets and non-performing loans as a percent of loans were slightly lower than the comparable ratios for the Peer Group. In comparison to the Peer Group, the Company maintained higher loss reserves as a percent of non-performing loans and as a percent of loans. Net loan charge-offs as a percent of loans were higher for the Company. The Company’s risk weighted assets-to-assets ratio was slightly lower than the Peer Group’s ratio. Overall, RP Financial concluded that credit quality was a slightly positive factor in our adjustment for financial condition.

o	Balance Sheet Liquidity. The Company and the Peer Group operated with similar levels of cash and investment securities (15.23% of assets versus 15.77% for the Peer Group). Following the infusion of stock proceeds, the Company’s cash and investments ratio is expected to increase as a portion of the proceeds retained at the holding company level will initially be held in short-term liquid funds. The Company’s future borrowing capacity was considered to be similar to the Peer Group’s borrowing capacity, based on the comparable level of borrowings that are funding their respective assets. Overall, RP Financial concluded that balance sheet liquidity was a neutral factor in our adjustment for financial condition.

RP® Financial, LC.	VALUATION ANALYSIS
IV.4

o	Funding Liabilities. The Company’s interest-bearing funding composition reflected slightly higher concentrations of deposits and borrowings relative to the comparable Peer Group ratios, which translated into a higher cost of funds for the Company. The Company’s ratio of total interest-bearing liabilities as a percent of assets was above the Peer Group’s ratio. Following the stock offering, the increase in the Company’s capital position will reduce the level of interest-bearing liabilities funding the Company’s assets to a level that is comparable to or lower than the Peer Group’s ratio of interest-bearing liabilities as a percent of assets. Overall, RP Financial concluded that funding liabilities were a neutral factor in our adjustment for financial condition.

o	Capital. The Peer Group currently operates with a higher equity-to-assets ratio than the Company. Following the stock offering, Columbia Financials pro forma capital position will be comparable to or exceed the Peer Group's equity-to-assets ratio. On balance, RP Financial concluded that capital strength was a neutral factor in our adjustment for financial condition.

On balance, Columbia Financial’s balance sheet strength was considered to be comparable to the Peer Group’s balance sheet strength and, thus, no adjustment was applied for the Company’s financial condition.

2.	Profitability, Growth and Viability of Earnings

Earnings are a key factor in determining pro forma market value, as the level and risk characteristics of an institution's earnings stream and prospects to generate future earnings heavily influence the multiple that the investment community will pay for earnings. The major factors considered in the valuation are described below.

o	Reported Earnings. The Company’s reported earnings were lower than the Peer Group’s on a ROAA basis (0.60% of average assets versus 0.80% for the Peer Group). The Peer Group maintained more favorable ratios for net interest income, loan loss provisions, operating expenses and net gains which were partially offset by the Company’s slightly more favorable ratio for non-interest operating income. Reinvestment of stock proceeds into interest-earning assets and redemption of the junior subordinated debt will serve to increase the Company’s earnings, with the benefit of reinvesting proceeds expected to be somewhat offset by higher operating expenses associated with operating as a publicly-traded company and the implementation of stock benefit plans. Overall, the Company’s reported earnings were considered to be less favorable than the Peer Group’s reported earnings and, thus, RP Financial concluded that this was a slightly negative factor in our adjustment for profitability, growth and viability of earnings.

o	Core Earnings. Net interest income, operating expenses, non-interest operating income and loan loss provisions were reviewed in assessing the relative strengths and weaknesses of the Company’s and the Peer Group’s core earnings. In these measures, the Company operated with a lower net interest income ratio, a higher operating expense ratio and a higher level of non-interest operating income. The Company’s lower net interest income ratio and higher operating expense ratio translated into a lower expense coverage ratio in comparison to the Peer Group’s ratio (equal to 1.40x versus 1.51x for the Peer Group). Similarly, the Company’s efficiency ratio of 63.16% was less favorable than the Peer Group’s efficiency ratio of 59.55%. Loan loss provisions had a larger impact on the Company’s earnings. Overall, these measures, as well as the expected earnings benefits the Company should realize from the redeployment of stock proceeds into interest-earning assets, redemption of the junior subordinated debt and leveraging of post-conversion capital, which will be somewhat negated by expenses associated with the stock benefit plans and operating as a publicly-traded company, indicate that the Company’s pro forma core earnings will remain less favorable than the Peer Group’s core earnings. Therefore, RP Financial concluded that this was a slightly negative factor in our adjustment for profitability, growth and viability of earnings.

RP® Financial, LC.	VALUATION ANALYSIS
IV.5

o	Interest Rate Risk. Quarterly changes in the Company’s and the Peer Group's net interest income to average assets ratios indicated that a similar degree of volatility was associated with their respective net interest margins. Other measures of interest rate risk, such as capital levels, IEA/IBL ratios and levels of non-interest earning assets were more favorable for the Peer Group. On a pro forma basis, the infusion of stock proceeds can be expected to provide the Company with equity-to-assets and IEA/ILB ratios that are comparable to or exceed the Peer Group ratios, as well as enhance the stability of the Company’s net interest margin. Accordingly, on balance, interest rate risk was a neutral factor in our adjustment for profitability, growth and viability of earnings.

o	Credit Risk. Loan loss provisions were a slightly larger factor in the Company’s earnings (0.12% of average assets versus 0.07% of average assets for the Peer Group). In terms of future exposure to credit quality related losses, the Company and the Peer Group maintained similar concentrations of assets in loans, while the Peer Group’s loan composition reflected a slightly greater degree of diversification into higher risk types of loans. The Company’s credit quality measures generally implied a lower degree of credit risk exposure relative to the comparable credit quality measures indicated for the Peer Group. Overall, RP Financial concluded that credit risk was a slightly positive factor in our adjustment for profitability, growth and viability of earnings.

o	Earnings Growth Potential. Several factors were considered in assessing earnings growth potential. First, the Peer Group currently maintains a higher interest rate spread than the Company, which would tend to facilitate a continuation of a higher net interest margin for the Peer Group goring forward. Second, the infusion of stock proceeds will provide the Company with comparable growth potential through leverage as currently maintained by the Peer Group. Third, the Company’s higher ratios of non-interest operating income and operating expenses were viewed as a respective advantage and disadvantage to sustain earnings growth during periods when net interest margins come under pressure as the result of adverse changes in interest rates. Overall, earnings growth potential was considered to be a neutral factor in our adjustment for profitability, growth and viability of earnings.

o	Return on Equity. Currently, the Company’s core ROE is similar to the Peer Group’s core ROE. As the result of the increase in capital that will be realized from the infusion of net stock proceeds into the Company’s equity, the Company’s pro forma return equity on a core earnings basis will be lower than the Peer Group’s core ROE. Accordingly, this was a slightly negative factor in the adjustment for profitability, growth and viability of earnings.

RP® Financial, LC.	VALUATION ANALYSIS
IV.6

On balance, Columbia Financial’s pro forma earnings strength was considered to be less favorable than the Peer Group’s and, thus, a slight downward adjustment was applied for profitability, growth and viability of earnings.

3.	Asset Growth

Comparative asset growth rates for the Company and the Peer Group showed a 7.78% increase in the Company’s assets, versus a 10.10% increase in the Peer Group’s assets. The Peer Group’s stronger asset growth was in part attributable to acquisition related growth. Asset growth for the Company was sustained by a 9.55% increase in loans, which was partially funded with cash and investments. The Peer Group’s asset growth was primarily sustained by a 12.05% increase in loans and also included an increase in cash and investments. Overall, net of the Peer Group’s acquisition related growth the Company’s recent asset growth trends would tend to be viewed as fairly comparable to the Peer Group’s asset growth trends in terms of supporting future earnings growth. On a pro forma basis, the Company’s tangible equity-to-assets ratio will be comparable to or exceed the Peer Group's tangible equity-to-assets ratio, providing the Company with similar leverage capacity as maintained by the Peer Group. On balance, no adjustment was applied for asset growth.

4.	Primary Market Area

The general condition of an institution’s market area has an impact on value, as future success is in part dependent upon opportunities for profitable activities in the local market served. Columbia Financial serves the State of New Jersey through the headquarters office and 48 full service branches. The Company’s branches are concentrated in the suburbs surrounding the New York City and Philadelphia metropolitan areas. Operating in densely populated markets provide the Company with growth opportunities, but such growth must be achieved in a highly competitive market environment. The Company competes against significantly larger institutions that provide a larger array of services and have significantly larger branch networks than maintained by Columbia Financial.

RP® Financial, LC.	VALUATION ANALYSIS
IV.7

The Peer Group companies generally operate in markets with similar populations as Bergen County. Population growth for the primary market area counties served by the Peer Group companies reflected a range of growth rates, but, overall, population growth rates in the markets served by the Peer Group companies were less than Bergen County’s recent historical and projected population growth rates. Bergen County has a higher per capita income compared to the Peer Group’s average per capita income and, on average, the Peer Group’s primary market area counties were less affluent markets within their respective states compared to Bergen County’s per capita income as a percent of New Jersey’s per capita income (93.6% for the Peer Group versus 121.0% for Bergen County). The average and median deposit market shares maintained by the Peer Group companies were greater than the Company’s market share of deposits in Bergen County. Overall, the degree of competition faced by the Peer Group companies was viewed as less than the Company’s competitive environment in Bergen County, while the growth potential in the markets served by the Peer Group companies was for the most part viewed to be slightly less favorable than provided by the Company’s primary market area. Summary demographic and deposit market share data for the Company and the Peer Group companies is provided in Exhibit III-4. As shown in Table 4.1, the average unemployment rate for the primary market area counties served by the Peer Group companies was above the unemployment rate reflected for Berge County. On balance, we concluded that a slight upward adjustment was appropriate for the Company’s market area.

Table 4.1
Market Area Unemployment Rates
Columbia Financial, Inc. and the Peer Group Companies (1)

		September 2017
	County	Unemployment

Columbia Financial, Inc. - NJ	Bergen	4.1%

Peer Group Average		4.7

The Peer Group

Beneficial Bancorp, Inc. – PA	Philadelphia	6.0
Dime Community Bancshares, Inc. - NY	Kings	5.1
First Connecticut Bancorp, Inc. – CT	Hartford	4.3
Kearny Financial Corp.– NJ	Essex	6.1
Meridian Bancorp, Inc. – MA	Essex	3.6
Northfield Bancorp, Inc. - NJ	Middlesex	4.3
OceanFirst Financial Corp. – NJ	Ocean	4.9
Oritani Financial Corp. – NJ	Bergen	4.1
TrustCo Bank Corp. – NY	Schenectady	4.4
United Financial Bancorp, Inc. – CT	Hartford	4.3

(1)	Unemployment rates are not seasonally adjusted.

Source: SNL Financial, LC; Department of Labor.

RP® Financial, LC.	VALUATION ANALYSIS
IV.8

5.	Dividends

At this time the Company has not established a dividend policy. Future declarations of dividends by the Board of Directors will depend upon a number of factors, including investment opportunities, growth objectives, financial condition, profitability, tax considerations, minimum capital requirements, regulatory limitations, stock market characteristics and general economic conditions.

All ten of the Peer Group companies pay regular cash dividends, with implied dividend yields ranging from 0.84% to 4.32%. The average dividend yield on the stocks of the Peer Group institutions equaled 2.31% as of November 8, 2017. Comparatively, as of November 8, 2017, the average dividend yield on the stocks of all fully-converted publicly-traded thrifts equaled 1.73%.

Our valuation adjustment for dividends for Columbia Financial also considered the regulatory policy with regard to payment of dividends to the MHC. Under current FRB and OCC policy, any dividends declared by the Company would be required to be paid to all shareholders. Accordingly, dividends paid by the Company would increase the amount of assets held by the MHC, after adjusting for applicable income taxes, and, thereby, increase the implied dilution incurred by the minority shareholders in a second-step conversion pursuant to the calculation to account for net assets held by the MHC in a second-step offering.

Overall, while the Company has not established a definitive dividend policy prior to its stock offering, the Company will have the capacity to pay a dividend comparable to the Peer Group’s average dividend yield based on pro forma earnings and capitalization. At the same time, dividend payments retained by the MHC would increase the implied dilution to minority shareholders in a second-step offering. On balance, we concluded that a slight downward adjustment was warranted for purposes of the Company’s dividend policy.

6.	Liquidity of the Shares

The Peer Group is by definition composed of companies that are traded in the public markets. All ten of the Peer Group members trade on the NASDAQ system. Typically, the number of shares outstanding and market capitalization provides an indication of how much liquidity there will be in a particular stock.

RP® Financial, LC.	VALUATION ANALYSIS
IV.9

The market capitalization of the Peer Group companies ranged from $406.0 million to $1.2 billion as of November 8, 2017, with average and median market values of $862.7 million and $845.9 million, respectively. The shares issued and outstanding of the Peer Group companies ranged from 16.0 million to 96.1 million, with average and median shares outstanding of 53.9 million and 49.9 million, respectively. The Company’s stock offering is expected to have a pro forma public market value that will be in the lower end of the Peer Group’s range of market values and shares outstanding of public shareholders that will be similar to or slightly lower than the median and average shares outstanding indicated for the Peer Group companies. Like all of the Peer Group companies, the Company’s stock will be quoted on the NASDAQ following the stock offering. Overall, we anticipate that the Company’s public stock will have a comparable trading market as the Peer Group companies on average and, therefore, concluded no adjustment was necessary for this factor.

7.	Marketing of the Issue

Three separate markets exist for thrift stocks: (1) the after-market for public companies, both fully-converted stock companies and MHCs, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE, dividends and future prospects; (2) the new issue market in which converting thrifts are evaluated on the basis of the same factors but on a pro forma basis without the benefit of prior operations as a publicly-held company and stock trading history; and (3) the thrift acquisition market. All three of these markets were considered in the valuation of the Company’s to-be-issued stock.

A.	The Public Market

The value of publicly-traded thrift stocks is easily measurable, and is tracked by most investment houses and related organizations. Exhibit IV-1 provides pricing and financial data on all publicly-traded thrifts. In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues and stock market conditions in general. Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for thrifts and commercial banks. Exhibit IV-3 displays various stock price indices as of November 8, 2017.

RP® Financial, LC.	VALUATION ANALYSIS
IV.10

In terms of assessing general stock market conditions, the overall stock market has trended higher in recent quarters. The broader stock market trended lower during the first half of April 2017, with geopolitical uncertainty and weaker-than-expected job growth reflected in the March employment data contributing to the pullback. Stocks rallied during the second half of April, led by a rebound in financial and industrial shares. Easing geopolitical concerns, a series of upbeat first quarter earnings reports and a victory by a centrist candidate in the first round of France’s presidential election were among the factors that supported the rally. The broader stock market traded in a narrow range at the end of April and into early-May, as gains in technology and industrial companies offset losses in the energy sector. A slightly stronger-than-expected jobs report for April helped to lift the S&P 500 index and the NASDAQ Composite index to record highs at the close of the first week of May. Stocks retreated heading in mid-May, which was attributable to falling oil prices and disappointing earnings posted by some larger retailers. Growing investor anxiety about the future of President Trump’s legislative agenda jarred stocks sharply lower heading into the second half of May 2017. Stocks rebounded from the one day sell-off, as the Dow Jones Industrial Average (“DJIA”) closed up for six consecutive sessions. Rising oil prices, which lifted energy shares, and a rally in industrial and technology shares were noted factors that contributed to the late-May rally. After easing lower to close out May, stocks gained broadly at the start of June. All three major U.S. stock indexes closed at fresh highs in early-June, as the global economy and corporate profits showed signs of strength. The generally positive trend in the broader stock market extended into mid-June, although technology and retail stocks traded lower in mid-June. A rebound in technology shares propelled the DJIA and S&P 500 to fresh highs going into the second half of June, which was followed by a downturn led by a decline in energy shares as oil prices slipped to their lowest levels since September 2016. Stocks traded in a mixed range to close out the second quarter, as a rally in bank stocks contributed to stock market gains. Comparatively, a sell-off in technology shares pressured stocks lower at the end of June.

The broader stock market continued to trade unevenly at the start of the third quarter of 2017, which was followed by a rebound with technology and bank shares leading the DJIA to three consecutive new highs in mid-July 2017. Comments from the Chairwoman of the Federal Reserve suggesting a go slow approach to further rate increases was a noted factor that contributed to the stock market rally. Following a slight pull back, strong earnings reports posted by some of the “blue-chip” stocks and a strong jobs report for July sustained a stock market rally in late-July and into early-August that saw the DJIA crossing above the 22000 threshold during a string of closing at nine consecutive record highs. Stocks faltered in mid-August, amid rising tensions between the U.S. and North Korea and disappointing second quarter earnings reports posted by some of the big-box retailers and large technology companies. Heightened investor uncertainty stemming from the fallout of Tropical Storm Harvey and North Korea’s launch of a ballistic missile over Japan translated into a narrow trading range to close out the month of August. Bank and insurance stocks led the stock market lower in early-September, amid concerns over low inflation, North Korea and Hurricane Irma. Stocks rebounded heading into mid-September, with the DJIA, S&P 500 and NASDAQ composite all closing at record highs on the same day as investor fears about North Korea and Hurricane Irma eased. The rally in the broader stock market continued through mid-September, led by a rebound in energy shares and gains in industrial and financial stocks. The DJIA ended its streak of closing higher for nine consecutive sessions on September 21st, as investors took stock of the Federal Reserve’s renewed commitment to raising rates again in 2017. Financial and technology shares led stock market gains at the close of the third quarter, as President Trump and Republican leaders proposed a plan to sharply reduce tax rates.

RP® Financial, LC.	VALUATION ANALYSIS
IV.11

Major stock indexes climbed to record highs at the start of the fourth quarter of 2017, as manufacturing activity reached a thirteen-year high in September. Economic data reflecting stability and growth in the U.S. added to the stock market’s momentum in early-October, which was followed by a slight pull back in the broader stock market after the September employment report showed that the U.S. economy lost jobs for the first time in seven years. Strong third quarter earnings reports propelled the DJIA to fresh highs through mid-October, with the DJIA closing above 23000 for the first time on October 18th. After shares of retailers and healthcare companies led the market lower at the close of October, the broader stock market traded higher in early-November as investors assessed the House Republican’s proposal to overhaul taxes. Major stock indexes posted new record highs in the second week of November, with solid corporate earnings and a U.S. economy showing signs of picking up steam providing support for broader stock market gains. On November 8, 2017, the DJIA closed at 23563.36, an increase of 26.8% from one year ago and an increase of 19.2% year-to-date, and the NASDAQ Composite index closed at 6789.12, an increase of 29.3% from one year ago and an increase of 26.1% year-to-date. The S&P 500 Index closed at 2594.38 on November 8, 2017, an increase of 19.9% from one year ago and an increase of 15.9% year-to-date.

RP® Financial, LC.	VALUATION ANALYSIS
IV.12

The market for thrift stocks has underperformed the broader stock market in recent quarters. Financial shares led the broader stock market lower during the first half of April 2017, as investors pulled back from sectors that led the post-election rally in favor of technology stocks. Some favorable first quarter earnings reports posted by large banks and deal activity in the financial sector bolstered thrift stocks in the final week of April. Thrift shares traded in a tight range through the first week of May and then declined slightly heading into mid-May, as bank stocks led the stock market lower on growing investor anxiety about the future of President Trump’s legislative agenda. Financial shares traded in tight range during the second half of May and then dipped lower to close out May, which was led by a decline in some of the money center banks on signals that second quarter trading revenues were weakening. Bank and thrift stocks rebounded along with the broader stock market at the start of June and then surged higher following the release of a Treasury report on bank oversight that raised expectations the post crisis era of heightened regulation would be ending. Financial shares largely traded flat following the Federal Reserve’s mid-June decision to raise it target interest rate by a quarter of a point. Heading into the second half of June thrift stocks trended lower and then rebounded at the close of the second quarter, as bank stocks rallied after the Federal Reserve approved capital plans for all 34 firms taking part in its annual stress tests.

A favorable jobs report for June 2017 boosted financial shares at the start of the third quarter, which was followed by a narrow trading range for the banking sector through late-July. Financial stocks participated in the broader stock market rally at the end of July and into-early August, which was followed by a slight pullback for the banking sector through late-August. The decline in financial stocks was part of a broader market sell-off, as investors reacted to political turmoil, terror attacks and disappointing earnings. A strong GDP report for the second quarter of 2017 helped to bolster thrift and bank stocks at the end of August. Falling bond yields and the threat of Hurricane Irma pressured financial shares lower in early-September. Financial shares rallied along with the broader stock market through mid-September and sustained further gains following the Federal’s Reserves policy meeting, as the Federal Reserve confirmed that it would begin to shrink its bond portfolio. News of the Republican’s proposed plan to cut tax rates extended the rally in financial shares at close of the third quarter.

The upswing in thrift stocks continued at the start of the fourth quarter of 2017, which was followed by a pullback in financial shares on news that the U.S. economy lost jobs in September. Generally solid third quarter earnings reports and some announced acquisitions in the financial sector helped thrift stocks to edge higher going into late-October. Thrift shares retreated at the end of October, as investors reacted to a report that tax cuts could be phased-in gradually rather than immediately. Growing investor concerns regarding passage of tax legislation to cut corporate taxes sustained the downward trend in financial shares in the first couple weeks of November. On November 8, 2017, the SNL Index for all publicly-traded thrifts closed at 898.4, an increase of 4.5% from one year ago and a decrease of 7.1% year-to-date.

RP® Financial, LC.	VALUATION ANALYSIS
IV.13

B.	The New Issue Market

In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Company’s pro forma market value. The new issue market is separate and distinct from the market for seasoned thrift stocks in that the pricing ratios for converting issues are computed on a pro forma basis, specifically: (1) the numerator and denominator are both impacted by the conversion offering amount, unlike existing stock issues in which price change affects only the numerator; and (2) the pro forma pricing ratio incorporates assumptions regarding source and use of proceeds, effective tax rates, stock plan purchases, etc. which impact pro forma financials, whereas pricing for existing issues are based on reported financials. The distinction between pricing of converting and existing issues is perhaps no clearer than in the case of the price/book ("P/B") ratio in that the P/B ratio of a converting thrift will typically result in a discount to book value whereas in the current market for existing thrifts the P/B ratio often reflects a premium to book value. Therefore, it is appropriate to also consider the market for new issues, both at the time of the conversion and in the aftermarket.

As shown in Table 4.2, three first-step MHC offerings were completed during the past three months. Two of the first-step MHC offerings were closed at the top of their respective offering ranges and Seneca Financial’s first-step MHC offering closed slightly below the top of its offering range. The average closing fully-converted pro forma price/tangible book ratio of the three recent first-step offerings equaled 73.0%. On average, the three recent first-step MHC offerings reflected price appreciation of 20.5% after the first week of trading. As of November 8, 2017, the three recent first-step MHC offerings reflected a 19.2% increase in price on average.

RP® Financial, LC.	VALUATION ANALYSIS
IV.14

Table 4.2

Pricing Characteristics and After-Market Trends

Conversions Completed in the Last Three Months

Institutional Information			Pre-Conversion Data				Offering Information				Contribution to		Insider Purchases					Pro Forma Data								Post-IPO Pricing Trends
			Financial Info.		Asset Quality						Char. Found.		% Off Incl. Fdn.+Merger Shares					Pricing Ratios(2)(5)				Financial Charac.				Closing Price:
							Excluding Foundation					% of	Benefit Plans				Initial									First		After		After
	Conversion			Equity/	NPAs/	Res.	Gross	%	% of	Exp./		Public Off.		Recog.	Stk	Mgmt.&	Div.		Core			Core		Core	IPO	Trading	%	First	%	First	%	Thru	%
Institution	Date	Ticker	Assets	Assets	Assets	Cov.	Proc.	Offer	Mid.	Proc.	Form	Inc. Fdn.	ESOP	Plans	Option	Dirs.	Yield	P/TB	P/E		P/A	ROA	TE/A	ROE	Price	Day	Chge	Week(3)	Chge	Month(4)	Chge	11/08/2017	Chge
			($Mil)	(%)	(%)	(%)	($Mil.)	(%)	(%)	(%)		(%)	(%)	(%)	(%)	(%)(1)	(%)	(%)	(x)		(%)	(%)	(%)	(%)	($)	($)	(%)	($)	(%)	($)	(%)	($)	(%)

Mutual Holding Companies
Seneca Financial Corp. - NY*	10/12/17	SNNF-OTC Pink	$172	6.49%	0.74%	99%	$9.1	46%	132%	12.1%	N.A.	N.A.	8.5%	4.3%	10.7%	5.5%	0.00%	71.7%	44.2	x	10.5%	0.3%	10.1%	2.5%	$10.00	$11.80	18.0%	$10.00	0.0%	$9.50	-5.0%	$9.50	-5.0%
FFBW, Inc. - WI	10/11/17	FFBW-NASDAQ	$236	14.53%	1.08%	86%	$29.5	45%	133%	3.7%	N.A.	N.A.	8.7%	4.4%	10.9%	4.0%	0.00%	72.8%	NM		22.6%	0.1%	22.6%	0.4%	$10.00	$11.53	15.3%	$11.15	11.5%	$11.20	12.0%	$11.20	12.0%
PDL Community Bancorp - NY*	10/2/17	PDLB-NASDAQ	$811	11.44%	3.05%	138%	$83.1	45%	132%	3.5%	C/S $200K	3.3%	8.1%	4.1%	10.1%	3.2%	0.00%	74.5%	117.2	x	19.1%	0.2%	18.6%	1.1%	$10.00	$14.90	49.0%	$14.99	49.9%	$15.06	50.6%	$15.06	50.6%

		Averages - MHC Conversions:	$406	10.82%	1.62%	108%	$40.6	45%	132%	6.4%	N.A.	N.A.	8.4%	4.2%	10.6%	4.3%	0.00%	73.0%	80.7	x	17.4%	0.2%	17.1%	1.3%	$10.00	$12.74	27.4%	$12.05	20.5%	$11.92	19.2%	$11.92	19.2%
		Medians - MHC Conversions:	$236	11.44%	1.08%	99%	$29.5	45%	132%	3.7%	N.A.	N.A.	8.5%	4.3%	10.7%	4.0%	0.00%	72.8%	80.7	x	19.1%	0.2%	18.6%	1.1%	$10.00	$11.80	18.0%	$11.15	11.5%	$11.20	12.0%	$11.20	12.0%

Note: * - Appraisal performed by RP Financial; BOLD = RP Fin. Did the business plan, "NT" - Not Traded; "NA" - Not Applicable, Not Available; C/S-Cash/Stock.

(1)	As a percent of MHC offering for MHC transactions.
(2)	Does not take into account the adoption of SOP 93-6.
(3)	Latest price if offering is less than one week old.
(4)	Latest price if offering is more than one week but less than one month old.
(5)	Mutual holding company pro forma data on full conversion basis.
(6)	Simultaneously completed acquisition of another financial institution.
(7)	Simultaneously converted to a commercial bank charter.
(8)	Former credit union.

11/08/2017

RP® Financial, LC.	VALUATION ANALYSIS
IV.15

C.	The Acquisition Market

Also considered in the valuation was the potential impact on Columbia Financial’s stock price of recently completed and pending acquisitions of other savings institutions operating in New Jersey. As shown in Exhibit IV-4, there were three New Jersey thrift acquisitions completed from the beginning of 2013 through year-to-date 2017 and there are currently three acquisitions pending for New Jersey savings institutions. To the extent that speculation of a re-mutualization may impact the Company’s valuation, we have largely taken this into account in selecting companies for the Peer Group which operate in markets that have experienced a comparable level of acquisition activity as the Company’s market and, thus, are subject to the same type of acquisition speculation that may influence the Company’s stock. However, since converting thrifts are subject to a three-year regulatory moratorium from being acquired, acquisition speculation in the Company’s stock would tend to be less compared to the stocks of the Peer Group companies. Furthermore, in comparison to the stocks of the fully-converted Peer Group companies, the degree of acquisition speculation in the Company’s stock is also viewed to be relatively more limited since there will be fewer potential acquirers for the Company’s stock as a re-mutualization transaction can only be completed by a mutual institution or an institution in the MHC form of ownership. Additionally, there tends to be less acquisition speculation in the stocks of publicly-traded MHCs in general, given the majority of the shares are held by the MHC rather than public shareholders which own 100% of the stocks of the fully-converted Peer Group companies. Accordingly, the Peer Group companies are considered to be subject to a greater degree of acquisition speculation relative to the acquisition speculation that may influence the Company’s trading price.

* * * * * * * * * * *

In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall thrift market, the new issue market including the new issue market for MHC shares and the local acquisition market for thrift stocks. Taking these factors and trends into account, RP Financial concluded that no adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.

8.	Management

Columbia Financial’s management team appears to have experience and expertise in all of the key areas of the Company’s operations. Exhibit IV-5 provides summary resumes of the Company’s Board of Directors and senior management. The financial characteristics of the Company suggest that the Board and senior management have been effective in implementing an operating strategy that can be well managed by the Company’s present organizational structure. The Company currently does not have any senior management positions that are vacant.

RP® Financial, LC.	VALUATION ANALYSIS
IV.16

Similarly, the returns, capital positions and other operating measures of the Peer Group companies are indicative of well-managed financial institutions, which have Boards and management teams that have been effective in implementing competitive operating strategies. Therefore, on balance, we concluded no valuation adjustment relative to the Peer Group was appropriate for this factor.

9.	Effect of Government Regulation and Regulatory Reform

In summary, as a federally-insured savings institution operating in the MHC form of ownership, Columbia Financial and Columbia Bank will be operating in substantially the same regulatory environment as the Peer Group members — all of whom are adequately capitalized institutions and the substantial majority are operating with no apparent restrictions. Exhibit IV-6 reflects the Bank’s pro forma regulatory capital ratios. Accordingly, no adjustment has been applied for the effect of government regulation and regulatory reform.

Summary of Adjustments

Overall, based on the factors discussed above, we concluded that the Company’s pro forma market value should reflect the following valuation adjustments relative to the Peer Group:

Key Valuation Parameters:	Valuation Adjustment

Financial Condition	No Adjustment
Profitability, Growth and Viability of Earnings	Slight Downward
Asset Growth	No Adjustment
Primary Market Area	Slight Upward
Dividends	Slight Downward
Liquidity of the Shares	No Adjustment
Marketing of the Issue	No Adjustment
Management	No Adjustment
Effect of Government Regulations and Regulatory Reform	No Adjustment

RP® Financial, LC.	VALUATION ANALYSIS
IV.17

Valuation Approaches: Fully-Converted Basis

In applying the accepted valuation methodology promulgated by the OCC and the FRB, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing the Company’s to-be-issued stock — price/earnings ("P/E"), price/book ("P/B"), and price/assets ("P/A") approaches — all performed on a pro forma basis including the effects of the stock proceeds. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in the Company’s prospectus for effective tax rate, stock benefit plan assumptions, the Foundation and offering expenses (summarized in Exhibits IV-9 and IV-10). The assumptions utilized in the pro forma analysis in calculating the Company’s full conversion value were consistent with the assumptions utilized for the minority stock offering, except expenses were assumed to equal 2.0% of gross proceeds (summarized in Exhibits IV-7 and IV-8).

In our estimate of value, we assessed the relationship of the pro forma pricing ratios relative to the Peer Group, recent conversions and publicly-traded MHCs on a fully-converted basis.

RP Financial's valuation placed an emphasis on the following:

•	P/E Approach. The P/E approach is generally the best indicator of long-term value for a stock. At the same time, recognizing that (1) the earnings multiples will be evaluated on a pro forma fully-converted basis for the Company; and (2) the Peer Group on average has had the opportunity to realize the benefit of reinvesting net conversion proceeds, we also gave weight to the other valuation approaches.

•	P/B Approach. P/B ratios have generally served as a useful benchmark in the valuation of thrift stocks, particularly in the context of an initial public offering, as the earnings approach involves assumptions regarding the use of proceeds. RP Financial considered the P/B approach to be a valuable indicator of pro forma value taking into account the pricing ratios under the P/E and P/A approaches. We have also modified the P/B approach to exclude the impact of intangible assets (i.e., price/tangible book value or “P/TB”), in that the investment community frequently makes this adjustment in its evaluation of this pricing approach.

•	P/A Approach. P/A ratios are generally a less reliable indicator of market value, as investors typically assign less weight to assets and attribute greater weight to book value and earnings. Furthermore, this approach as set forth in the regulatory valuation guidelines does not take into account the amount of stock purchases funded by deposit withdrawals, thus understating the pro forma P/A ratio. At the same time, the P/A ratio is an indicator of franchise value, and, in the case of highly capitalized institutions, high P/A ratios may limit the investment community's willingness to pay market multiples for earnings or book value when ROE is expected to be low.

The Company will adopt “Employers’ Accounting for Employee Stock Ownership Plans” (“ASC 718-40”), which will cause earnings per share computations to be based on shares issued and outstanding excluding unreleased ESOP shares. For purposes of preparing the pro forma pricing analyses, we have reflected all shares issued in the offering, including all ESOP shares, to capture the full dilutive impact, particularly since the ESOP shares are economically dilutive, receive dividends and can be voted. However, we did consider the impact of ASC 718-40 in the valuation.

RP® Financial, LC.	VALUATION ANALYSIS
IV.18

Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above and the dilutive impact of the stock contribution to the Foundation, RP Financial concluded that as of November 8, 2017, the pro forma market value of Columbia Financial’s full conversion offering equaled $876,288,660 at the midpoint, equal to 87,628,666 shares at $10.00 per share.

Basis of Valuation - Fully-Converted Pricing Ratios

1.            Price-to-Earnings ("P/E"). The application of the P/E valuation method requires calculating the Company’s pro forma market value by applying a valuation P/E multiple (fully-converted basis) to the pro forma earnings base. In applying this technique, we considered both reported earnings and a recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of the net proceeds. In deriving Columbia Financial’s core earnings, the only adjustments made to reported earnings were to eliminate the net loss on securities transactions equal to $1.689 million and the one-time cash contribution to fund the Foundation equal to $3.0 million. As shown below, on a tax effected basis, assuming an effective marginal tax rate of 36.0% for the earnings adjustment, the Company’s core earnings were determined to equal $34.073 million for the twelve months ended September 30, 2017.

Amount
($000)

Net income	$31,072
Add: Non-recurring cash contribution to Foundation(1)	1,920
Add: Net loss on securities transactions (1)	1,081
Core earnings estimate	$34,073

(1) Tax effected at 36.0%.

RP® Financial, LC.	VALUATION ANALYSIS
IV.19

Based on Columbia Financial’s reported and core earnings and incorporating the impact of the pro forma assumptions discussed previously, the Company’s pro forma reported and core P/E multiples (fully-converted basis) at the $876.3 million midpoint value equaled 26.68 times and 24.45 times, respectively, which provided for premiums of 29.20% and 17.66% relative to the Peer Group's average reported and core P/E multiples of 20.65 times and 20.78 times, respectively (see Table 4.3). In comparison to the Peer Group’s median reported and core earnings multiples which equaled 20.30 times and 20.38 times, respectively, the Company’s pro forma reported and core P/E multiples (fully-converted basis) at the midpoint value indicated premiums of 31.43% and 19.97%, respectively. The Company’s pro forma fully-converted P/E ratios based on reported earnings at the minimum and the super maximum equaled 22.86x and 34.68x, respectively, and based on core earnings at the minimum and the super maximum equaled 20.93x and 31.82x, respectively.

On an MHC reported basis, the Company’s reported and core P/E multiples at the midpoint value of $876.3 million equaled 28.07 times and 25.61 times, respectively (see Table 4.4). The Company’s reported and core P/E multiples provided for premiums of 35.93% and 23.24% relative to the Peer Group’s average reported and core P/E multiples of 20.65 times and 20.78 times, respectively. In comparison to the Peer Group’s median reported and core earnings multiples which equaled 20.30 times and 20.38 times, respectively, the Company’s pro forma reported and core P/E multiples (MHC basis) at the midpoint value indicated premiums of 38.28% and 25.66%, respectively. The Company’s pro forma MHC P/E ratios based on reported earnings at the minimum and the super maximum equaled 23.88x and 37.04x, respectively, and based on core earnings at the minimum and the super maximum equaled 21.78x and 33.80x, respectively.

2.            Price-to-Book ("P/B"). The application of the P/B valuation method requires calculating the Company’s pro forma market value by applying a valuation P/B ratio, as derived from the Peer Group’s P/B ratio, to Columbia Financial’s pro forma book value (fully-converted basis). Based on the $876.3 million midpoint valuation, Columbia Financial’s pro forma P/B and P/TB ratios (fully-converted basis) equaled 72.25% and 72.57%, respectively. In comparison to the average P/B and P/TB ratios for the Peer Group of 137.50% and 151.43%, respectively, the Company’s ratios reflected a discount of 47.45% on a P/B basis and a discount of 52.08% on a P/TB basis. In comparison to the Peer Group’s median P/B and P/TB ratios of 130.21% and 145.22%, respectively, the Company’s pro forma P/B and P/TB ratios (fully-converted basis) at the midpoint value reflected discounts of 44.51% and 50.03%, respectively. At the top of the super range, the Company’s P/B and P/TB ratios (fully-converted basis) equaled 79.87% and 80.19%, respectively. In comparison to the Peer Group’s average P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the top of the super range reflected discounts of 41.91% and 47.07%, respectively. In comparison to the Peer Group’s median P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the top of the super range reflected discounts of 38.66% and 44.78%, respectively. RP Financial considered the discounts under the P/B approach to be reasonable, given the nature of the calculation of the P/B ratio which mathematically results in a ratio discounted to book value. The discounts reflected under the P/B approach were also supported by the premiums reflected in the Company’s P/E multiples.

RP® Financial, LC.	VALUATION ANALYSIS
IV.20

Table 4.3

Fully-Converted Market Pricing Versus Peer Group

Columbina Financial, Inc.

As of November 8, 2017

			Market		Per Share Data
			Capitalization		Core	Book								Dividends(3)			Financial Characteristics(5)								Offering
			Price/	Market	12 Month	Value/	Pricing Ratios(2)							Amount/		Payout	Total	Comm Eq./	Comm T. Eq./	NPAs/	Reported		Core		Size
			Share	Value	EPS(1)	Share	P/E		P/B	P/A	P/TB	P/Core		Share	Yield	Ratio(4)	Assets	Assets	Assets	Assets	ROAA	ROAE	ROAA	ROAE	($Mil)
			($)	($Mil)	($)	($)	(x)		(%)	(%)	(%)	(x)		($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
Columbia Financial, Inc.		NJ
Super Maximum			$10.00	$1,158.89	$0.31	$12.52	34.68	x	79.87%	18.10%	80.19%	31.82	x	$0.00	0.00%	0.00%	$6,404	22.65%	22.56%	0.42%	0.52%	2.30%	0.57%	2.51%	$1,124.13
Maximum			$10.00	$1,007.73	$0.36	$13.13	30.43	x	76.16%	16.05%	76.45%	27.90	x	$0.00	0.00%	0.00%	$6,277	21.08%	20.99%	0.43%	0.53%	2.50%	0.58%	2.73%	$977.50
Midpoint			$10.00	$876.29	$0.41	$13.84	26.68	x	72.25%	14.21%	72.57%	24.45	x	$0.00	0.00%	0.00%	$6,166	19.67%	19.58%	0.44%	0.53%	2.71%	0.58%	2.96%	$850.00
Minimum			$10.00	$744.85	$0.48	$14.80	22.86	x	67.57%	12.30%	67.93%	20.93	x	$0.00	0.00%	0.00%	$6,056	18.20%	18.11%	0.45%	0.54%	2.96%	0.59%	3.23%	$722.50

All Non-MHC Public Companies(6)
Averages			$23.58	$578.19	$1.33	$17.30	21.43	x	128.71%	16.04%	143.05%	20.43	x	$0.39	1.73%	57.29%	$3,659	12.84%	11.91%	1.06%	0.77%	6.48%	0.76%	6.39%
Median			$17.99	$192.00	$0.78	$15.12	18.29	x	124.60%	16.46%	133.24%	18.80	x	$0.36	1.56%	37.96%	$1,172	12.10%	11.11%	0.80%	0.78%	6.50%	0.76%	6.09%

All Non-MHC State of NJ(6)
Averages			$18.48	$1,352.85	$0.73	$14.09	21.42	x	130.29%	18.73%	151.00%	23.16	x	$0.42	2.20%	65.46%	$7,591	14.55%	14.01%	0.79%	0.82%	5.82%	0.74%	4.91%
Medians			$16.22	$846.10	$0.64	$12.57	21.25	x	132.07%	18.25%	134.14%	21.56	x	$0.40	2.40%	50.00%	$4,808	13.69%	13.75%	0.66%	0.78%	5.83%	0.77%	5.38%

State of NJ(1)
ISBC	Investors Bancorp, Inc.	NJ	$13.35	$4,087.46	$0.64	$10.30	$20.86		129.55%	16.49%	134.14%	20.75	x	$0.32	2.40%	37.50%	$24,782	12.73%	NA	0.58%	0.78%	5.83%	0.77%	5.83%
KRNY	Kearny Financial Corp.	NJ	$14.35	$1,163.32	$0.23	$12.44	NM		115.38%	24.34%	129.25%	NM		$0.12	0.84%	100.00%	$4,808	21.09%	19.27%	NA	0.41%	1.77%	0.41%	1.78%
MSBF	MSB Financial Corp.	NJ	$17.22	$99.32	$0.53	$12.57	$32.48		136.92%	18.33%	136.92%	32.48	x	$0.00	0.00%	80.19%	$542	13.39%	13.39%	NA	0.61%	3.96%	0.61%	3.96%
NFBK	Northfield Bancorp, Inc.	NJ	$16.22	$792.85	$0.73	$13.20	$21.92		122.91%	19.79%	131.01%	22.36	x	$0.40	2.47%	45.95%	$4,007	16.10%	15.26%	0.66%	0.89%	5.49%	0.88%	5.38%
OCFC	OceanFirst Financial Corp.	NJ	$25.98	$846.10	NA	$18.31	$21.65		141.90%	15.72%	192.85%	NM		$0.60	2.31%	50.00%	$5,384	11.07%	8.39%	1.12%	0.76%	6.92%	NA	NA
ORIT	Oritani Financial Corp.	NJ	$16.20	$748.06	NA	$12.27	$14.34		132.07%	18.16%	132.07%	NM		$0.70	4.32%	106.19%	$4,120	13.75%	13.75%	NA	1.25%	9.13%	NA	NA
PFS	Provident Financial Services, Inc.	NJ	$26.07	$1,732.82	$1.53	$19.56	$17.26		133.28%	18.25%	200.74%	17.03	x	$0.80	3.07%	38.41%	$9,495	13.69%	NA	NA	1.02%	7.61%	1.02%	7.60%

Comparable Group
Averages			$17.88	$862.71	$0.85	$13.29	20.65	x	137.50%	17.34%	151.43%	20.78	x	$0.41	2.31%	55.83%	$5,052	12.99%	11.94%	0.67%	0.80%	6.75%	0.80%	6.70%
Medians			$16.80	$845.93	$0.88	$13.39	20.30	x	130.21%	17.76%	145.22%	20.38	x	$0.44	2.39%	50.53%	$4,978	11.83%	10.84%	0.68%	0.83%	7.12%	0.82%	6.74%

Comparable Group
BNCL	Beneficial Bancorp, Inc.	PA	$15.40	$1,166.76	$0.49	$13.71	32.77	x	112.31%	20.05%	134.63%	31.63	x	$0.24	1.56%	51.06%	$5,818	17.85%	15.34%	0.69%	0.60%	3.41%	0.63%	3.53%
DCOM	Dime Community Bancshares, Inc.	NY	$20.10	$752.20	$0.99	$15.66	20.30	x	128.35%	11.67%	141.82%	20.30	x	$0.56	2.79%	56.57%	$6,444	9.09%	8.30%	0.20%	0.61%	6.50%	0.61%	6.50%
KRNY	Kearny Financial Corp.	NJ	$14.35	$1,163.32	$0.23	$12.44	NM		115.38%	24.34%	129.25%	NM		$0.12	0.84%	100.00%	$4,808	21.09%	19.27%	0.50%	0.41%	1.77%	0.41%	1.78%
NFBK	Northfield Bancorp, Inc.	NJ	$16.22	$792.85	$0.73	$13.20	21.92	x	122.91%	19.79%	131.01%	22.36	x	$0.40	2.47%	45.95%	$4,007	16.10%	15.26%	0.67%	0.89%	5.49%	0.88%	5.38%
OCFC	OceanFirst Financial Corp.	NJ	$25.98	$846.10	$1.20	$18.31	21.65	x	141.90%	15.72%	192.85%	21.65	x	$0.60	2.31%	50.00%	$5,384	11.07%	8.39%	1.15%	0.76%	6.92%	0.76%	6.92%
ORIT	Oritani Financial Corp.	NJ	$16.20	$748.06	$1.16	$12.27	14.34	x	132.07%	18.16%	132.07%	13.97	x	$0.70	4.32%	106.19%	$4,120	13.75%	13.75%	0.25%	1.25%	9.13%	1.25%	9.13%
TRST	TrustCo Bank Corp NY	NY	$8.80	$845.75	$0.49	$4.73	18.14	x	185.91%	17.37%	186.13%	18.14	x	$0.26	2.98%	54.12%	$4,870	9.34%	9.33%	0.82%	0.96%	10.54%	0.96%	10.54%
FBNK	First Connecticut Bancorp, Inc.	CT	$25.45	$406.00	$1.25	$17.12	20.20	x	148.61%	13.53%	148.61%	20.38	x	$0.56	2.20%	36.51%	$3,002	9.10%	9.10%	1.20%	0.68%	7.44%	0.68%	7.37%
EBSB	Meridian Bancorp, Inc.	MA	$18.95	$1,022.30	$0.78	$11.87	21.78	x	159.63%	20.10%	163.12%	24.32	x	$0.16	0.84%	17.24%	$5,086	12.59%	12.35%	0.47%	0.99%	7.32%	0.88%	6.55%
UBNK	United Financial Bancorp, Inc.	CT	$17.38	$883.79	$1.22	$13.59	14.73	x	127.89%	12.66%	154.81%	14.26	x	$0.48	2.76%	40.68%	$6,976	9.90%	8.32%	0.74%	0.89%	8.97%	0.92%	9.27%

(1)	Core income, on a diluted per-share basis. Core income is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of securities, amortization of intangibles, goodwill and nonrecurring items. Assumed tax rate is 35%.
(2)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings. P/E and P/Core =NM if the ratio is negative or above 35x.
(3)	Indicated 12 month dividend, based on last quarterly dividend declared.
(4)	Indicated 12 month dividend as a percent of trailing 12 month earnings.
(5)	Equity and tangible equity equal common equity and tangible common equity, respectively. ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.
(6)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information. Copyright (c) 2017 by RP® Financial, LC.

RP® Financial, LC.	VALUATION ANALYSIS
IV.21

Table 4.4

MHC Market Pricing Versus Peer Group

Columbina Financial, Inc.

As of November 8, 2017

			Market		Per Share Data
			Capitalization		Core	Book								Dividends(3)			Financial Characteristics(5)								Offering
			Price/	Market	12 Month	Value/	Pricing Ratios(2)							Amount/		Payout	Total	Comm Eq./	Comm T. Eq./	NPAs/	Reported		Core		Size
			Share	Value	EPS(1)	Share	P/E		P/B	P/A	P/TB	P/Core		Share	Yield	Ratio(4)	Assets	Assets	Assets	Assets	ROAA	ROAE	ROAA	ROAE	($Mil)
			($)	($Mil)	($)	($)	(x)		(%)	(%)	(%)	(x)		($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
Columbia Financial, Inc.		NJ
Super Maximum			$10.00	$1,158.89	$0.30	$7.87	37.04	x	127.06%	19.76%	127.88%	33.80	x	$0.00	0.00%	0.00%	$5,865	15.56%	15.46%	0.46%	0.53%	3.43%	0.58%	3.76%	$498.32
Maximum			$10.00	$1,007.73	$0.34	$8.49	32.24	x	117.79%	17.35%	118.62%	29.42	x	$0.00	0.00%	0.00%	$5,807	14.72%	14.63%	0.47%	0.54%	3.66%	0.59%	4.01%	$433.32
Midpoint			$10.00	$876.29	$0.39	$9.19	28.07	x	108.81%	15.22%	109.65%	25.61	x	$0.00	0.00%	0.00%	$5,757	13.98%	13.88%	0.47%	0.54%	3.88%	0.59%	4.25%	$376.80
Minimum			$10.00	$744.85	$0.46	$10.14	23.88	x	98.62%	13.05%	99.40%	21.78	x	$0.00	0.00%	0.00%	$5,707	13.23%	13.13%	0.47%	0.55%	4.14%	0.60%	4.53%	$320.28

All Non-MHC Public Companies(6)
Averages			$23.58	$578.19	$1.33	$17.30	21.43	x	128.71%	16.04%	143.05%	20.43	x	$0.39	1.73%	57.29%	$3,659	12.84%	11.91%	1.06%	0.77%	6.48%	0.76%	6.39%
Median			$17.99	$192.00	$0.78	$15.12	18.29	x	124.60%	16.46%	133.24%	18.80	x	$0.36	1.56%	37.96%	$1,172	12.10%	11.11%	0.80%	0.78%	6.50%	0.76%	6.09%

All Non-MHC State of NJ(6)
Averages			$18.48	$1,352.85	$0.73	$14.09	21.42	x	130.29%	18.73%	151.00%	23.16	x	$0.42	2.20%	65.46%	$7,591	14.55%	14.01%	0.79%	0.82%	5.82%	0.74%	4.91%
Medians			$16.22	$846.10	$0.64	$12.57	21.25	x	132.07%	18.25%	134.14%	21.56	x	$0.40	2.40%	50.00%	$4,808	13.69%	13.75%	0.66%	0.78%	5.83%	0.77%	5.38%

State of NJ(1)
ISBC	Investors Bancorp, Inc.	NJ	$13.35	$4,087.46	$0.64	$10.30	$20.86		129.55%	16.49%	134.14%	20.75	x	$0.32	2.40%	37.50%	$24,782	12.73%	NA	0.58%	0.78%	5.83%	0.77%	5.83%
KRNY	Kearny Financial Corp.	NJ	$14.35	$1,163.32	$0.23	$12.44	NM		115.38%	24.34%	129.25%	NM		$0.12	0.84%	100.00%	$4,808	21.09%	19.27%	NA	0.41%	1.77%	0.41%	1.78%
MSBF	MSB Financial Corp.	NJ	$17.22	$99.32	$0.53	$12.57	$32.48		136.92%	18.33%	136.92%	32.48	x	$0.00	0.00%	80.19%	$542	13.39%	13.39%	NA	0.61%	3.96%	0.61%	3.96%
NFBK	Northfield Bancorp, Inc.	NJ	$16.22	$792.85	$0.73	$13.20	$21.92		122.91%	19.79%	131.01%	22.36	x	$0.40	2.47%	45.95%	$4,007	16.10%	15.26%	0.66%	0.89%	5.49%	0.88%	5.38%
OCFC	OceanFirst Financial Corp.	NJ	$25.98	$846.10	NA	$18.31	$21.65		141.90%	15.72%	192.85%	NM		$0.60	2.31%	50.00%	$5,384	11.07%	8.39%	1.12%	0.76%	6.92%	NA	NA
ORIT	Oritani Financial Corp.	NJ	$16.20	$748.06	NA	$12.27	$14.34		132.07%	18.16%	132.07%	NM		$0.70	4.32%	106.19%	$4,120	13.75%	13.75%	NA	1.25%	9.13%	NA	NA
PFS	Provident Financial Services, Inc.	NJ	$26.07	$1,732.82	$1.53	$19.56	$17.26		133.28%	18.25%	200.74%	17.03	x	$0.80	3.07%	38.41%	$9,495	13.69%	NA	NA	1.02%	7.61%	1.02%	7.60%

Comparable Group
Averages			$17.88	$862.71	$0.85	$13.29	20.65	x	137.50%	17.34%	151.43%	20.78	x	$0.41	2.31%	55.83%	$5,052	12.99%	11.94%	0.67%	0.80%	6.75%	0.80%	6.70%
Medians			$16.80	$845.93	$0.88	$13.39	20.30	x	130.21%	17.76%	145.22%	20.38	x	$0.44	2.39%	50.53%	$4,978	11.83%	10.84%	0.68%	0.83%	7.12%	0.82%	6.74%

Comparable Group
BNCL	Beneficial Bancorp, Inc.	PA	$15.40	$1,166.76	$0.49	$13.71	32.77	x	112.31%	20.05%	134.63%	31.63	x	$0.24	1.56%	51.06%	$5,818	17.85%	15.34%	0.69%	0.60%	3.41%	0.63%	3.53%
DCOM	Dime Community Bancshares, Inc.	NY	$20.10	$752.20	$0.99	$15.66	20.30	x	128.35%	11.67%	141.82%	20.30	x	$0.56	2.79%	56.57%	$6,444	9.09%	8.30%	0.20%	0.61%	6.50%	0.61%	6.50%
KRNY	Kearny Financial Corp.	NJ	$14.35	$1,163.32	$0.23	$12.44	NM		115.38%	24.34%	129.25%	NM		$0.12	0.84%	100.00%	$4,808	21.09%	19.27%	0.50%	0.41%	1.77%	0.41%	1.78%
NFBK	Northfield Bancorp, Inc.	NJ	$16.22	$792.85	$0.73	$13.20	21.92	x	122.91%	19.79%	131.01%	22.36	x	$0.40	2.47%	45.95%	$4,007	16.10%	15.26%	0.67%	0.89%	5.49%	0.88%	5.38%
OCFC	OceanFirst Financial Corp.	NJ	$25.98	$846.10	$1.20	$18.31	21.65	x	141.90%	15.72%	192.85%	21.65	x	$0.60	2.31%	50.00%	$5,384	11.07%	8.39%	1.15%	0.76%	6.92%	0.76%	6.92%
ORIT	Oritani Financial Corp.	NJ	$16.20	$748.06	$1.16	$12.27	14.34	x	132.07%	18.16%	132.07%	13.97	x	$0.70	4.32%	106.19%	$4,120	13.75%	13.75%	0.25%	1.25%	9.13%	1.25%	9.13%
TRST	TrustCo Bank Corp NY	NY	$8.80	$845.75	$0.49	$4.73	18.14	x	185.91%	17.37%	186.13%	18.14	x	$0.26	2.98%	54.12%	$4,870	9.34%	9.33%	0.82%	0.96%	10.54%	0.96%	10.54%
FBNK	First Connecticut Bancorp, Inc.	CT	$25.45	$406.00	$1.25	$17.12	20.20	x	148.61%	13.53%	148.61%	20.38	x	$0.56	2.20%	36.51%	$3,002	9.10%	9.10%	1.20%	0.68%	7.44%	0.68%	7.37%
EBSB	Meridian Bancorp, Inc.	MA	$18.95	$1,022.30	$0.78	$11.87	21.78	x	159.63%	20.10%	163.12%	24.32	x	$0.16	0.84%	17.24%	$5,086	12.59%	12.35%	0.47%	0.99%	7.32%	0.88%	6.55%
UBNK	United Financial Bancorp, Inc.	CT	$17.38	$883.79	$1.22	$13.59	14.73	x	127.89%	12.66%	154.81%	14.26	x	$0.48	2.76%	40.68%	$6,976	9.90%	8.32%	0.74%	0.89%	8.97%	0.92%	9.27%

(1)	Core income, on a diluted per-share basis. Core income is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of securities, amortization of intangibles, goodwill and nonrecurring items. Assumed tax rate is 35%.
(2)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings. P/E and P/Core =NM if the ratio is negative or above 35x.
(3)	Indicated 12 month dividend, based on last quarterly dividend declared.
(4)	Indicated 12 month dividend as a percent of trailing 12 month earnings.
(5)	Equity and tangible equity equal common equity and tangible common equity, respectively. ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.
(6)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information. Copyright (c) 2017 by RP® Financial, LC.

RP® Financial, LC.	VALUATION ANALYSIS
IV.22

On an MHC reported basis, the Company’s P/B and P/TB ratios at the $876.3 million midpoint value equaled 108.81% and 109.65%, respectively. In comparison to the average P/B and P/TB ratios indicated for the Peer Group of 137.50% and 151.43%, respectively, Columbia Financial’s ratios were discounted by 20.87% on a P/B basis and 27.59% on a P/TB basis. In comparison to the Peer Group’s median P/B and P/TB ratios of 130.21% and 145.22%, respectively, the Company’s pro forma P/B and P/TB ratios (MHC basis) at the midpoint value reflected discounts of 16.44% and 24.49%, respectively. At the top of the super range, the Company’s P/B and P/TB ratios (MHC basis) equaled 127.06% and 127.88%, respectively. In comparison to the Peer Group’s average P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the top of the super range reflected discounts of 7.59% and 15.55%, respectively. In comparison to the Peer Group’s median P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the top of the super range reflected discounts of 2.40% and 11.94%, respectively.

3.            Price-to-Assets ("P/A"). The P/A valuation methodology determines market value by applying a valuation P/A ratio (fully-converted basis) to the Company’s pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein. At the $876.3 million midpoint of the valuation range, Columbia Financial’s pro forma P/A ratio (fully-converted basis) equaled 14.21% of pro forma assets. Comparatively, the Peer Group companies exhibited an average P/A ratio of 17.34%, which implies a discount of 18.05% has been applied to the Company’s pro forma P/A ratio. In comparison to the Peer Group’s median P/A ratio of 17.76%, the Company’s pro forma P/A ratio (fully-converted basis) at the midpoint value reflects a discount of 19.99%.

On an MHC reported basis, Columbia Financial’s pro forma P/A ratio at the $876.3 million midpoint value equaled 15.22%. In comparison to the Peer Group's average P/A ratio of 17.34%, Columbia Financial’s P/A ratio (MHC basis) indicated a discount of 12.23%. In comparison to the Peer Group’s median P/A ratio of 17.76%, the Company’s pro forma P/A ratio (MHC basis) at the midpoint value reflects a discount of 14.30%.

RP® Financial, LC.	VALUATION ANALYSIS
IV.23

Comparison to Publicly-Traded MHCs

As indicated in Chapter III, we believe there are a number of characteristics of MHC shares that make them different from the shares of fully-converted companies. These factors include: (1) lower aftermarket liquidity in the MHC shares since less than 50% of the shares are available for trading; (2) no opportunity for public shareholders to exercise voting control; (3) the potential pro forma impact of second-step conversions on the pricing of MHC institutions; and (4) the regulatory policies regarding the accounting for net assets held by the MHC in a second-step conversion and, thereby, lessening the attractiveness of paying cash dividends. The above characteristics of MHC shares have provided MHC stocks with different trading characteristics versus fully-converted companies. To account for the unique trading characteristics of MHC shares, RP Financial has placed the financial data and pricing ratios of the publicly-traded MHCs on a fully-converted basis to make them comparable for valuation purposes. Using the per share and pricing information of the publicly-traded MHCs on a fully-converted basis accomplishes a number of objectives. First, such figures eliminate distortions that result when trying to compare institutions that have different public ownership interests outstanding. Secondly, such an analysis provides ratios that are comparable to the pricing information of fully-converted public companies and are directly applicable to determining the pro forma market value range of the 100% ownership interest in Columbia Financial as an MHC. This technique is validated by the investment community's evaluation of MHC pricing, which also incorporates the pro forma impact of a second-step conversion based on the current market price.

To calculate the fully-converted pricing information for MHCs, the reported financial information for the public MHCs incorporates the following assumptions: (1) all shares owned by the MHC are assumed to be sold at the current trading price in a second step-conversion; (2) the gross proceeds from such a sale are adjusted to reflect reasonable offering expenses and standard stock based benefit plan parameters that would be factored into a second-step conversion of an MHC institution; and (3) net proceeds are assumed to be reinvested at market rates on a tax effected basis. Book value per share and earnings per share figures for the public MHCs were adjusted by the impact of the assumed second step-conversion, resulting in an estimation of book value per share and earnings per share figures on a fully-converted basis. Table 4.5 shows the calculation of per share financial data (fully-converted basis) for each of the ten publicly-traded MHC institutions.

RP® Financial, LC.	VALUATION ANALYSIS
IV.24

The table below shows a comparative pricing analysis of the publicly-traded MHCs on a fully-converted basis versus the Company’s Peer Group. In comparison to the Peer Group’s P/TB ratio, the P/TB ratio of the publicly-traded MHCs reflected a discount of 38.16%. In comparison to the Peer Group’s core P/E multiple, the core P/E multiple of the publicly-traded MHCs reflected a premium of 98.69%. Detailed pricing characteristics of the fully-converted MHCs is shown in Table 4.6.

	Publicly-Traded
	MHCs		Peer Group

Pricing Ratios (Averages)(1)
Price/earnings (x)	41.03	x	20.65	x
Price/tangible book (%)	93.65%		151.43%
Price/assets (%)	22.87		17.34

(1)  Based on market prices as of November 8, 2017.

In comparison to the publicly-traded MHCs, the Company’s pro forma P/TB ratio (fully-converted basis) of 72.57% at the midpoint of the valuation range reflected a discount of 22.51%. At the top of the super range, the Company’s P/TB ratio (fully-converted basis) of 80.19% reflected a discount of 14.37%. In comparison to the publicly-traded MHCs, the Company’s pro forma P/E multiple (fully-converted basis) of 26.68 times at the midpoint of the valuation range reflected a discount of 34.97%. At the top of the super range, the Company’s P/E multiple (fully-converted basis) of 34.68 times reflected a discount of 15.48%.

It should be noted that in a comparison of the publicly-traded MHCs to Columbia Financial, the publicly-traded MHCs maintain certain inherit characteristics in support of increasing the attractiveness of their stocks relative to Columbia Financial’s stock as an MHC that will just be completing an IPO: (1) the seasoned publicly-traded MHCs are viewed as potential candidates to complete a second-step offering; and (2) some of the publicly-traded MHCs have been grandfathered to waive dividend payments to the MHC pursuant to receiving an annual majority vote by the depositors to approve the waiver of dividends.

RP® Financial, LC.	VALUATION ANALYSIS
IV.25

Table 4.5

Calculation of Implied Per Share Data - Incorporating MHC Second Step Conversion

Publicly Traded MHC Institutions

								Per Share					Net	Net	Pro Forma
					Current Ownership			TTM NI	Tang.		Share	Gross	Capital	Income	Net Inc./	Bk Value/	Tang. Bk.	Assets/
Ticker	Name	City	State	Exhange	Public	MHC Shares	Total Shares	Reported	Bk Value	Assets	Price	Proceeds(1)	Increase(2)	Increase(3)	Share	Share	Value/Share	Share

CFBI	Community First Bancshares, Inc. (MHC)	Covington	GA	NASDAQ	3,467,595	4,070,655	7,538,250	$0.20	$10.15	$36.84	$12.77	$51,961,911	$44,687,244	$483,558	$0.27	$16.08	$16.08	$42.77
GCBC	Greene County Bancorp, Inc. (MHC)	Catskill	NY	NASDAQ	3,894,350	4,609,264	8,503,614	$1.43	$10.21	$122.02	$30.00	$138,277,920	$118,919,011	$1,286,814	$1.58	$24.20	$24.20	$136.01
HONE	HarborOne Bancorp, Inc. (MHC)	Brockton	MA	NASDAQ	15,381,261	17,281,034	32,662,295	$0.36	$10.01	$81.42	$18.77	$324,365,008	$278,953,907	$3,018,541	$0.45	$18.97	$18.55	$89.96
KFFB	Kentucky First Federal Bancorp (MHC)	Frankfort	KY	NASDAQ	3,716,577	4,727,938	8,444,515	$0.11	$6.23	$36.06	$9.37	$44,317,327	$38,112,901	$412,417	$0.16	$12.46	$10.74	$40.57
LSBK	Lake Shore Bancorp, Inc. (MHC)	Dunkirk	NY	NASDAQ	2,465,447	3,636,875	6,102,322	$0.48	$12.81	$84.03	$15.82	$57,535,363	$49,480,412	$535,424	$0.57	$20.92	$20.92	$92.14
MGYR	Magyar Bancorp, Inc. (MHC)	New Brunswick	NJ	NASDAQ	2,620,296	3,200,450	5,820,746	$0.24	$8.50	$103.60	$12.20	$39,045,490	$33,579,121	$363,357	$0.31	$14.27	$14.27	$109.37
OFED	Oconee Federal Financial Corp. (MHC)	Seneca	SC	NASDAQ	1,599,279	4,164,415	5,763,694	$0.96	$14.37	$83.51	$29.70	$123,683,126	$106,367,488	$1,150,995	$1.16	$33.37	$32.82	$101.96
PDLB	PDL Community Bancorp (MHC)	Bronx	NY	NASDAQ	8,917,641	9,545,388	18,463,029	$0.10	$8.89	$47.80	$15.06	$143,753,543	$123,628,047	$1,337,770	$0.17	$15.59	$15.59	$54.49
PVBC	Provident Bancorp, Inc. (MHC)	Amesbury	MA	NASDAQ	4,593,665	5,034,323	9,627,988	$0.82	$12.05	$96.45	$23.95	$120,572,036	$103,691,951	$1,122,043	$0.94	$22.82	$22.82	$107.22
TFSL	TFS Financial Corporation (MHC)	Cleveland	OH	NASDAQ	54,172,618	227,119,132	281,291,750	$0.32	$5.97	$48.68	$15.00	$3,406,786,980	$2,929,836,803	$31,703,560	$0.43	$16.42	$16.39	$59.09

(1)	Gross proceeds calculated as stock price multiplied by the number of shares owned by the MHC (i.e. non-public shares).
(2)	Net increase in capital reflects gross proceeds less offering expenses, contra-equity account for leveraged ESOP and Restricted Stock Plan. For MHC's with assets at the MHC level, the net increase in capital also includes consolidation of MHC assets with the capital of the institution concurrent with hypothetical second step.

Offering Expense Percent:	2.00%
ESOP Percent Purchase:	8.00%
RRP Percent Purchase:	4.00%

(3)	Net increase in earnings reflects after-tax reinvestment income (assumes ESOP and RRP do not generate reinvestment income), less after-tax ESOP amortization and RRP vesting.

After-Tax Reinvestment Rate:	3.50%
ESOP Loan Term (Yrs.):	10
Recognition Plan Vesting (Yrs.):	5
Effective Tax Rate:	34.00%

Source: SNL Financial, LC and RP Financial, LC. calculations.

RP® Financial, LC.	VALUATION ANALYSIS
IV.26

Table 4.6
MHC Institutions, Implied Pricing Ratios, Full Conversion Basis
Financial Data as of the Most Recent Quarter or Twelve Month Period Available
Prices as of November 8, 2017

																Key Financial Data
							Per Share Data		Pricing Ratios				Dividends					LTM
					Stock	Mkt	LTM	Tang.	P/E	Price/	Price/	Price/	Ann Div	Div.	Div Pay	Total	Tang.	Reported
Ticker	Company Name	City	State	Exchange	Price	Value	EPS	BV/Sh	LTM	Book	TBk	Assts	Rate	Yield	Ratio	Assets	E/A	ROAA	ROAE
					($)	($M)	($)	($)	(x)	(%)	(%)	(%)	($)	(%)	(%)	($000)	(%)	(%)	(%)

Publicly Traded MHCs, Full Conversion Basis - Averages					18.26	611.0	0.60	19.24	41.03	92.06	93.65	22.87	0.22	1.35	52.80	2,520,729	24.80	0.66	2.80
Publicly Traded MHCs, Full Conversion Basis - Medians					15.44	200.9	0.44	17.47	37.37	90.17	91.01	22.72	0.16	0.65	12.34	821,352	24.59	0.62	2.49

Publicly Traded MHCs, Full Conversion Basis
CFBI	Community First Bancshares, Inc. (MHC)	Covington	GA	NASDAQ	12.77	96.2	0.27	16.08	47.93	79.41	79.41	29.85	0.00	0.00	0.0	322,397	37.59	0.62	1.66
GCBC	Greene County Bancorp, Inc. (MHC)	Catskill	NY	NASDAQ	30.00	255.1	1.58	24.20	18.98	123.98	123.98	22.06	0.39	1.30	24.7	1,156,566	17.79	1.16	6.53
HONE	HarborOne Bancorp, Inc. (MHC)	Brockton	MA	NASDAQ	18.77	613.1	0.45	18.55	41.59	98.95	101.16	20.86	0.00	0.00	0.0	2,938,413	20.62	0.50	2.38
KFFB	Kentucky First Federal Bancorp (MHC)	Frankfort	KY	NASDAQ	9.37	79.2	0.16	10.74	59.50	75.23	87.26	23.10	0.40	4.27	253.9	342,618	26.48	0.39	1.26
LSBK	Lake Shore Bancorp, Inc. (MHC)	Dunkirk	NY	NASDAQ	15.82	96.5	0.57	20.92	27.79	75.63	75.63	17.17	0.32	2.02	56.2	562,241	22.70	0.62	2.72
MGYR	Magyar Bancorp, Inc. (MHC)	New Brunswick	NJ	NASDAQ	12.20	71.0	0.31	14.27	39.75	85.52	85.52	11.15	0.00	0.00	0.0	636,623	13.04	0.28	2.15
OFED	Oconee Federal Financial Corp. (MHC)	Seneca	SC	NASDAQ	29.70	171.2	1.16	32.82	25.64	89.00	90.49	29.13	0.40	1.35	34.5	587,684	32.19	1.14	3.47
PDLB	PDL Community Bancorp (MHC)	Bronx	NY	NASDAQ	15.06	278.1	0.17	15.59	88.61	96.63	96.63	27.64	0.00	0.00	0.0	1,006,080	28.60	0.31	1.09
PVBC	Provident Bancorp, Inc. (MHC)	Amesbury	MA	NASDAQ	23.95	230.6	0.94	22.82	25.55	104.93	104.93	22.34	0.00	0.00	0.0	1,032,271	21.29	0.87	4.11
TFSL	TFS Financial Corporation (MHC)	Cleveland	OH	NASDAQ	15.00	4,219.4	0.43	16.39	34.99	91.33	91.53	25.38	0.68	4.53	158.6	16,622,400	27.73	0.73	2.61

Source: SNL Financial, LC and RP Financial, LC. calculations.

RP® Financial, LC.	VALUATION ANALYSIS
IV.27

Comparison to Recent MHC Offerings

As indicated at the beginning of this chapter, RP Financial’s analysis of recent conversion offering pricing characteristics at closing and in the aftermarket has been limited to a “technical” analysis and, thus, the pricing characteristics of recent conversion offerings cannot be a primary determinate of value. Particular focus was placed on the P/TB approach in this analysis, since the P/E multiples do not reflect the actual impact of reinvestment and the source of the stock proceeds (i.e., external funds vs. deposit withdrawals). In comparison to the 73.00% average closing forma P/TB ratio of the three recent first step MHC offerings (see Table 4.2), the Company’s P/TB ratio of 72.57% at the midpoint value reflects an implied discount of 0.59%. At the top of the super maximum, the Company’s P/TB ratio of 80.19% reflects an implied premium of 9.85% relative to the average P/TB ratio of the recent first step MHC offerings at closing.

Valuation Conclusion

Based on the foregoing, it is our opinion that, as of November 8, 2017, the estimated aggregate pro forma market value of the shares to be issued immediately following the conversion, both shares issued publicly as well as to the MHC, equaled $876,288,660 at the midpoint, equal to 87,628,866 shares offered at a per share value of $10.00. Pursuant to conversion guidelines, the 15% offering range indicates a minimum value of $744,845,360 and a maximum value of $1,007,731,960. Based on the $10.00 per share offering price determined by the Board, this valuation range equates to total shares outstanding of 74,484,536 at the minimum and 100,773,196 at the maximum. In the event the appraised value is subject to an increase, the aggregate pro forma market value may be increased up to a super maximum value of $1,158,891,750 without a resolicitation. Based on the $10.00 per share offering price, the super maximum value would result in total shares outstanding of 115,889,175. The Board of Directors has established a public offering range such that the public ownership of the Company will constitute a 43.0% ownership interest prior to the issuance of shares to the Foundation. Accordingly, the offering to the public of the minority stock will equal $320,283,500 at the minimum, $376,804,120 at the midpoint, $433,324,740 at the maximum and $498,323,450 at the super maximum of the valuation range. Based on the public offering range and inclusive of the shares issued to the Foundation, equal to 3.0% of the shares issued in the stock issuance, the public ownership of shares will represent 46.0% of the shares issued throughout the valuation range. The pro forma valuation calculations relative to the Peer Group (fully-converted basis) are shown in Table 4.3 and are detailed in Exhibit IV-7 and Exhibit IV-8; the pro forma valuation calculations relative to the Peer Group based on reported financials are shown in Table 4.4 and are detailed in Exhibits IV-9 and IV-10.

EXHIBITS

LIST OF EXHIBITS

Exhibit
Number	Description

I-1	Map of Office Locations

I-2	Audited Financial Statements

I-3	Key Operating Ratios

I-4	Investment Portfolio Composition

I-5	Yields and Costs

I-6	Loan Loss Allowance Activity

I-7	Interest Rate Risk Analysis

I-8	Fixed and Adjustable Rate Loans

I-9	Loan Portfolio Composition

I-10	Contractual Maturity by Loan Type

I-11	Loan Originations, Purchases, Sales and Repayments

I-12	Non-Performing Assets

I-13	Deposit Composition

I-14	Maturity of Time Deposits

I-15	Borrowing Activity

II-1	Description of Office Properties

II-2	Historical Interest Rates

LIST OF EXHIBITS (continued)

Exhibit
Number	Description

III-1	General Characteristics of Publicly-Traded Institutions

III-2	Public Market Pricing of Mid-Atlantic Thrift Institutions

III-3	Public Market Pricing of New England Thrift Institutions

III-4	Peer Group Market Area Comparative Analysis

IV-1	Stock Prices: As of November 8, 2017

IV-2	Historical Stock Price Indices

IV-3	Stock Indices as of November 8, 2017

IV-4	New Jersey Thrift Acquisitions 2013 - Present

IV-5	Director and Senior Management Summary Resumes

IV-6	Pro Forma Regulatory Capital Ratios

IV-7	Pro Forma Analysis Sheet – Fully Converted Basis

IV-8	Pro Forma Effect of Conversion Proceeds – Fully Converted Basis

IV-9	Pro Forma Analysis Sheet – Minority Stock Offering

IV-10	Pro Forma Effect of Conversion Proceeds – Minority Stock Offering

V-1	Firm Qualifications Statement

EXHIBIT I-1

Columbia Financial, Inc.

Map of Office Locations

Exhibit I-1
Columbia Financial, Inc.
Map of Office Locations

Source: SNL Financial, LC.

EXHIBIT I-2

Columbia Financial, Inc.

Audited Financial Statements

[Incorporated by Reference]

EXHIBIT I-3

Columbia Financial, Inc.
Key Operating Ratios

Exhibit I-3
Columbia Financial, Inc.
Key Operating Ratios

	At and for the Year Ended September 30,
	2017	2016	2015	2014	2013

Performance Ratios:
Return (loss) on average assets	0.60%	0.67%	0.63%	0.50%	(0.69)%
Return (loss) on average equity	6.86	7.52	7.18	5.72	(8.12)
Interest rate spread (1)	2.60	2.48	2.41	2.32	2.28
Net interest margin (2)	2.80	2.69	2.61	2.53	2.53
Non-interest expense to average assets	1.98	1.91	1.87	1.82	3.61
Core efficiency ratio (3)	62.94	65.06	64.70	65.05	67.85
Average interest-earning assets to average interest-bearing liabilities	122.16	121.32	119.47	119.07	119.48
Average equity to average assets	8.68	8.92	8.76	8.67	8.47

Capital Ratios for Columbia Financial (4):
Total capital (to risk-weighted assets)	15.11	15.93	N/A	N/A	N/A
Tier 1 capital (to risk-weighted assets)	13.85	14.68	N/A	N/A	N/A
Common equity Tier 1 capital (to risk-weighted assets)	12.60	13.29	N/A	N/A	N/A
Tier 1 capital (to adjusted total assets)	10.59	10.70	N/A	N/A	N/A

Capital Ratios for Columbia Bank:
Total capital (to risk-weighted assets)	14.94	15.67	15.53	16.15	15.97
Tier 1 capital (to risk-weighted assets)	13.69	14.42	14.27	14.90	14.71
Common equity Tier 1 capital (to risk-weighted assets)	13.69	14.42	14.27	14.90	14.71
Tier 1 capital (to adjusted total assets)	10.47	10.56	10.29	10.15	10.04

Asset Quality Ratios:
Allowance for loan losses as a percent of total loans	1.26	1.30	1.49	1.63	1.82
Allowance for loan losses as a percent of non- performing loans	854.31	424.44	268.70	110.84	82.87
Net charge-offs to average outstanding loans during the period	0.09	0.14	0.16	0.36	0.38
Non-performing loans as a percent of total loans	0.15	0.31	0.56	1.47	2.20
Non-performing assets as a percent of total assets	0.13	0.27	0.51	1.19	1.68

Other Data:
Number of offices	47	45	44	44	44

(1)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost on average interest-bearing liabilities.
(2)	Represents net interest income as a percent of average interest-earning assets.
(3)	Core efficiency ratio represents our adjusted non-interest expense divided by our adjusted revenue. Core efficiency ratio is a non-GAAP measure derived from our efficiency ratio, which is calculated by dividing our total GAAP non-interest expense by our GAAP revenue, and is adjusted for unusual or one-time charges or non-core items as detailed below. Management believes that the presentation of core efficiency ratio assists investors in understanding the impact of these non-recurring items on our efficiency ratio. The following table provides a reconciliation or our core efficiency ratio for each of the periods presented in the table above:

Source: Columbia Financial’s prospectus.

EXHIBIT I-4

Columbia Financial, Inc.
Investment Portfolio Composition

Exhibit I-4
Columbia Financial, Inc.
Investment Portfolio Composition

	At September 30,
	2017		2016		2015
(Dollars in thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities available-for-sale:

U.S. government and agency obligations	$24,955	$24,874	$60,375	$60,879	$19,931	$20,217
Mortgage-backed securities and CMOs	479,926	473,490	609,970	619,976	586,942	590,232
Municipal obligations	1,357	1,357	16,500	16,500	180	180
Corporate debt securities	49,489	49,493	63,982	64,651	31,997	32,276
Trust preferred securities	5,000	4,708	9,672	6,779	9,672	7,450
Equity securities	2,482	3,254	2,482	2,994	2,482	2,928
Total securities available-for-sale	$563,209	$557,176	$762,981	$771,779	$651,204	$653,283

Securities held-to-maturity:

U.S. government and agency obligations	$3,407	$3,400	$—	$—	$—	$—
Mortgage-backed securities and CMOs	129,532	128,422	—	—	—	—
Total securities held-to-maturity	$132,939	$131,822	$—	$—	$—	$—
Total investment securities	$696,148	$688,998	$762,981	$771,779	$651,204	$653,283

Source: Columbia Financial’s prospectus.

EXHIBIT I-5

Columbia Financial, Inc.
Yields and Costs

Exhibit I-5
Columbia Financial, Inc.
Yields and Costs

	Year Ended September 30,
	2017			2016			2015
(Dollars in thousands)	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost

Interest-earning assets:
Loans (1)	$4,236,825	$164,849	3.89%	$3,888,992	$152,110	3.91%	$3,715,533	$148,988	4.01%
Investment securities (2)	723,398	19,069	2.64	721,941	16,662	2.31	729,392	14,019	1.92
Other interest-earning assets	29,306	308	1.05	44,544	205	0.46	62,036	158	0.25
Total interest-earning assets	4,989,529	184,226	3.69	4,655,477	168,977	3.63	4,506,961	163,165	3.62
Non-interest-earning assets	2294,655			253,741			244,394
Total assets	$5,219,184	$184,226		$4,909,218	$168,977		$4,751,355	$163,165

Interest-bearing liabilities:
Interest bearing transaction accounts	$1,284,418	$7,590	0.59	$1,140,460	$6,776	0.59	$984,130	$5,424	0.55
Money market deposit accounts	270,919	760	0.28	272,575	763	0.28	300,609	922	0.31
Savings, including club deposits	543,070	837	0.15	523,601	811	0.15	514,934	933	0.18
Certificates of deposit	1,266,717	16,394	1.29	1,225,833	15,712	1.28	1,230,312	15,248	1.24
Total interest-bearing deposits	3,365,124	25,581	0.76	3,162,469	24,062	0.76	3,029,985	22,527	0.74
FHLB advances	627,965	13,082	2.08	564,995	13,274	2.35	621,516	16,146	2.60
Junior subordinated debt	50,614	4,177	8.25	50,561	4,177	8.26	50,507	4,177	8.27
Other borrowings	40,685	1,606	3.95	59,481	2,449	4.12	70,548	2,894	4.10
Total borrowings	719,264	18,865	2.62	675,037	19,900	2.95	742,571	23,217	3.13
Total interest-bearing liabilities	4,084,388	$44,446	1.09	$3,837,506	$43,962	1.15	$3,772,556	$45,744	1.21

Non-interest-bearing liabilities:
Non-interest-bearing deposits	607,836			543,943			487,461
Other non-interest-bearing liabilities	73,744			89,835			75,095
Total liabilities	4,765,968			4,471,284			4,335,112
Total equity	453,216			437,934			416,242
Total liabilities and equity	$5,219,184			$4,909,218			4,751,355

Net interest income		$139,780			$125,015			$117,421
Interest rate spread (3)			2.60%			2.48%			2.41%
Net interest-earning assets (4)	$905,141			$817,971			$734,405
Net interest margin (5)			2.80%			2.69%			2.61%
Ratio of interest-earning assets to interest-bearing liabilities	122.16%			121.32%			119.47%

Source: Columbia Financial’s prospectus.

EXHIBIT I-6

Columbia Financial, Inc.
Loan Loss Allowance Activity

Exhibit I-6
Columbia Financial, Inc.
Loan Loss Allowance Activity

	At or For the Year Ended September 30,
(Dollars in thousands)	2017	2016	2015	2014	2013

Allowance at beginning of period	$51,867	$56,948	$57,904	$61,292	$50,304

Provision for loan losses	6,426	417	5,099	8,741	23,264
Charge-offs:
Real estate loans:
One- to four-family	(1,402)	(3,496)	(4,280)	(10,614)	(3,875)
Commercial and multifamily	(1,080)	(879)	(310)	(174)	(5,902)
Construction	—	(321)	(334)	(1,295)	(2,481)
Total real estate loans	(2,482)	(4,696)	(4,924)	(12,083)	(12,258)

Commercial business loans	(606)	(458)	(1,246)	(366)	(2,108)

Consumer loans:
Home equity loans and advances	(1,140)	(1,053)	(2,777)	(912)	(1,111)
Other consumer loans	(16)	(12)	(1)	(14)	(22)
Total consumer loans	(1,156)	(1,065)	(2,778)	(926)	(1,133)
Total charge-offs	(4,244)	(6,219)	(8,948)	(13,375)	(15,499)

Recoveries:
Real estate loans:
One- to four-family	268	158	557	780	782
Commercial and multifamily	75	23	55	55	1,922
Construction	—	76	1,222	94	416
Total real estate loans	343	257	1,834	929	3,120

Commercial business loans	182	408	1,020	199	77

Consumer:
Home equity loans and advances	59	55	36	118	24
Other consumer loans	—	1	3	—	2
Total consumer loans	59	56	39	118	26
Total recoveries	584	721	2,893	1,246	3,223
Net charge-offs	(3,660)	(5,498)	(6,055)	(12,129)	(12,276)
Allowance at end of period	$54,633	$51,867	$56,948	$57,904	$61,292

Total loans outstanding	$4,353,121	$3,977,634	$3,816,389	$3,544,536	$3,363,201
Average loans outstanding	$4,236,825	$3,888,992	$3,715,533	$3,404,031	$3,271,330
Ratio of allowance to non- performing loans	854.31%	424.44%	268.70%	110.84%	82.87%
Ratio of allowance to total loans	1.26%	1.30%	1.49%	1.63%	1.82%
Ratio of net charge-offs to average loans	0.09%	0.14%	0.16%	0.36%	0.38%

Source: Columbia Financial’s prospectus.

EXHIBIT I-7

Columbia Financial, Inc.
Interest Rate Risk Analysis

Exhibit I-7
Columbia Financial, Inc.
Interest Rate Risk Analysis

	Twelve Month Net Interest Income	Net Portfolio Value
Change in Interest Rates (Basis Points	Percent of Change	Estimated NPV	Percent of Change

+200	1.4	$607,932	(16.9)
+100	1.0	674,387	(7.9)
0	0	731,942	—
-100	(2.5)	754,603	3.1

Source: Columbia Financial’s prospectus.

EXHIBIT I-8

Columbia Financial, Inc.
Fixed and Adjustable Rate Loans

Exhibit I-8
Columbia Financial, Inc.
Fixed and Adjustable Rate Loans

The following table sets forth all loans at September 30, 2017 that are due after September 30, 2018 and have either fixed interest rates or floating or adjustable interest rates:

(Dollars in thousands)	Fixed Rates	Floating or Adjustable Rates	Total at September 30, 2017

Real estate loans:
One- to four-family	$1,313,251	$264,925	$1,578,175
Commercial and multifamily	926,060	831,262	1,757,322
Construction	21,279	104,456	125,735
Total real estate loans	2,260,590	1,200,643	3,461,233

Commercial business loans	81,275	76,671	157,946

Consumer loans:
Home equity loans and advances	264,814	195,660	460,474
Other consumer loans	870	—	870
Total consumer loans	265,685	195,660	461,344

Total	$2,607,549	$1,472,974	$4,080,523

Source: Columbia Financial’s prospectus.

EXHIBIT I-9

Columbia Financial, Inc.
Loan Portfolio Composition

Exhibit I-9
Columbia Financial, Inc.
Loan Portfolio Composition

	At September 30,
(Dollars in thousands)	2017		2016		2015		2014		2013
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent

Real estate loans:
One- to four-family	$1,578,835	36.3%	$1,553,345	39.1%	$1,492,852	39.1%	$1,515,535	42.8%	$1,450,431	43.1%
Commercial and multifamily	1,821,982	41.9	1,558,939	39.2	1,499,305	39.3	1,253,703	35.4	1,129,381	33.6
Construction	218,408	5.0	188,480	4.7	132,933	3.5	133,110	3.8	128,262	3.8
Total real estate loans	3,619,225	83.2	3,300,764	83.0	3,125,090	81.9	2,902,348	82.0	2,708,074	80.5

Commercial business loans	267,664	6.1	177,742	4.5	173,034	4.5	118,255	3.3	117,400	3.5

Consumer loans:
Home equity loans and advances	464,962	10.7	497,797	12.5	517,352	13.6	522,759	14.7	536,397	16.0
Other consumer loans	1,270	—	1,331	—	913	—	1,174	—	1,330	—
Total consumer loans	466,232	10.7	499,128	12.5	518,265	13.6	523,933	14.7	537,727	16.0
Total loans	4,353,121	100.0%	3,977,634	100.0%	3,816,389	100.0%	3,544,536	100.0%	3,363,201	100.0%

Net deferred loan costs	9,135		6,475		4,779		3,263		2,874
Allowance for loan losses	(54,633)		(51,867)		(56,948)		(57,904)		(61,292)

Loans receivable, net	$4,307,623		$3,932,242		$3,764,220		$3,489,895		$3,304,783

Source: Columbia Financial’s prospectus.

EXHIBIT I-10

Columbia Financial, Inc.
Contractual Maturity by Loan Type

Exhibit I-10
Columbia Financial, Inc.
Contractual Maturity by Loan Type

	September 30, 2017
		Real Estate
(Dollars in thousands)	One- to Four-Family	Commercial and Multifamily	Construction		Home Equity Loans and Advances	Commercial Business	Other Consumer	Total Loans
Amounts due in:
One year or less	$659	$64,660	$92,673		$4,488	$109,718	$400	$272,598
More than 1-5 years	24,558	398,170	105,033		27,090	73,309	256	628,416
More than 5-10 years	206,843	1,103,714	—		97,680	74,171	—	1,482,408
More than 10 years	1,346,775	255,438	20,702	(1)	335,704	10,466	614	1,969,699
Total	$1,578,835	$1,821,982	$218,408		$464,962	$267,664	$1,270	$4,353,121

Source: Columbia Financial’s prospectus.

EXHIBIT I-11

Columbia Financial, Inc.
Loan Originations, Purchases, Sales and Repayments

Exhibit I-11
Columbia Financial, Inc.
Loan Originations, Purchases, Sales and Repayments

	Year Ended September 30,
(Dollars in thousands)	2017	2016	2015
Total loans at beginning of period	$3,977,634	$3,816,389	$3,544,536

Originations:
Real estate loans:
One- to four-family	336,492	344,121	417,152
Commercial and multifamily	469,552	236,908	450,288
Construction	114,958	165,063	96,740
Total real estate loans	921,003	746,092	964,180

Commercial business loans	273,168	196,679	181,339

Consumer:
Home equity loans and advances	110,328	115,457	137,007
Other consumer loans	3,166	3,770	3,277
Total consumer loans	113,494	119,227	140,284

Total loans originated	1,307,664	1,061,998	1,285,803

Purchases	20,473	21,149	10,025

Less:
Principal payments and repayments	(847,026)	(812,376)	(830,734)
Loan sales	(105,109)	(90,079)	(145,363)
Securitization of loans	—	(17,169)	(41,998)
Transfers to foreclosed real estate	(515)	(2,278)	(5,880)
Total loans at end of period	$4,353,121	$3,977,634	$3,816,389

Source: Columbia Financial’s prospectus.

EXHIBIT I-12

Columbia Financial, Inc.
Non-Performing Assets

Exhibit I-12
Columbia Financial, Inc.
Non-Performing Assets

	At September 30,
(Dollars in thousands)	2017	2016	2015	2014	2013

Non-accrual loans:
Real estate loans:
One- to four-family	$3,496	$4,688	$11,770	$24,975	$39,549
Commercial and multifamily	1,510	4,257	4,538	11,499	9,645
Construction	—	—	639	2,931	10,498
Total real estate loans	5,006	8,945	16,947	39,405	59,692

Commercial business loans	1,038	1,608	1,996	3,623	5,267

Consumer loans:
Home equity loans and advances	351	1,667	2,251	9,215	9,001
Other consumer loans	—	—	—	—	2
Total consumer loans	351	1,667	2,251	9,215	9,003
Total non-accrual loans (1)	6,395	12,220	21,194	52,243	73,962

Total non-performing loans	6,395	12,220	21,194	52,243	73,962

Other real estate owned	393	1,260	3,042	2,683	1,614

Total non-performing assets	$6,788	$13,480	$24,236	$54,926	$75,576

Total non-performing loans to total loans	0.15%	0.31%	0.56%	1.47%	2.20%

Total non-performing assets to total assets	0.13%	0.27%	0.51%	1.19%	1.68%

(1)	Includes $1.0 million, $1.0 million, $4.4 million, $10.7 million and $16.3 million of TDRs on non-accrual status as of September 30, 2017, 2016, 2015, 2014 and 2013, respectively.

Source: Columbia Financial’s prospectus.

EXHIBIT I-13

Columbia Financial, Inc.
Deposit Composition

Exhibit I-13
Columbia Financial, Inc.
Deposit Composition

	At September 30,
	2017		2016		2015
(Dollars in thousands)	Amount	Percent of Total Deposits	Amount	Percent of Total Deposits	Amount	Percent of Total Deposits

Non-interest bearing transaction	$642,416	15.6%	$589,332	15.4%	$499,986	14.0%
Interest bearing transaction	1,302,624	31.6	1,192,501	31.2	1,041,758	29.2
Money market deposit accounts	273,605	6.6	270,662	7.1	285,172	8.0
Savings, including club deposits	546,309	13.3	534,148	14.0	515,850	14.4
Certificates of deposit	1,358,474	32.9	1,236,172	32.3	1,229,858	34.4
Total	$4,123,428	100.0%	$3,822,815	100.0%	$3,572,624	100.0%

Source: Columbia Financial’s prospectus.

EXHIBIT I-14

Columbia Financial, Inc.
Maturity of Time Deposits

Exhibit I-14
Columbia Financial, Inc.
Maturity of Time Deposits

	Period to Maturity
(Dollars in thousands)	Less Than One Year	More than One Year to Two Years	More than Two Years to Three Years	More than Three Years to Four Years	More than Four Years	Total	Percent of Total Certificate Accounts

Less than 0.50%	$71,341	$8,509	$—	$—	$—	$79,850	5.9
0.50% to 0.99%	130,765	17,750	146	—	—	148,661	10.9
1.00% to 1.49%	390,314	192,993	58,751	2,228	3,564	647,850	47.7
1.50% to 1.99%	52,526	102,456	108,694	39,100	22,479	325,255	23.9
2.00% to 2.99%	12,795	16,557	81,188	40,631	5,687	156,858	11.6
3.00% and greater	—	—	—	—	—	—	—
Total	$657,741	$338,265	$248,779	$81,959	$31,730	$1,358,474	100.0%

Source: Columbia Financial’s prospectus.

EXHIBIT I-15

Columbia Financial, Inc.
Borrowing Activity

Exhibit I-15
Columbia Financial, Inc.
Borrowing Activity

	At or For the Year Ended September 30,
(Dollars in thousands)	2017	2016	2015
Maximum amount outstanding at any month-end during the year:
Lines of credit	$66,700	$47,400	$23,000
Federal Home Loan Bank advances	645,200	569,000	644,000
Junior subordinated debt	50,643	50,590	50,536
Securities sold under repurchase agreements	40,000	60,000	80,000

Average outstanding balance during the year:
Lines of credit	24,324	7,989	4,692
Federal Home Loan Bank advances	603,641	557,006	616,824
Junior subordinated debt	50,614	50,561	50,507
Securities sold under repurchase agreements	40,685	59,481	70,548

Weighted average interest rate during the year:
Lines of credit	0.96%	0.52%	0.34%
Federal Home Loan Bank advances	2.13	2.38	2.61
Junior subordinated debt	8.00	8.00	8.00
Securities sold under repurchase agreements	3.95	4.12	4.10

Balance outstanding at end of the year:
Lines of credit	$—	$47,400	$23,000
Federal Home Loan Bank advances	642,400	534,000	569,000
Junior subordinated debt	50,643	50,590	50,536
Securities sold under repurchase agreements	40,000	50,000	60,000

Weighted average interest rate at end of the year:
Lines of credit	—%	0.53%	0.40%
Federal Home Loan Bank advances	2.10	2.27	2.43
Junior subordinated debt	8.00	8.00	8.00
Securities sold under repurchase agreements	3.88	4.00	4.05

Source: Columbia Financial’s prospectus.

EXHIBIT II-1

Description of Office Properties

Exhibit II-1
Columbia Financial, Inc.
Description of Office Properties

Properties

We conduct our business through our main office and 48 branch offices located in Bergen, Passaic, Morris, Essex, Union, Middlesex, Monmouth, Burlington, Camden and Gloucester Counties, New Jersey. We own 23 properties and lease the other 25 properties. In addition, First Jersey Title Services, Inc. operates within one of our branch facilities.

Source: Columbia Financial’s prospectus.

EXHIBIT II-2

Historical Interest Rates

Exhibit II-2

Historical Interest Rates(1)

		Prime	90 Day	One Year	10 Year
Year/Qtr. Ended		Rate	T-Note	T-Note	T-Note

2004:	Quarter 1	4.00%	0.95%	1.20%	3.86%
	Quarter 2	4.00%	1.33%	2.09%	4.62%
	Quarter 3	4.75%	1.70%	2.16%	4.12%
	Quarter 4	5.25%	2.22%	2.75%	4.24%

2005:	Quarter 1	5.75%	2.80%	3.43%	4.51%
	Quarter 2	6.00%	3.12%	3.51%	3.98%
	Quarter 3	6.75%	3.55%	4.01%	4.34%
	Quarter 4	7.25%	4.08%	4.38%	4.39%

2006:	Quarter 1	7.75%	4.63%	4.82%	4.86%
	Quarter 2	8.25%	5.01%	5.21%	5.15%
	Quarter 3	8.25%	4.88%	4.91%	4.64%
	Quarter 4	8.25%	5.02%	5.00%	4.71%

2007:	Quarter 1	8.25%	5.04%	4.90%	4.65%
	Quarter 2	8.25%	4.82%	4.91%	5.03%
	Quarter 3	7.75%	3.82%	4.05%	4.59%
	Quarter 4	7.25%	3.36%	3.34%	3.91%

2008:	Quarter 1	5.25%	1.38%	1.55%	3.45%
	Quarter 2	5.00%	1.90%	2.36%	3.99%
	Quarter 3	5.00%	0.92%	1.78%	3.85%
	Quarter 4	3.25%	0.11%	0.37%	2.25%

2009:	Quarter 1	3.25%	0.21%	0.57%	2.71%
	Quarter 2	3.25%	0.19%	0.56%	3.53%
	Quarter 3	3.25%	0.14%	0.40%	3.31%
	Quarter 4	3.25%	0.06%	0.47%	3.85%

2010:	Quarter 1	3.25%	0.16%	0.41%	3.84%
	Quarter 2	3.25%	0.18%	0.32%	2.97%
	Quarter 3	3.25%	0.18%	0.32%	2.97%
	Quarter 4	3.25%	0.12%	0.29%	3.30%

2011:	Quarter 1	3.25%	0.09%	0.30%	3.47%
	Quarter 2	3.25%	0.03%	0.19%	3.18%
	Quarter 3	3.25%	0.02%	0.13%	1.92%
	Quarter 4	3.25%	0.02%	0.12%	1.89%

2012:	Quarter 1	3.25%	0.07%	0.19%	2.23%
	Quarter 2	3.25%	0.09%	0.21%	1.67%
	Quarter 3	3.25%	0.10%	0.17%	1.65%
	Quarter 4	3.25%	0.05%	0.16%	1.78%

2013:	Quarter 1	3.25%	0.07%	0.14%	1.87%
	Quarter 2	3.25%	0.04%	0.15%	2.52%
	Quarter 3	3.25%	0.02%	0.10%	2.64%
	Quarter 4	3.25%	0.07%	0.13%	3.04%

2014:	Quarter 1	3.25%	0.05%	0.13%	2.73%
	Quarter 2	3.25%	0.04%	0.11%	2.53%
	Quarter 3	3.25%	0.02%	0.13%	2.52%
	Quarter 4	3.25%	0.04%	0.25%	2.17%

2015:	Quarter 1	3.25%	0.03%	0.26%	1.94%
	Quarter 2	3.25%	0.01%	0.28%	2.35%
	Quarter 3	3.25%	0.00%	0.33%	2.06%
	Quarter 4	3.50%	0.16%	0.65%	2.27%

2016:	Quarter 1	3.50%	0.21%	0.59%	1.78%
	Quarter 2	3.50%	0.26%	0.45%	1.49%
	Quarter 3	3.50%	0.29%	0.59%	1.60%
	Quarter 4	3.75%	0.51%	0.85%	2.45%

2017:	Quarter 1	4.00%	0.76%	1.03%	2.40%
	Quarter 2	4.25%	1.03%	1.24%	2.31%
	Quarter 3	4.25%	1.06%	1.31%	2.33%
As of Nov. 8, 2017		4.25%	1.23%	1.53%	2.32%

(1)	End of period data.

Sources: Federal Reserve and The Wall Street Journal.

EXHIBIT III-1

General Characteristics of Publicly-Traded Institutions

Exhibit III-1

Characteristics of Publicly-Traded Thrifts

November 8, 2017

										As of
										November 8, 2017
						Total		Fiscal	Conv.	Stock	Market
Ticker	Financial Institution	Exchange	Region	City	State	Assets	Offices	Mth End	Date	Price	Value
						($Mil)				($)	($Mil)

BCTF	Bancorp 34, Inc.	NASDAQ	SW	Alamogordo	NM	$339	4	Dec	5/16/00	$14.16	$49
BNCL	Beneficial Bancorp, Inc.	NASDAQ	MA	Philadelphia	PA	5,818	63	Dec	7/16/07	15.40	1,167
BHBK	Blue Hills Bancorp, Inc.	NASDAQ	NE	Norwood	MA	2,545	11	Dec	7/22/14	19.80	531
BOFI	BofI Holding, Inc.	NASDAQ	WE	San Diego	CA	8,582	2	Jun	3/14/05	24.87	1,583
BYFC	Broadway Financial Corporation	NASDAQ	WE	Los Angeles	CA	441	3	Dec	1/9/96	2.45	46
BLMT	BSB Bancorp, Inc.	NASDAQ	NE	Belmont	MA	2,500	7	Dec	10/5/11	29.80	290
CFFN	Capitol Federal Financial, Inc.	NASDAQ	MW	Topeka	KS	9,193	47	Sep	12/22/10	13.30	1,838
CARV	Carver Bancorp, Inc.	NASDAQ	MA	New York	NY	699	9	Mar	10/25/94	2.21	8
CHFN	Charter Financial Corporation	NASDAQ	SE	West Point	GA	1,640	22	Sep	4/8/13	17.59	266
CWAY	Coastway Bancorp, Inc.	NASDAQ	NE	Warwick	RI	676	11	Dec	1/15/14	20.00	88
DCOM	Dime Community Bancshares, Inc.	NASDAQ	MA	Brooklyn	NY	6,444	28	Dec	6/26/96	20.10	752
EFBI	Eagle Financial Bancorp, Inc.	NASDAQ	MW	Cincinnati	OH	129	3	Dec	7/20/17	17.30	28
ESBK	Elmira Savings Bank	NASDAQ	MA	Elmira	NY	565	12	Dec	3/1/85	20.20	67
EQFN	Equitable Financial Corp.	NASDAQ	MW	Grand Island	NE	254	6	Jun	11/9/05	10.11	34
ESSA	ESSA Bancorp, Inc.	NASDAQ	MA	Stroudsburg	PA	1,785	26	Sep	4/4/07	15.74	183
FCAP	First Capital, Inc.	NASDAQ	MW	Corydon	IN	754	18	Dec	1/4/99	35.36	118
FBNK	First Connecticut Bancorp, Inc.	NASDAQ	NE	Farmington	CT	3,002	27	Dec	6/30/11	25.45	406
FDEF	First Defiance Financial Corp.	NASDAQ	MW	Defiance	OH	2,935	42	Dec	10/2/95	52.03	528
FNWB	First Northwest Bancorp	NASDAQ	WE	Port Angeles	WA	1,150	11	Jun	1/30/15	17.32	205
FBC	Flagstar Bancorp, Inc.	NYSE	MW	Troy	MI	16,880	99	Dec	4/30/97	34.90	1,996
FSBW	FS Bancorp, Inc.	NASDAQ	WE	Mountlake Terrace	WA	994	12	Dec	7/10/12	54.53	200
FSBC	FSB Bancorp, Inc.	NASDAQ	MA	Fairport	NY	305	5	Dec	8/15/07	16.25	32
HBK	Hamilton Bancorp, Inc.	NASDAQ	MA	Towson	MD	514	7	Mar	10/10/12	14.35	49
HIFS	Hingham Institution for Savings	NASDAQ	NE	Hingham	MA	2,215	13	Dec	12/13/88	194.84	416
HMNF	HMN Financial, Inc.	NASDAQ	MW	Rochester	MN	717	13	Dec	6/30/94	18.55	83
HFBL	Home Federal Bancorp, Inc. of Louisiana	NASDAQ	SW	Shreveport	LA	418	7	Jun	12/22/10	27.00	52
HVBC	HV Bancorp, Inc.	NASDAQ	MA	Huntingdon Valley	PA	217	6	Jun	1/11/17	14.91	33
IROQ	IF Bancorp, Inc.	NASDAQ	MW	Watseka	IL	612	7	Jun	7/8/11	19.60	77
ISBC	Investors Bancorp, Inc.	NASDAQ	MA	Short Hills	NJ	24,782	155	Dec	5/8/14	13.35	4,087
JXSB	Jacksonville Bancorp, Inc.	NASDAQ	MW	Jacksonville	IL	337	6	Dec	7/15/10	30.55	55
KRNY	Kearny Financial Corp.	NASDAQ	MA	Fairfield	NJ	4,808	42	Jun	2/24/05	14.35	1,163
MLVF	Malvern Bancorp, Inc.	NASDAQ	MA	Paoli	PA	1,011	10	Sep	10/12/12	25.60	168
MELR	Melrose Bancorp, Inc.	NASDAQ	NE	Melrose	MA	294	1	Dec	10/22/14	18.70	49
EBSB	Meridian Bancorp, Inc.	NASDAQ	NE	Peabody	MA	5,086	32	Dec	7/29/14	18.95	1,022
CASH	Meta Financial Group, Inc.	NASDAQ	MW	Sioux Falls	SD	5,228	10	Sep	9/20/93	85.95	827
MSBF	MSB Financial Corp.	NASDAQ	MA	Millington	NJ	542	4	Dec	1/5/07	17.22	99
NYCB	New York Community Bancorp, Inc.	NYSE	MA	Westbury	NY	48,458	258	Dec	11/23/93	12.05	5,893
NFBK	Northfield Bancorp, Inc.	NASDAQ	MA	Woodbridge	NJ	4,007	38	Dec	1/25/13	16.22	793
NWBI	Northwest Bancshares, Inc.	NASDAQ	MA	Warren	PA	9,460	174	Dec	12/18/09	15.79	1,620
OCFC	OceanFirst Financial Corp.	NASDAQ	MA	Toms River	NJ	5,384	47	Dec	7/3/96	25.98	846
ORIT	Oritani Financial Corp.	NASDAQ	MA	Township of Washington	NJ	4,120	27	Jun	6/24/10	16.20	748
OTTW	Ottawa Bancorp, Inc.	NASDAQ	MW	Ottawa	IL	246	3	Dec	7/14/05	13.71	48
PBBI	PB Bancorp, Inc.	NASDAQ	NE	Putnam	CT	524	8	Jun	10/5/04	10.58	82
PCSB	PCSB Financial Corporation	NASDAQ	MA	Yorktown Heights	NY	1,412	17	Jun	4/20/17	18.65	339
PBSK	Poage Bankshares, Inc.	NASDAQ	MW	Ashland	KY	458	9	Dec	9/13/11	18.35	65
PROV	Provident Financial Holdings, Inc.	NASDAQ	WE	Riverside	CA	1,194	15	Jun	6/28/96	18.95	144
PFS	Provident Financial Services, Inc.	NYSE	MA	Iselin	NJ	9,495	86	Dec	1/16/03	26.07	1,733
PBIP	Prudential Bancorp, Inc.	NASDAQ	MA	Philadelphia	PA	871	12	Sep	10/10/13	17.78	160
RNDB	Randolph Bancorp, Inc.	NASDAQ	NE	Stoughton	MA	506	7	Dec	7/1/16	14.75	87
RVSB	Riverview Bancorp, Inc.	NASDAQ	WE	Vancouver	WA	1,148	21	Mar	10/1/97	8.44	190
SVBI	Severn Bancorp, Inc.	NASDAQ	MA	Annapolis	MD	801	5	Dec	1/0/00	6.99	85

Exhibit III-1

Characteristics of Publicly-Traded Thrifts

November 8, 2017

										As of
										November 8, 2017
						Total		Fiscal	Conv.	Stock	Market
Ticker	Financial Institution	Exchange	Region	City	State	Assets	Offices	Mth End	Date	Price	Value
						($Mil)				($)	($Mil)

SIFI	SI Financial Group, Inc.	NASDAQ	NE	Willimantic	CT	1,585	24	Dec	1/13/11	14.90	182
TBNK	Territorial Bancorp Inc.	NASDAQ	WE	Honolulu	HI	1,962	30	Dec	7/13/09	30.00	296
TSBK	Timberland Bancorp, Inc.	NASDAQ	WE	Hoquiam	WA	952	22	Sep	1/13/98	26.33	194
TBK	Triumph Bancorp, Inc.	NASDAQ	SW	Dallas	TX	2,906	46	Dec	11/6/14	29.30	610
TRST	TrustCo Bank Corp NY	NASDAQ	MA	Glenville	NY	4,870	145	Dec	1/0/00	8.80	846
UCBA	United Community Bancorp	NASDAQ	MW	Lawrenceburg	IN	542	8	Jun	1/10/13	20.75	87
UBNK	United Financial Bancorp, Inc.	NASDAQ	NE	Glastonbury	CT	6,976	54	Dec	3/4/11	17.38	884
WSBF	Waterstone Financial, Inc.	NASDAQ	MW	Wauwatosa	WI	1,854	13	Dec	1/23/14	18.20	537
WCFB	WCF Bancorp, Inc.	NASDAQ	MW	Webster City	IA	124	2	Dec	8/15/94	9.53	24
WEBK	Wellesley Bancorp, Inc.	NASDAQ	NE	Wellesley	MA	770	6	Dec	1/26/12	27.10	68
WNEB	Western New England Bancorp, Inc.	NASDAQ	NE	Westfield	MA	2,086	23	Dec	1/4/07	10.20	312
WSFS	WSFS Financial Corporation	NASDAQ	MA	Wilmington	DE	6,875	64	Dec	11/26/86	47.25	1,484
WVFC	WVS Financial Corp.	NASDAQ	MA	Pittsburgh	PA	356	6	Jun	11/29/93	16.00	32
CFBI	Community First Bancshares, Inc. (MHC)	NASDAQ	SE	Covington	GA	278	3	Sep	4/27/17	12.77	96
FFBW	FFBW, Inc. (MHC)	NASDAQ	MW	Brookfield	WI	236	4	Dec	10/10/17	11.20	74
GCBC	Greene County Bancorp, Inc. (MHC)	NASDAQ	MA	Catskill	NY	1,038	16	Jun	12/30/98	30.00	255
HONE	HarborOne Bancorp, Inc. (MHC)	NASDAQ	NE	Brockton	MA	2,659	17	Dec	6/29/16	18.77	613
KFFB	Kentucky First Federal Bancorp (MHC)	NASDAQ	MW	Frankfort	KY	305	7	Jun	3/3/05	9.37	79
LSBK	Lake Shore Bancorp, Inc. (MHC)	NASDAQ	MA	Dunkirk	NY	513	12	Dec	4/4/06	15.82	97
MGYR	Magyar Bancorp, Inc. (MHC)	NASDAQ	MA	New Brunswick	NJ	603	7	Sep	1/24/06	12.20	71
OFED	Oconee Federal Financial Corp. (MHC)	NASDAQ	SE	Seneca	SC	481	7	Jun	1/14/11	29.70	171
PDLB	PDL Community Bancorp (MHC)	NASDAQ	MA	Bronx	NY	813	14	Dec	9/29/17	15.06	278
PVBC	Provident Bancorp, Inc. (MHC)	NASDAQ	NE	Amesbury	MA	929	8	Dec	7/15/15	23.95	231
TFSL	TFS Financial Corporation (MHC)	NASDAQ	MW	Cleveland	OH	13,693	38	Sep	4/23/07	15.00	4,219

Source: SNL Financial, LC.

EXHIBIT III-2

Public Market Pricing of Mid-Atlantic Thrift Institutions

Exhibit III-2

Public Market Pricing of Mid-Atlantic Institutions

As of November 8, 2017

			Market		Per Share Data
			Capitalization		Core	Book								Dividends(3)			Financial Characteristics(5)
			Price/	Market	12 Month	Value/	Pricing Ratios(2)							Amount/		Payout	Total	Equity/	Tang. Eq./	NPAs/	Reported		Core
			Share	Value	EPS(1)	Share	P/E		P/B	P/A	P/TB	P/Core		Share	Yield	Ratio(4)	Assets	Assets	T. Assets	Assets	ROAA	ROAE	ROAA	ROAE
			($)	($Mil)	($)	($)	(x)		(%)	(%)	(%)	(x)		($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

All Non-MHC Public Companies(6)
Averages			$23.58	$578.19	$1.33	$17.30	21.43	x	128.71%	16.04%	143.05%	20.43	x	$0.39	1.73%	57.29%	$3,659	12.84%	11.91%	1.06%	0.77%	6.48%	0.76%	6.39%
Median			$17.99	$192.00	$0.78	$15.12	18.29	x	124.60%	16.46%	133.24%	18.80	x	$0.36	1.56%	37.96%	$1,172	12.10%	11.11%	0.80%	0.78%	6.50%	0.76%	6.09%

Comparable Group
Averages			$17.39	$932.77	$0.72	$14.08	23.20	x	125.02%	15.79%	143.31%	22.44	x	$0.37	2.11%	58.38%	$5,983	12.82%	11.68%	1.16%	0.64%	5.29%	0.62%	4.95%
Medians			$16.10	$543.42	$0.54	$14.65	20.58	x	121.51%	16.88%	133.11%	21.44	x	$0.34	2.30%	54.12%	$2,896	12.32%	9.86%	0.80%	0.61%	5.35%	0.61%	4.24%

Comparable Group
BNCL	Beneficial Bancorp, Inc.	PA	$15.40	$1,166.76	$0.49	$13.71	$32.77		112.31%	20.05%	134.63%	31.63	x	$0.24	1.56%	51.06%	$5,818	17.85%	15.34%	NA	0.60%	3.41%	0.63%	3.53%
CARV	Carver Bancorp, Inc.	NY	$2.21	$8.17	($0.64)	$1.71	NM		129.59%	1.25%	129.59%	NM		$0.00	0.00%	NM	$699	7.36%	7.36%	2.41%	-0.28%	-3.76%	-0.30%	-3.91%
DCOM	Dime Community Bancshares, Inc.	NY	$20.10	$752.20	NA	$15.66	$20.30		128.35%	11.67%	141.82%	NM		$0.56	2.79%	56.57%	$6,444	9.09%	8.30%	0.14%	0.61%	6.50%	NA	NA
ESBK	Elmira Savings Bank	NY	$20.20	$66.96	$1.19	$16.84	$16.97		119.92%	12.06%	153.89%	16.92	x	$0.92	4.55%	77.31%	$565	11.61%	9.64%	NA	0.78%	7.36%	0.79%	7.39%
ESSA	ESSA Bancorp, Inc.	PA	$15.74	$182.53	$0.71	$15.76	$22.81		99.89%	10.22%	109.24%	22.13	x	$0.36	2.29%	52.17%	$1,785	10.24%	9.44%	NA	0.42%	4.11%	0.43%	4.24%
FSBC	FSB Bancorp, Inc.	NY	$16.25	$31.53	$0.51	NA	$31.86		98.13%	NA	98.13%	31.86	x	NA	NA	NM	$305	10.28%	10.28%	NA	0.34%	2.99%	0.34%	2.99%
HBK	Hamilton Bancorp, Inc.	MD	$14.35	$48.95	$0.00	$17.93	NM		80.01%	9.52%	94.25%	NM		NA	NA	NM	$514	11.90%	10.29%	NA	-0.02%	-0.19%	0.00%	-0.02%
HVBC	HV Bancorp, Inc.	PA	$14.91	$32.54	$0.55	$14.41	$26.63		103.48%	15.01%	103.48%	27.20	x	NA	NA	NM	$217	14.50%	14.50%	0.80%	0.28%	2.72%	0.28%	2.66%
ISBC	Investors Bancorp, Inc.	NJ	$13.35	$4,087.46	$0.64	$10.30	$20.86		129.55%	16.49%	134.14%	20.75	x	$0.32	2.40%	37.50%	$24,782	12.73%	NA	0.58%	0.78%	5.83%	0.77%	5.83%
KRNY	Kearny Financial Corp.	NJ	$14.35	$1,163.32	$0.23	$12.44	$62.39		115.38%	24.34%	129.25%	NM		$0.12	0.84%	100.00%	$4,808	21.09%	19.27%	NA	0.41%	1.77%	0.41%	1.78%
MLVF	Malvern Bancorp, Inc.	PA	$25.60	$168.26	$1.87	$15.16	$13.26		168.83%	16.64%	168.83%	13.68	x	$0.11	0.00%	NM	$1,011	9.86%	9.86%	0.31%	1.41%	13.08%	1.37%	12.68%
MSBF	MSB Financial Corp.	NJ	$17.22	$99.32	$0.53	$12.57	$32.48		136.92%	18.33%	136.92%	32.48	x	$0.00	0.00%	80.19%	$542	13.39%	13.39%	NA	0.61%	3.96%	0.61%	3.96%
NYCB	New York Community Bancorp, Inc.	NY	$12.05	$5,893.20	NA	$12.79	$13.85		94.19%	12.29%	154.24%	NM		$0.68	5.64%	78.16%	$48,458	13.95%	9.39%	NA	0.91%	6.88%	NA	NA
NFBK	Northfield Bancorp, Inc.	NJ	$16.22	$792.85	$0.73	$13.20	$21.92		122.91%	19.79%	131.01%	22.36	x	$0.40	2.47%	45.95%	$4,007	16.10%	15.26%	0.66%	0.89%	5.49%	0.88%	5.38%
NWBI	Northwest Bancshares, Inc.	PA	$15.79	$1,619.51	$0.90	$11.76	$16.80		134.30%	17.12%	185.90%	17.58	x	$0.64	4.05%	68.09%	$9,460	12.75%	9.55%	1.05%	1.01%	8.21%	0.97%	7.84%
OCFC	OceanFirst Financial Corp.	NJ	$25.98	$846.10	NA	$18.31	$21.65		141.90%	15.72%	192.85%	NM		$0.60	2.31%	50.00%	$5,384	11.07%	8.39%	1.12%	0.76%	6.92%	NA	NA
ORIT	Oritani Financial Corp.	NJ	$16.20	$748.06	NA	$12.27	$14.34		132.07%	18.16%	132.07%	NM		$0.70	4.32%	106.19%	$4,120	13.75%	13.75%	NA	1.25%	9.13%	NA	NA
PCSB	PCSB Financial Corporation	NY	$18.65	$338.78	NA	$15.53	NA		120.10%	24.00%	122.99%	NM		NA	NA	NM	$1,412	19.98%	19.60%	NA	0.26%	2.00%	0.41%	3.09%
PFS	Provident Financial Services, Inc.	NJ	$26.07	$1,732.82	$1.53	$19.56	$17.26		133.28%	18.25%	200.74%	17.03	x	$0.80	3.07%	38.41%	$9,495	13.69%	NA	NA	1.02%	7.61%	1.02%	7.60%
PBIP	Prudential Bancorp, Inc.	PA	$17.78	$160.16	$0.44	$14.90	NM		119.35%	18.39%	126.82%	NM		$0.12	0.67%	54.55%	$871	15.41%	14.64%	2.01%	0.24%	1.38%	0.49%	2.81%
SVBI	Severn Bancorp, Inc.	MD	$6.99	$84.89	$0.30	NA	$23.31		97.96%	NA	98.34%	23.31	x	$0.00	0.00%	NM	$801	11.48%	NA	2.86%	0.54%	4.81%	0.54%	4.81%
TRST	TrustCo Bank Corp NY	NY	$8.80	$845.75	$0.49	$4.73	$18.14		185.91%	17.37%	186.13%	18.14	x	$0.26	2.98%	54.12%	$4,870	9.34%	9.33%	NA	0.96%	10.54%	0.96%	10.54%
WSFS	WSFS Financial Corporation	DE	$47.25	$1,484.12	$2.47	$23.59	$19.44		200.32%	21.59%	278.31%	19.11	x	$0.36	0.76%	12.35%	$6,875	10.78%	8.25%	0.76%	1.16%	10.99%	1.15%	10.93%
WVFC	WVS Financial Corp.	PA	$16.00	$32.13	NA	$16.69	$17.02		95.87%	9.02%	95.87%	NM		$0.24	1.50%	29.79%	$356	9.41%	9.41%	NA	0.50%	5.22%	NA	NA

MHCs
GCBC	Greene County Bancorp, Inc. (MHC)	NY	$30.00	$255.11	NA	$10.21	$20.98		293.72%	24.59%	293.72%	NM		$0.39	1.30%	26.92%	$1,038	8.37%	8.37%	NA	1.27%	14.99%	NA	NA
LSBK	Lake Shore Bancorp, Inc. (MHC)	NY	$15.82	$96.54	NA	NA	$32.96		124.71%	NA	124.71%	NM		$0.32	2.02%	66.67%	$513	15.24%	15.24%	NA	0.59%	3.81%	NA	NA
MGYR	Magyar Bancorp, Inc. (MHC)	NJ	$12.20	$71.01	$0.24	$8.50	$50.83		143.59%	11.78%	143.59%	NM		NA	NA	NM	$603	8.20%	8.20%	NA	0.24%	2.95%	0.24%	2.95%
PDLB	PDL Community Bancorp (MHC)	NY	$15.06	$278.05	NA	NA	NA		NA	NA	NA	NM		NA	NA	NM	$813	11.65%	11.64%	NA	NA	NA	NA	NA

Under Acquisition
BYBK	Bay Bancorp, Inc.	MD	$11.65	$124.31	$0.53	$6.73	$24.27		173.11%	19.08%	179.13%	22.15	x	$0.00	0.00%	NM	$652	11.02%	10.69%	NA	0.83%	7.88%	0.91%	8.56%
CSBK	Clifton Bancorp Inc.	NJ	$16.89	$372.67	$0.28	$12.96	$56.30		130.33%	23.97%	130.33%	NM		$0.24	1.42%	163.33%	$1,555	18.39%	18.39%	NA	0.43%	2.08%	0.40%	1.96%

(1)	Core income, on a diluted per-share basis. Core income is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of securities, amortization of intangibles, goodwill and nonrecurring items. Assumed tax rate is 35%.
(2)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings. P/E and P/Core =NM if the ratio is negative or above 35x.
(3)	Indicated 12 month dividend, based on last quarterly dividend declared.
(4)	Indicated 12 month dividend as a percent of trailing 12 month earnings.
(5)	ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.
(6)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2017 by RP® Financial, LC.

EXHIBIT III-3

Public Market Pricing of New England Thrift Institutions

Exhibit III-3

Public Market Pricing of New England Institutions

As of November 8, 2017

			Market		Per Share Data
			Capitalization		Core	Book								Dividends(3)			Financial Characteristics(5)
			Price/	Market	12 Month	Value/	Pricing Ratios(2)							Amount/		Payout	Total	Equity/	Tang. Eq./	NPAs/	Reported		Core
			Share	Value	EPS(1)	Share	P/E		P/B	P/A	P/TB	P/Core		Share	Yield	Ratio(4)	Assets	Assets	T. Assets	Assets	ROAA	ROAE	ROAA	ROAE
			($)	($Mil)	($)	($)	(x)		(%)	(%)	(%)	(x)		($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

All Non-MHC Public Companies(6)
Averages			$23.58	$578.19	$1.33	$17.30	21.43	x	128.71%	16.04%	143.05%	20.43	x	$0.39	1.73%	57.29%	$3,659	12.84%	11.91%	1.06%	0.77%	6.48%	0.76%	6.39%
Median			$17.99	$192.00	$0.78	$15.12	18.29	x	124.60%	16.46%	133.24%	18.80	x	$0.36	1.56%	37.96%	$1,172	12.10%	11.11%	0.80%	0.78%	6.50%	0.76%	6.09%

Comparable Group
Averages			$32.50	$339.69	$1.74	$20.27	20.82	x	134.51%	15.03%	142.32%	20.79	x	$0.43	1.59%	28.17%	$2,213	11.61%	10.80%	0.96%	0.68%	6.46%	0.63%	6.08%
Medians			$18.95	$289.50	$0.78	$14.85	20.51	x	125.84%	15.07%	134.98%	19.44	x	$0.20	1.34%	24.49%	$2,086	10.79%	10.08%	0.72%	0.70%	6.52%	0.68%	6.55%

Comparable Group
BHBK	Blue Hills Bancorp, Inc.	MA	$19.80	$531.17	$0.66	$14.85	$24.75		133.32%	20.90%	136.71%	29.87	x	$0.60	3.03%	60.00%	$2,545	15.68%	15.35%	0.48%	0.78%	4.86%	0.64%	4.02%
BLMT	BSB Bancorp, Inc.	MA	$29.80	$289.50	$1.69	$18.07	$17.53		164.90%	11.58%	164.90%	17.60	x	NA	NA	NM	$2,500	7.02%	7.02%	0.24%	0.69%	9.38%	0.68%	9.34%
CWAY	Coastway Bancorp, Inc.	RI	$20.00	$87.85	$0.81	$15.89	$24.69		125.84%	13.00%	125.84%	24.69	x	NA	NA	NM	$676	10.33%	10.33%	1.96%	0.52%	4.78%	0.52%	4.78%
FBNK	First Connecticut Bancorp, Inc.	CT	$25.45	$406.00	$1.25	$17.12	$20.20		148.61%	13.53%	148.61%	20.38	x	$0.56	2.20%	36.51%	$3,002	9.10%	9.10%	0.71%	0.68%	7.44%	0.68%	7.37%
HIFS	Hingham Institution for Savings	MA	$194.84	$415.55	$11.64	$84.27	$16.71		231.22%	18.76%	231.22%	16.74	x	$1.36	0.70%	13.89%	$2,215	8.11%	8.11%	NA	1.23%	15.06%	1.23%	15.03%
MELR	Melrose Bancorp, Inc.	MA	$18.70	$48.66	$0.38	$17.02	$23.38		109.87%	16.54%	109.87%	NM		NA	NA	NM	$294	15.06%	15.06%	NA	0.70%	4.35%	0.34%	2.09%
EBSB	Meridian Bancorp, Inc.	MA	$18.95	$1,022.30	$0.78	$11.87	$21.78		159.63%	20.10%	163.12%	24.32	x	$0.16	0.84%	17.24%	$5,086	12.59%	12.35%	NA	0.99%	7.32%	0.88%	6.55%
PBBI	PB Bancorp, Inc.	CT	$10.58	$82.29	$0.25	$10.80	$34.13		97.97%	15.80%	106.69%	NM		$0.16	1.51%	35.48%	$524	16.13%	15.01%	1.62%	0.45%	2.72%	0.37%	2.23%
RNDB	Randolph Bancorp, Inc.	MA	$14.75	$86.56	($0.07)	$14.18	NM		103.99%	17.12%	NA	NM		NA	NA	NM	$506	16.47%	NA	NA	-0.22%	-1.31%	-0.08%	-0.47%
SIFI	SI Financial Group, Inc.	CT	$14.90	$182.26	NA	$13.98	$13.30		106.58%	11.50%	118.38%	NM		$0.20	1.34%	13.39%	$1,585	10.79%	9.82%	NA	0.84%	7.96%	NA	NA
UBNK	United Financial Bancorp, Inc.	CT	$17.38	$883.79	$1.22	$13.59	$14.73		127.89%	12.66%	154.81%	14.26	x	$0.48	2.76%	40.68%	$6,976	9.90%	8.32%	0.73%	0.89%	8.97%	0.92%	9.27%
WEBK	Wellesley Bancorp, Inc.	MA	$27.10	$67.54	NA	$23.69	$17.83		114.39%	8.77%	114.39%	NM		$0.20	0.74%	11.84%	$770	7.67%	7.67%	NA	0.52%	6.52%	NA	NA
WNEB	Western New England Bancorp, Inc.	MA	$10.20	$312.47	$0.55	$8.20	$20.82		124.46%	15.07%	133.24%	18.50	x	$0.12	1.18%	24.49%	$2,086	12.10%	11.40%	NA	0.71%	5.94%	0.79%	6.64%

MHCs
HONE	HarborOne Bancorp, Inc. (MHC)	MA	$18.77	$613.07	$0.37	$10.43	$50.73		180.00%	23.05%	187.44%	NM		NA	NA	NM	$2,659	12.81%	12.36%	NA	0.47%	3.52%	0.47%	3.54%
PVBC	Provident Bancorp, Inc. (MHC)	MA	$23.95	$230.59	$0.68	$12.05	$27.85		198.69%	24.83%	198.69%	NM		NA	NA	NM	$929	12.50%	12.50%	NA	0.94%	6.98%	0.74%	5.48%

(1)	Core income, on a diluted per-share basis. Core income is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of securities, amortization of intangibles, goodwill and nonrecurring items. Assumed tax rate is 35%.
(2)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings. P/E and P/Core =NM if the ratio is negative or above 35x.
(3)	Indicated 12 month dividend, based on last quarterly dividend declared.
(4)	Indicated 12 month dividend as a percent of trailing 12 month earnings.
(5)	ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.
(6)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2017 by RP® Financial, LC.

EXHIBIT III-4

Peer Group Market Area Comparative Analysis

Exhibit III-4

Peer Group Market Area Comparative Analysis

				Proj.			Per Capita Income		Deposit
		Population		Pop.	2010-2018	2018-2023		% State	Market
Institution	County	2010	2018	2023	% Change	% Change	2018	Average	Share(1)

Beneficial Bancorp, Inc.	Philadelphia, PA	1,526,006	1,574,685	1,598,783	0.4%	0.3%	27,448	79.5%	3.30%
Dime Community Bancshares, Inc.	Kings, NY	2,504,700	2,647,777	2,717,521	0.7%	0.5%	32,749	85.6%	4.68%
First Connecticut Bancorp, Inc.	Hartford, CT	894,014	890,268	888,863	-0.1%	0.0%	42,505	97.1%	5.80%
Meridian Bancorp, Inc.	Essex, MA	743,159	786,197	812,872	0.7%	0.7%	42,424	95.4%	4.96%
Kearny Financial Corp.	Essex, NJ	783,969	799,984	811,753	0.3%	0.3%	36,852	87.8%	0.60%
Northfield Bancorp, Inc.	Middlesex, NJ	809,858	841,338	858,262	0.5%	0.4%	39,709	94.6%	1.05%
OceanFirst Financial Corp.	Ocean, NJ	576,567	597,063	610,588	0.4%	0.4%	35,147	83.7%	10.83%
Oritani Financial Corp.	Bergen, NJ	905,116	945,893	968,423	0.6%	0.5%	50,770	121.0%	4.75%
TrustCo Bank Corp.	Schenectady, NY	154,727	154,359	154,916	0.0%	0.1%	36,051	94.2%	34.50%
United Financial Bancorp, Inc.	Hartford, CT	894,014	890,268	888,863	-0.1%	0.0%	42,505	97.1%	3.85%
	Averages:	979,213	1,012,783	1,031,084	0.3%	0.3%	38,616	93.6%	7.43%
	Medians:	851,936	865,803	873,563	0.4%	0.4%	38,281	94.4%	4.72%

Columbia Financial, Inc.	Bergen, NJ	905,116	945,893	968,423	0.6%	0.5%	50,770	121.0%	2.99%

(1)	Total institution deposits in headquarters county as percent of total county deposits as of June 30, 2017.

Sources: SNL Financial LC, FDIC.

EXHIBIT IV-1

Stock Prices:

As of November 8, 2017

RP® Financial, LC.

Exhibit IV-1A

Weekly Thrift Market Line - Part One

Prices As of November 8, 2017

			Market Capitalization			Price Change Data						Current Per Share Financials
			Price/	Shares	Market	52 Week (1)			% Change From			LTM	LTM Core	BV/	TBV/	Assets/
			Share(1)	Outstanding	Capitalization	High	Low	Last Wk	Last Wk	52 Wks (2)	MRY (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
			($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Companies
BCTF	Bancorp 34, Inc.	NM	14.48	3,444	49.9	14.62	11.96	14.22	1.83	15.38	15.01	1.46	1.48	14.83	14.76	98.38
BNCL	Beneficial Bancorp, Inc.	PA	16.30	75,764	1,235.0	19.00	14.30	17.25	-5.51	11.64	-11.41	0.47	0.49	13.71	11.44	76.79
BHBK	Blue Hills Bancorp, Inc.	MA	21.30	26,827	571.4	21.90	15.50	21.10	0.95	35.67	13.60	0.80	0.66	14.85	14.48	94.88
BOFI	BofI Holding, Inc.	CA	26.48	63,656	1,685.6	32.57	18.21	26.96	-1.78	42.90	-7.25	2.13	2.12	13.54	13.54	134.81
BYFC	Broadway Financial Corporation	CA	2.51	27,494	69.0	2.67	1.42	2.48	1.21	56.88	53.52	0.17	NA	1.75	1.75	16.03
BLMT	BSB Bancorp, Inc.	MA	30.70	9,715	298.2	31.50	24.35	31.00	-0.97	25.82	6.04	1.70	1.69	18.07	18.07	257.31
CFFN	Capitol Federal Financial, Inc.	KS	13.65	138,224	1,886.8	17.04	13.21	14.44	-5.47	-5.27	-17.07	0.63	0.63	9.90	9.90	66.51
CARV	Carver Bancorp, Inc.	NY	2.22	3,696	8.2	6.61	2.02	2.20	0.91	-45.05	-31.15	-0.62	-0.64	1.71	1.71	189.09
CHFN	Charter Financial Corporation	GA	19.93	15,112	301.2	21.11	12.75	19.58	1.79	56.56	19.56	1.04	1.08	14.03	11.92	97.94
CWAY	Coastway Bancorp, Inc.	RI	20.00	4,392	87.8	20.82	13.25	20.05	-0.25	51.98	27.80	0.81	0.81	15.89	15.89	153.84
DCOM	Dime Community Bancshares, Inc.	NY	20.75	37,423	776.5	22.65	16.25	22.20	-6.53	25.76	3.23	0.99	NA	15.66	14.17	172.21
EFBI	Eagle Financial Bancorp, Inc.	OH	17.81	1,613	28.7	19.57	14.50	16.81	5.95	NA	NA	NA	NA	NA	NA	79.96
ESBK	Elmira Savings Bank	NY	20.65	3,315	68.5	22.25	18.50	20.65	0.00	4.13	0.98	1.19	1.19	16.84	13.13	170.45
EQFN	Equitable Financial Corp.	NE	10.40	3,369	35.0	10.60	8.55	10.25	1.46	21.45	5.05	0.35	0.35	10.55	10.55	75.35
ESSA	ESSA Bancorp, Inc.	PA	16.12	11,596	186.9	16.91	12.93	16.10	0.12	20.21	2.54	0.69	0.71	15.76	14.41	153.95
FCAP	First Capital, Inc.	IN	35.67	3,338	119.1	37.00	28.40	35.50	0.48	14.11	10.02	2.27	2.28	NA	NA	225.98
FBNK	First Connecticut Bancorp, Inc.	CT	26.00	15,953	414.8	28.50	17.60	26.85	-3.17	44.85	14.79	1.26	1.25	17.12	17.12	188.16
FDEF	First Defiance Financial Corp.	OH	53.94	10,149	547.4	56.91	36.91	55.17	-2.23	37.78	6.31	3.09	3.34	36.25	25.96	289.11
FNWB	First Northwest Bancorp	WA	17.41	11,840	206.1	17.76	13.48	17.00	2.41	27.64	11.60	0.58	0.53	15.03	15.03	97.16
FBC	Flagstar Bancorp, Inc.	MI	36.72	57,182	2,099.7	38.26	25.06	37.75	-2.73	38.93	36.30	2.36	NA	25.38	25.01	295.20
FSBW	FS Bancorp, Inc.	WA	56.20	3,675	206.5	57.00	29.91	53.79	4.48	84.02	56.33	4.19	4.00	32.17	31.16	270.45
FSBC	FSB Bancorp, Inc.	NY	16.65	1,941	32.3	16.72	13.05	16.69	-0.24	26.29	17.25	0.51	0.51	NA	NA	156.95
HBK	Hamilton Bancorp, Inc.	MD	14.55	3,411	49.6	15.65	13.55	14.65	-0.68	6.95	2.07	-0.03	0.00	17.93	15.23	150.68
HIFS	Hingham Institution for Savings	MA	195.20	2,133	416.3	203.01	144.09	198.85	-1.84	35.12	-0.80	11.66	11.64	84.27	84.27	1038.54
HMNF	HMN Financial, Inc.	MN	18.50	4,498	83.2	19.10	14.64	18.85	-1.86	25.85	5.71	1.18	1.19	17.93	17.67	159.33
HFBL	Home Federal Bancorp, Inc. of Louisiana	LA	27.00	1,927	52.0	29.89	23.10	26.33	2.54	12.06	0.52	1.90	1.87	24.06	24.06	216.94
HVBC	HV Bancorp, Inc.	PA	14.97	2,182	32.7	14.97	13.08	14.78	1.32	NA	NA	0.56	0.55	14.41	14.41	99.34
IROQ	IF Bancorp, Inc.	IL	19.40	3,940	76.4	20.75	18.45	19.27	0.68	4.59	4.87	0.98	NA	21.51	21.51	155.32
ISBC	Investors Bancorp, Inc.	NJ	13.77	306,176	4,216.0	15.11	12.13	14.06	-2.06	13.15	-1.29	0.64	0.64	10.30	NA	80.94
JXSB	Jacksonville Bancorp, Inc.	IL	30.55	1,812	55.4	37.20	29.00	30.00	1.83	4.03	1.83	1.67	1.51	27.32	25.81	185.89
KRNY	Kearny Financial Corp.	NJ	14.80	81,548	1,206.9	16.10	13.35	15.50	-4.52	7.64	-4.82	0.23	0.23	12.44	11.10	58.96
MLVF	Malvern Bancorp, Inc.	PA	26.95	6,573	177.1	27.85	18.05	27.80	-3.06	47.27	27.42	1.93	1.87	15.16	15.16	153.80
MELR	Melrose Bancorp, Inc.	MA	18.76	2,602	48.8	20.00	15.50	18.98	-1.15	20.44	4.50	0.80	0.38	17.02	17.02	113.04
EBSB	Meridian Bancorp, Inc.	MA	19.70	53,947	1,062.8	20.55	15.70	20.00	-1.50	23.90	4.23	0.87	0.78	11.87	11.62	94.28
CASH	Meta Financial Group, Inc.	SD	86.85	9,623	835.7	106.90	60.70	83.90	3.52	20.63	-15.60	4.83	6.54	45.15	29.47	543.34
MSBF	MSB Financial Corp.	NJ	17.55	5,769	101.2	18.70	13.50	17.49	0.36	30.00	19.39	0.53	0.53	12.57	12.57	93.91
NYCB	New York Community Bancorp, Inc.	NY	12.59	489,062	6,157.3	17.68	11.67	12.85	-2.02	-8.64	-20.87	0.87	NA	12.79	7.81	99.08
NFBK	Northfield Bancorp, Inc.	NJ	17.02	48,881	832.0	20.59	15.36	17.66	-3.62	4.48	-14.77	0.74	0.73	13.20	12.38	81.97
NWBI	Northwest Bancshares, Inc.	PA	16.50	102,566	1,692.3	19.10	14.95	17.25	-4.35	6.38	-8.49	0.94	0.90	11.76	8.49	92.23
OCFC	OceanFirst Financial Corp.	NJ	27.00	32,567	879.3	30.70	20.36	29.12	-7.28	30.18	-10.09	1.20	NA	18.31	13.47	165.32
ORIT	Oritani Financial Corp.	NJ	16.65	46,177	768.8	19.00	15.30	17.30	-3.76	7.77	-11.20	1.13	NA	12.27	12.27	89.21
OTTW	Ottawa Bancorp, Inc.	IL	14.10	3,469	48.9	14.99	11.50	14.01	0.64	22.28	10.76	0.44	0.45	15.25	14.98	70.83
PBBI	PB Bancorp, Inc.	CT	10.55	7,777	82.0	11.10	8.80	10.60	-0.47	18.21	6.61	0.31	0.25	10.80	9.92	67.40
PCSB	PCSB Financial Corporation	NY	19.31	18,165	350.8	19.34	15.76	18.80	2.71	NA	NA	NA	NA	15.53	15.16	77.72
PBSK	Poage Bankshares, Inc.	KY	18.10	3,522	63.7	20.90	17.20	18.10	0.00	-3.21	-3.72	0.41	0.47	18.80	18.20	129.95
PROV	Provident Financial Holdings, Inc.	CA	19.35	7,610	147.2	20.66	17.62	19.70	-1.78	1.63	-4.30	0.41	0.73	16.42	16.42	156.88
PFS	Provident Financial Services, Inc.	NJ	26.96	66,468	1,792.0	28.92	21.99	28.36	-4.94	21.77	-4.73	1.51	1.53	19.56	NA	142.85
PBIP	Prudential Bancorp, Inc.	PA	18.17	9,008	163.7	18.96	14.59	18.28	-0.60	23.27	6.13	0.22	0.44	14.90	14.02	96.66
RNDB	Randolph Bancorp, Inc.	MA	14.83	5,869	87.0	16.50	13.36	14.84	-0.07	7.12	-8.00	-0.20	-0.07	14.18	NA	86.14
RVSB	Riverview Bancorp, Inc.	WA	8.80	22,534	198.3	9.05	5.18	8.69	1.27	65.41	25.71	0.44	NA	5.18	3.93	50.93
SVBI	Severn Bancorp, Inc.	MD	6.95	12,137	84.4	8.08	6.25	7.00	-0.71	9.45	-12.03	0.30	0.30	NA	NA	66.02
SIFI	SI Financial Group, Inc.	CT	15.05	12,232	184.1	16.45	12.75	15.25	-1.31	16.22	-2.27	1.12	NA	13.98	12.59	129.58
TBNK	Territorial Bancorp Inc.	HI	31.44	9,856	309.9	34.00	27.73	32.81	-4.18	11.93	-4.26	1.81	1.77	24.08	24.08	199.12
TSBK	Timberland Bancorp, Inc.	WA	28.49	7,361	209.7	32.10	16.17	31.79	-10.38	71.52	37.90	1.92	1.92	15.08	14.31	129.33
TBK	Triumph Bancorp, Inc.	TX	30.75	20,821	640.2	33.00	18.36	32.30	-4.80	67.12	17.59	1.86	1.46	18.08	16.04	139.58
TRST	TrustCo Bank Corp NY	NY	8.95	96,108	860.2	9.30	6.60	9.25	-3.24	30.66	2.29	0.49	0.49	4.73	4.73	50.68
UCBA	United Community Bancorp	IN	19.95	4,201	83.8	21.10	15.10	20.50	-2.68	26.27	19.46	0.86	0.85	17.15	16.51	129.10
UBNK	United Financial Bancorp, Inc.	CT	18.14	50,821	921.9	18.99	14.42	18.71	-3.05	24.08	-0.11	1.18	1.22	13.59	11.23	137.28
WSBF	Waterstone Financial, Inc.	WI	18.85	29,489	555.9	20.40	16.60	19.95	-5.51	12.54	2.45	1.05	1.05	13.97	13.95	62.87
WCFB	WCF Bancorp, Inc.	IA	9.60	2,562	24.6	11.62	8.47	9.55	0.52	12.02	-4.00	0.03	-0.01	11.33	NA	48.48
WEBK	Wellesley Bancorp, Inc.	MA	27.00	2,492	67.3	28.25	22.78	26.50	1.89	15.68	-2.70	1.52	NA	23.69	23.69	308.89
WNEB	Western New England Bancorp, Inc.	MA	10.50	30,817	323.6	11.10	7.75	10.75	-2.33	33.76	12.30	0.49	0.55	8.20	7.66	67.70
WSFS	WSFS Financial Corporation	DE	49.65	31,410	1,559.5	52.15	33.68	51.30	-3.22	42.67	7.12	2.43	2.47	23.59	NA	218.89
WVFC	WVS Financial Corp.	PA	16.10	2,008	32.3	16.85	12.19	15.70	2.55	27.78	9.34	0.94	NA	16.69	16.69	177.34

MHCs
CFBI	Community First Bancshares, Inc. (MHC)	GA	13.13	7,538	99.0	15.00	11.52	13.11	0.16	NA	NA	NA	NA	10.15	10.15	36.84
FFBW	FFBW, Inc. (MHC)	WI	11.22	6,613	74.2	12.50	11.00	11.15	0.63	NA	NA	NA	NA	NA	NA	35.71
GCBC	Greene County Bancorp, Inc. (MHC)	NY	29.90	8,504	254.3	32.20	17.20	30.75	-2.76	72.33	30.57	1.43	NA	10.21	10.21	122.02
HONE	HarborOne Bancorp, Inc. (MHC)	MA	19.52	32,662	637.6	22.29	15.92	19.69	-0.86	16.19	0.93	0.37	0.37	10.43	10.01	81.42
KFFB	Kentucky First Federal Bancorp (MHC)	KY	9.63	8,440	81.3	10.15	8.00	9.65	-0.20	18.90	7.18	0.11	0.11	7.95	6.23	36.55

RP® Financial, LC.

Exhibit IV-1A

Weekly Thrift Market Line - Part One

Prices As of November 8, 2017

			Market Capitalization			Price Change Data						Current Per Share Financials
			Price/	Shares	Market	52 Week (1)			% Change From			LTM	LTM Core	BV/	TBV/	Assets/
			Share(1)	Outstanding	Capitalization	High	Low	Last Wk	Last Wk	52 Wks (2)	MRY (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
			($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Companies
LSBK	Lake Shore Bancorp, Inc. (MHC)	NY	15.80	6,102	96.4	16.59	13.90	15.86	-0.38	12.79	-2.87	0.48	NA	NA	NA	84.03
MGYR	Magyar Bancorp, Inc. (MHC)	NJ	12.20	5,821	71.0	14.95	10.35	12.15	0.41	18.41	1.67	0.24	0.24	8.50	8.50	103.60
OFED	Oconee Federal Financial Corp. (MHC)	SC	29.51	5,756	169.9	30.00	20.90	29.92	-1.37	27.14	25.57	0.95	0.96	14.91	14.37	83.62
PDLB	PDL Community Bancorp (MHC)	NY	14.99	18,463	276.8	15.25	14.50	14.99	0.00	NA	NA	NA	NA	NA	NA	44.03
PVBC	Provident Bancorp, Inc. (MHC)	MA	25.05	9,628	241.2	25.30	16.05	23.75	5.47	55.59	39.94	0.86	0.68	12.05	12.05	96.45
TFSL	TFS Financial Corporation (MHC)	OH	15.55	281,292	4,374.1	19.89	14.68	15.94	-2.45	-10.63	-18.33	0.32	NA	6.01	5.97	48.68

Under Acquisition
ANCB	Anchor Bancorp	WA	24.90	2,495	62.1	27.50	23.70	24.80	0.40	2.14	-8.46	1.16	1.28	26.76	26.76	184.53
BKMU	Bank Mutual Corporation	WI	10.50	45,938	482.4	10.80	7.70	10.70	-1.87	36.36	11.11	0.34	0.36	6.36	6.36	58.64
BYBK	Bay Bancorp, Inc.	MD	11.85	10,670	126.4	12.05	5.20	12.05	-1.66	123.58	79.55	NA	0.53	6.73	6.50	61.07
CSBK	Clifton Bancorp Inc.	NJ	17.49	22,065	385.9	17.70	15.21	16.96	3.13	12.91	3.37	0.30	0.28	12.96	12.96	70.45
SBCP	Sunshine Bancorp, Inc.	FL	23.41	8,026	187.9	24.29	14.01	24.29	-3.62	58.39	36.58	0.54	0.93	14.74	11.99	117.57

(1)	Average of High/Low or Bid/Ask price per share.
(2)	Or since offering price if converted of first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized.
(3)	EPS (earnings per share) is based on actual trailing 12 month data and is not shown on a pro forma basis.
(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.
(6)	Annualized based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing 12 month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

Source: SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2017 by RP® Financial, LC.

RP® Financial, LC.

Exhibit IV-1B

Weekly Thrift Market Line - Part Two

Prices As of November 8, 2017

			Key Financial Ratios						Asset Quality Ratios		Pricing Ratios					Dividend Data (6)
			Equity/	Tang Equity/	Reported Earnings		Core Earnings		NPAs/	Rsvs/	Price/	Price/	Price/	Price/	Price/	Div/	Dividend	Payout
			Assets(1)	Assets(1)	ROA(5)	ROE(5)	ROA(5)	ROE(5)	Assets	NPLs	Earnings	Book	Assets	Tang Book	Core Earnings	Share	Yield	Ratio (7)
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Companies
BCTF	Bancorp 34, Inc.	NM	15.05	14.99	1.52	11.95	1.53	12.06	1.73	49.76	9.68	95.46	14.37	95.93	9.59	0.59	0.00	NM
BNCL	Beneficial Bancorp, Inc.	PA	17.85	15.34	0.60	3.41	0.63	3.53	NA	NA	32.77	112.31	20.05	134.63	31.63	0.24	1.56	51.06
BHBK	Blue Hills Bancorp, Inc.	MA	15.68	15.35	0.78	4.86	0.64	4.02	0.48	168.76	24.75	133.32	20.90	136.71	29.87	0.60	3.03	60.00
BOFI	BofI Holding, Inc.	CA	10.10	10.10	1.67	17.29	1.66	17.19	0.39	131.15	11.68	183.74	18.46	183.74	11.74	NA	NA	NM
BYFC	Broadway Financial Corporation	CA	10.92	10.92	1.02	9.55	NA	NA	NA	NA	14.41	140.00	15.29	140.00	NA	0.04	0.00	NM
BLMT	BSB Bancorp, Inc.	MA	7.02	7.02	0.69	9.38	0.68	9.34	0.24	258.40	17.53	164.90	11.58	164.90	17.60	NA	NA	NM
CFFN	Capitol Federal Financial, Inc.	KS	14.88	14.88	0.75	6.09	0.75	6.09	0.49	19.09	21.11	134.35	20.00	134.35	21.11	0.34	2.56	139.68
CARV	Carver Bancorp, Inc.	NY	7.36	7.36	-0.28	-3.76	-0.30	-3.91	2.41	29.47	NM	129.59	1.25	129.59	NM	0.00	0.00	NM
CHFN	Charter Financial Corporation	GA	14.33	12.43	1.08	7.60	1.12	7.89	0.57	164.73	16.91	125.34	17.96	147.63	16.29	0.30	1.71	25.96
CWAY	Coastway Bancorp, Inc.	RI	10.33	10.33	0.52	4.78	0.52	4.78	1.96	21.16	24.69	125.84	13.00	125.84	24.69	NA	NA	NM
DCOM	Dime Community Bancshares, Inc.	NY	9.09	8.30	0.61	6.50	NA	NA	0.14	235.62	20.30	128.35	11.67	141.82	NA	0.56	2.79	56.57
EFBI	Eagle Financial Bancorp, Inc.	OH	10.70	10.70	NA	6.31	NA	6.31	0.88	108.09	NA	NA	NA	NA	NA	NA	NA	NA
ESBK	Elmira Savings Bank	NY	11.61	9.64	0.78	7.36	0.79	7.39	NA	NA	16.97	119.92	12.06	153.89	16.92	0.92	4.55	77.31
EQFN	Equitable Financial Corp.	NE	14.01	14.01	0.53	3.43	0.53	3.43	1.99	73.65	28.87	95.81	13.43	95.81	28.80	NA	NA	NM
ESSA	ESSA Bancorp, Inc.	PA	10.24	9.44	0.42	4.11	0.43	4.24	NA	NA	22.81	99.89	10.22	109.24	22.13	0.36	2.29	52.17
FCAP	First Capital, Inc.	IN	NA	NA	1.01	NA	1.01	9.78	0.99	99.55	15.58	147.25	NA	162.81	15.48	0.88	2.49	37.44
FBNK	First Connecticut Bancorp, Inc.	CT	9.10	9.10	0.68	7.44	0.68	7.37	0.71	104.18	20.20	148.61	13.53	148.61	20.38	0.56	2.20	36.51
FDEF	First Defiance Financial Corp.	OH	12.54	9.31	1.11	9.11	1.20	9.81	1.46	62.43	16.84	143.52	18.00	200.40	15.60	1.00	1.92	32.36
FNWB	First Northwest Bancorp	WA	15.47	15.47	0.58	3.48	0.52	3.15	NA	NA	29.86	115.25	17.83	115.25	32.96	NA	NA	NM
FBC	Flagstar Bancorp, Inc.	MI	8.60	8.48	0.90	9.81	NA	NA	0.56	164.71	14.79	137.54	11.82	139.55	NA	0.00	0.00	NM
FSBW	FS Bancorp, Inc.	WA	11.90	11.56	1.46	14.76	1.39	14.06	NA	NA	13.01	169.48	20.16	175.00	13.65	0.44	0.81	10.26
FSBC	FSB Bancorp, Inc.	NY	10.28	10.28	0.34	2.99	0.34	2.99	NA	NA	31.86	98.13	NA	98.13	31.86	NA	NA	NM
HBK	Hamilton Bancorp, Inc.	MD	11.90	10.29	-0.02	-0.19	0.00	-0.02	NA	NA	NM	80.01	9.52	94.25	NM	NA	NA	NM
HIFS	Hingham Institution for Savings	MA	8.11	8.11	1.23	15.06	1.23	15.03	NA	NA	16.71	231.22	18.76	231.22	16.74	1.36	0.70	13.89
HMNF	HMN Financial, Inc.	MN	11.25	11.11	0.83	7.31	0.84	7.39	0.71	198.86	15.72	103.47	11.64	105.01	15.55	0.00	0.00	NM
HFBL	Home Federal Bancorp, Inc. of Louisiana	LA	11.09	11.09	0.88	7.81	0.87	7.68	NA	NA	14.21	112.22	12.45	112.22	14.45	0.48	1.78	22.11
HVBC	HV Bancorp, Inc.	PA	14.50	14.50	0.28	2.72	0.28	2.66	0.80	34.10	26.63	103.48	15.01	103.48	27.20	NA	NA	NM
IROQ	IF Bancorp, Inc.	IL	13.85	13.85	0.61	4.30	NA	NA	NA	NA	20.00	91.14	12.62	91.14	NA	0.20	1.02	18.37
ISBC	Investors Bancorp, Inc.	NJ	12.73	NA	0.78	5.83	0.77	5.83	0.58	165.40	20.86	129.55	16.49	134.14	20.75	0.32	2.40	37.50
JXSB	Jacksonville Bancorp, Inc.	IL	14.70	14.00	0.92	6.27	0.84	5.68	NA	NA	18.29	111.82	16.43	118.34	20.19	0.40	1.31	23.95
KRNY	Kearny Financial Corp.	NJ	21.09	19.27	0.41	1.77	0.41	1.78	NA	NA	62.39	115.38	24.34	129.25	62.11	0.12	0.84	100.00
MLVF	Malvern Bancorp, Inc.	PA	9.86	9.86	1.41	13.08	1.37	12.68	0.31	250.62	13.26	168.83	16.64	168.83	13.68	0.11	0.00	NM
MELR	Melrose Bancorp, Inc.	MA	15.06	15.06	0.70	4.35	0.34	2.09	NA	191.98	23.38	109.87	16.54	109.87	48.62	NA	NA	NM
EBSB	Meridian Bancorp, Inc.	MA	12.59	12.35	0.99	7.32	0.88	6.55	NA	NA	21.78	159.63	20.10	163.12	24.32	0.16	0.84	17.24
CASH	Meta Financial Group, Inc.	SD	8.31	5.59	1.13	11.20	1.53	15.15	NA	NA	17.80	190.35	15.82	291.63	13.15	0.52	0.61	10.77
MSBF	MSB Financial Corp.	NJ	13.39	13.39	0.61	3.96	0.61	3.96	NA	NA	32.48	136.92	18.33	136.92	32.48	0.00	0.00	80.19
NYCB	New York Community Bancorp, Inc.	NY	13.95	9.39	0.91	6.88	NA	NA	NA	NA	13.85	94.19	12.29	154.24	NA	0.68	5.64	78.16
NFBK	Northfield Bancorp, Inc.	NJ	16.10	15.26	0.89	5.49	0.88	5.38	0.66	101.86	21.92	122.91	19.79	131.01	22.36	0.40	2.47	45.95
NWBI	Northwest Bancshares, Inc.	PA	12.75	9.55	1.01	8.21	0.97	7.84	1.05	60.56	16.80	134.30	17.12	185.90	17.58	0.64	4.05	68.09
OCFC	OceanFirst Financial Corp.	NJ	11.07	8.39	0.76	6.92	NA	NA	1.12	32.56	21.65	141.90	15.72	192.85	NA	0.60	2.31	50.00
ORIT	Oritani Financial Corp.	NJ	13.75	13.75	1.25	9.13	NA	NA	NA	NA	14.34	132.07	18.16	132.07	NA	0.70	4.32	106.19
OTTW	Ottawa Bancorp, Inc.	IL	21.53	21.23	0.61	2.98	0.62	3.03	NA	NA	31.14	89.89	19.36	91.54	30.69	0.16	1.17	27.25
PBBI	PB Bancorp, Inc.	CT	16.13	15.01	0.45	2.72	0.37	2.23	1.62	41.63	34.13	97.97	15.80	106.69	41.56	0.16	1.51	35.48
PCSB	PCSB Financial Corporation	NY	19.98	19.60	0.26	2.00	0.41	3.09	NA	NA	NA	120.10	24.00	122.99	NA	NA	NA	NA
PBSK	Poage Bankshares, Inc.	KY	14.47	14.07	0.32	2.07	0.37	2.39	1.90	33.56	44.76	97.63	14.12	100.85	38.68	0.24	1.31	58.54
PROV	Provident Financial Holdings, Inc.	CA	10.46	10.46	0.28	2.59	0.49	4.46	0.75	89.72	46.22	115.43	12.08	115.43	25.93	0.56	2.96	131.71
PFS	Provident Financial Services, Inc.	NJ	13.69	NA	1.02	7.61	1.02	7.60	NA	NA	17.26	133.28	18.25	200.74	17.03	0.80	3.07	38.41
PBIP	Prudential Bancorp, Inc.	PA	15.41	14.64	0.24	1.38	0.49	2.81	2.01	23.47	NM	119.35	18.39	126.82	40.14	0.12	0.67	54.55
RNDB	Randolph Bancorp, Inc.	MA	16.47	NA	-0.22	-1.30	-0.08	-0.47	1.11	63.11	NM	103.99	17.12	NA	NM	NA	NA	NM
RVSB	Riverview Bancorp, Inc.	WA	10.17	7.90	0.91	8.58	NA	NA	NA	NA	19.18	162.91	16.57	215.03	NA	0.09	1.07	19.32
SVBI	Severn Bancorp, Inc.	MD	11.48	NA	0.54	4.81	0.54	4.81	2.86	36.42	23.31	97.96	NA	98.34	23.31	0.00	0.00	NM
SIFI	SI Financial Group, Inc.	CT	10.79	9.82	0.84	7.96	NA	NA	NA	NA	13.30	106.58	11.50	118.38	NA	0.20	1.34	13.39
TBNK	Territorial Bancorp Inc.	HI	12.09	12.09	0.90	7.35	0.88	7.20	NA	NA	16.57	124.60	15.07	124.60	16.93	0.80	2.67	60.77
TSBK	Timberland Bancorp, Inc.	WA	11.66	11.13	1.53	13.65	1.53	13.63	0.95	181.86	13.71	174.61	20.36	183.97	13.73	0.44	1.67	27.08
TBK	Triumph Bancorp, Inc.	TX	13.29	12.00	1.34	11.54	1.06	9.10	1.36	71.08	15.75	162.06	21.06	182.66	20.11	NA	NA	NM
TRST	TrustCo Bank Corp NY	NY	9.34	9.33	0.96	10.54	0.96	10.54	NA	NA	18.14	185.91	17.37	186.13	18.14	0.26	2.98	54.12
UCBA	United Community Bancorp	IN	13.29	12.85	0.66	5.01	0.65	4.97	NA	NA	24.13	120.98	16.07	125.66	24.31	0.40	1.93	36.05
UBNK	United Financial Bancorp, Inc.	CT	9.90	8.32	0.89	8.97	0.92	9.27	0.73	95.31	14.73	127.89	12.66	154.81	14.26	0.48	2.76	40.68
WSBF	Waterstone Financial, Inc.	WI	22.22	22.19	1.63	7.11	1.63	7.13	0.79	139.31	17.33	130.26	28.94	130.45	17.29	0.48	2.64	93.33
WCFB	WCF Bancorp, Inc.	IA	23.38	NA	0.05	0.25	-0.01	-0.07	NA	109.69	NM	84.08	19.66	NA	NM	0.20	2.10	500.00
WEBK	Wellesley Bancorp, Inc.	MA	7.67	7.67	0.52	6.52	NA	NA	NA	NA	17.83	114.39	8.77	114.39	NA	0.20	0.74	11.84
WNEB	Western New England Bancorp, Inc.	MA	12.10	11.40	0.71	5.94	0.79	6.64	NA	NA	20.82	124.46	15.07	133.24	18.50	0.12	1.18	24.49
WSFS	WSFS Financial Corporation	DE	10.78	8.25	1.16	10.99	1.15	10.93	0.76	82.99	19.44	200.32	21.59	278.31	19.11	0.36	0.76	12.35
WVFC	WVS Financial Corp.	PA	9.41	9.41	0.50	5.22	NA	NA	NA	NA	17.02	95.87	9.02	95.87	NA	0.24	1.50	29.79

MHCs
CFBI	Community First Bancshares, Inc. (MHC)	GA	27.54	27.54	NA	NA	NA	NA	NA	NA	NA	125.80	34.65	125.80	NA	NA	NA	NA
FFBW	FFBW, Inc. (MHC)	WI	14.53	14.49	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
GCBC	Greene County Bancorp, Inc. (MHC)	NY	8.37	8.37	1.27	14.99	NA	NA	NA	NA	20.98	293.72	24.59	293.72	NA	0.39	1.30	26.92
HONE	HarborOne Bancorp, Inc. (MHC)	MA	12.81	12.36	0.47	3.52	0.47	3.54	NA	NA	50.73	180.00	23.05	187.44	50.49	NA	NA	NM
KFFB	Kentucky First Federal Bancorp (MHC)	KY	22.04	18.14	0.30	1.36	NA	NA	NA	NA	NM	117.95	25.99	150.48	NA	0.40	4.27	400.00

RP® Financial, LC.

Exhibit IV-1B

Weekly Thrift Market Line - Part Two

Prices As of November 8, 2017

			Key Financial Ratios						Asset Quality Ratios		Pricing Ratios					Dividend Data (6)
			Equity/	Tang Equity/	Reported Earnings		Core Earnings		NPAs/	Rsvs/	Price/	Price/	Price/	Price/	Price/	Div/	Dividend	Payout
			Assets(1)	Assets(1)	ROA(5)	ROE(5)	ROA(5)	ROE(5)	Assets	NPLs	Earnings	Book	Assets	Tang Book	Core Earnings	Share	Yield	Ratio (7)
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Companies
LSBK	Lake Shore Bancorp, Inc. (MHC)	NY	15.24	15.24	0.59	3.81	NA	NA	NA	NA	32.96	124.71	NA	124.71	NA	0.32	2.02	66.67
MGYR	Magyar Bancorp, Inc. (MHC)	NJ	8.20	8.20	0.24	2.95	0.24	2.95	NA	NA	50.83	143.59	11.78	143.59	50.83	NA	NA	NM
OFED	Oconee Federal Financial Corp. (MHC)	SC	17.86	17.32	1.15	6.84	1.15	6.88	0.90	29.17	31.26	199.14	35.57	206.74	31.09	0.40	1.35	42.11
PDLB	PDL Community Bancorp (MHC)	NY	11.65	11.64	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
PVBC	Provident Bancorp, Inc. (MHC)	MA	12.50	12.50	0.94	6.98	0.74	5.48	NA	NA	27.85	198.69	24.83	198.69	35.45	NA	NA	NM
TFSL	TFS Financial Corporation (MHC)	OH	12.34	12.28	0.67	5.28	NA	NA	1.37	26.86	46.88	249.67	30.82	251.12	NA	0.68	4.53	170.31

Under Acquisition
ANCB	Anchor Bancorp	WA	14.50	14.50	0.62	4.34	0.68	4.78	NA	71.69	21.47	93.03	13.49	93.03	19.49	NA	NA	NM
BKMU	Bank Mutual Corporation	WI	10.85	10.85	0.59	5.44	0.63	5.81	NA	NA	29.56	157.92	17.14	157.92	27.74	0.22	2.19	64.71
BYBK	Bay Bancorp, Inc.	MD	11.02	10.69	0.83	7.88	0.91	8.56	NA	NA	24.27	173.11	19.08	179.13	22.15	0.00	0.00	NM
CSBK	Clifton Bancorp Inc.	NJ	18.39	18.39	0.43	2.08	0.40	1.96	NA	NA	56.30	130.33	23.97	130.33	59.87	0.24	1.42	163.33
SBCP	Sunshine Bancorp, Inc.	FL	12.53	10.44	0.50	4.10	0.72	5.85	NA	NA	41.94	153.71	19.27	188.94	24.44	NA	NA	NM

(1)	Average of High/Low or Bid/Ask price per share.
(2)	Or since offering price if converted of first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized.
(3)	EPS (earnings per share) is based on actual trailing 12 month data and is not shown on a pro forma basis.
(4)	Exludes intangibles (such as goodwill, value of core deposits, etc.).
(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.
(6)	Annualized based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing 12 month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

Source: SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2017 by RP® Financial, LC.

EXHIBIT IV-2

Historical Stock Price Indices

Exhibit IV-2

Historical Stock Price Indices(1)

					SNL	SNL
				NASDAQ	Thrift	Bank
Year/Qtr. Ended		DJIA	S&P 500	Composite	Index	Index

2004:	Quarter 1	10357.7	1126.2	1994.2	1585.3	562.20
	Quarter 2	10435.5	1140.8	2047.8	1437.8	546.62
	Quarter 3	10080.3	1114.6	1896.8	1495.1	556.00
	Quarter 4	10783.0	1211.9	2175.4	1605.6	595.10

2005:	Quarter 1	10503.8	1180.6	1999.2	1516.6	551.00
	Quarter 2	10275.0	1191.3	2057.0	1577.1	563.27
	Quarter 3	10568.7	1228.8	2151.7	1527.2	546.30
	Quarter 4	10717.5	1248.3	2205.3	1616.4	582.80

2006:	Quarter 1	11109.3	1294.8	2339.8	1661.1	595.50
	Quarter 2	11150.2	1270.2	2172.1	1717.9	601.14
	Quarter 3	11679.1	1335.9	2258.4	1727.1	634.00
	Quarter 4	12463.2	1418.3	2415.3	1829.3	658.60

2007:	Quarter 1	12354.4	1420.9	2421.6	1703.6	634.40
	Quarter 2	13408.6	1503.4	2603.2	1645.9	622.63
	Quarter 3	13895.6	1526.8	2701.5	1523.3	595.80
	Quarter 4	13264.8	1468.4	2652.3	1058.0	492.85

2008:	Quarter 1	12262.9	1322.7	2279.1	1001.5	442.5
	Quarter 2	11350.0	1280.0	2293.0	822.6	332.2
	Quarter 3	10850.7	1166.4	2082.3	760.1	414.8
	Quarter 4	8776.4	903.3	1577.0	653.9	268.3

2009:	Quarter 1	7608.9	797.9	1528.6	542.8	170.1
	Quarter 2	8447.0	919.3	1835.0	538.8	227.6
	Quarter 3	9712.3	1057.1	2122.4	561.4	282.9
	Quarter 4	10428.1	1115.1	2269.2	587.0	260.8

2010:	Quarter 1	10856.6	1169.4	2398.0	626.3	301.1
	Quarter 2	9744.0	1030.7	2109.2	564.5	257.2
	Quarter 3	9744.0	1030.7	2109.2	564.5	257.2
	Quarter 4	11577.5	1257.6	2652.9	592.2	290.1

2011:	Quarter 1	12319.7	1325.8	2781.1	578.1	293.1
	Quarter 2	12414.3	1320.6	2773.5	540.8	266.8
	Quarter 3	10913.4	1131.4	2415.4	443.2	198.9
	Quarter 4	12217.6	1257.6	2605.2	481.4	221.3

2012:	Quarter 1	13212.0	1408.5	3091.6	529.3	284.9
	Quarter 2	12880.1	1362.2	2935.1	511.6	257.3
	Quarter 3	13437.1	1440.7	3116.2	557.6	276.8
	Quarter 4	13104.1	1426.2	3019.5	565.8	292.7

2013:	Quarter 1	14578.5	1569.2	3267.5	602.3	318.9
	Quarter 2	14909.6	1606.3	3404.3	625.3	346.7
	Quarter 3	15129.7	1681.6	3771.5	650.8	354.4
	Quarter 4	16576.7	1848.4	4176.6	706.5	394.4

2014:	Quarter 1	16457.7	1872.3	4199.0	718.9	410.8
	Quarter 2	16826.6	1960.2	4408.2	723.9	405.2
	Quarter 3	17042.9	1972.3	4493.4	697.7	411.0
	Quarter 4	17823.1	2058.9	4736.1	738.7	432.8

2015:	Quarter 1	17776.1	2067.9	4900.9	749.3	418.8
	Quarter 2	17619.5	2063.1	4986.9	795.7	448.4
	Quarter 3	16284.7	1920.0	4620.2	811.7	409.4
	Quarter 4	17425.0	2043.9	5007.4	809.1	431.5

2016:	Quarter 1	17685.1	2059.7	4869.9	788.1	381.4
	Quarter 2	17930.0	2098.9	4842.7	780.9	385.6
	Quarter 3	18308.2	2168.3	5312.0	827.2	413.7
	Quarter 4	19762.6	2238.8	5383.1	966.7	532.7

2017:	Quarter 1	20663.2	2362.7	5911.7	918.9	535.8
	Quarter 2	21349.6	2423.4	6140.4	897.1	552.4
	Quarter 3	22405.1	2519.4	6496.0	939.3	573.2
	As of Nov. 8, 2017	23563.4	2594.4	6789.1	898.4	572.1

(1)	End of period data.

Sources: SNL Financial and The Wall Street Journal.

EXHIBIT IV-3

Stock Indices as of November 8, 2017

SNL DataCenter : Indexes - Current	Page 1 of 2

Current Values

Industry: Bank

Geography: United States and Canada, United States and Canada

						Day's
	Index		Last	Day's		Change		Market Breadth
	Value		Update	Change		(%)
SNL Custom** Indexes
SNL Banking Indexes
SNL U.S. Bank and Thrift	546.66	*	11/8/2017	(5.43	)*	(0.98	)*	69	*	295	*	39	*
SNL U.S. Bank	572.13	*	11/8/2017	(5.68	)*	(0.98	)*	57	*	242	*	24	*
SNL TARP Participants	71.09	*	11/8/2017	(3.30	)*	(4.43	)*	0	*	3	*	3	*
KBW Nasdaq Bank	98.78	*	11/8/2017	(0.90	)*	(0.90	)*	NA	*	NA	*	NA	*
KBW Nasdaq Regional Bank	104.90	*	11/8/2017	(0.72	)*	(0.68	)*	NA	*	NA	*	NA	*
S&P 500 Bank	314.25	*	11/8/2017	(3.52	)*	(1.11	)*	NA	*	NA	*	NA	*
NASDAQ Bank	3,788.85	*	11/8/2017	(31.99	)*	(0.84	)*	NA	*	NA	*	NA	*
S&P 500 Commercial Banks	448.96	*	11/8/2017	(5.04	)*	(1.11	)*	NA	*	NA	*	NA	*
S&P 500 Diversified Banks	538.38	*	11/8/2017	(6.43	)*	(1.18	)*	NA	*	NA	*	NA	*
S&P 500 Regional Banks	108.96	*	11/8/2017	(0.90	)*	(0.82	)*	NA	*	NA	*	NA	*
SNL Asset Size Indexes
SNL U.S. Bank < $250M	14.68	*	11/8/2017	(0.12	)*	(0.80	)*	0	*	1	*	0	*
SNL U.S. Bank $250M-$500M	444.40	*	11/8/2017	0.31	*	0.07	*	3	*	5	*	2	*
SNL U.S. Bank < $500M	842.33	*	11/8/2017	0.57	*	0.07	*	3	*	6	*	2	*
SNL U.S. Bank $500M-$1B	1,046.50	*	11/8/2017	(5.24	)*	(0.50	)*	11	*	17	*	10	*
SNL U.S. Bank $1B-$5B	1,187.76	*	11/8/2017	(9.53	)*	(0.80	)*	31	*	111	*	9	*
SNL U.S. Bank $5B-$10B	1,329.34	*	11/8/2017	(11.26	)*	(0.84	)*	2	*	41	*	0	*
SNL U.S. Bank > $10B	496.82	*	11/8/2017	(5.00	)*	(1.00	)*	10	*	67	*	3	*
SNL Market Cap Indexes
SNL Micro Cap U.S. Bank	676.14	*	11/8/2017	(1.20	)*	(0.18	)*	81	*	97	*	356	*
SNL Micro Cap U.S. Bank & Thrift	785.95	*	11/8/2017	(1.50	)*	(0.19	)*	100	*	131	*	419	*
SNL Small Cap U.S. Bank	663.37	*	11/8/2017	(4.79	)*	(0.72	)*	16	*	92	*	22	*
SNL Small Cap U.S. Bank & Thrift	686.22	*	11/8/2017	(5.21	)*	(0.75	)*	21	*	108	*	25	*
SNL Mid Cap U.S. Bank	412.79	*	11/8/2017	(3.01	)*	(0.72	)*	8	*	74	*	3	*
SNL Mid Cap U.S. Bank & Thrift	410.26	*	11/8/2017	(3.16	)*	(0.77	)*	8	*	85	*	3	*
SNL Large Cap U.S. Bank	357.48	*	11/8/2017	(3.68	)*	(1.02	)*	6	*	28	*	1	*
SNL Large Cap U.S. Bank & Thrift	359.31	*	11/8/2017	(3.70	)*	(1.02	)*	6	*	29	*	1	*
SNL Geographic Indexes
SNL Mid-Atlantic U.S. Bank	547.59	*	11/8/2017	(4.41	)*	(0.80	)*	14	*	54	*	5	*
SNL Midwest U.S. Bank	646.50	*	11/8/2017	(5.96	)*	(0.91	)*	17	*	54	*	5	*
SNL New England U.S. Bank	626.00	*	11/8/2017	(0.32	)*	(0.05	)*	2	*	17	*	1	*
SNL Southeast U.S. Bank	360.59	*	11/8/2017	(4.33	)*	(1.19	)*	11	*	58	*	10	*
SNL Southwest U.S. Bank	1,119.19	*	11/8/2017	(11.35	)*	(1.00	)*	2	*	24	*	2	*
SNL Western U.S. Bank	1,420.10	*	11/8/2017	(18.71	)*	(1.30	)*	11	*	35	*	1	*
SNL Stock Exchange Indexes
SNL U.S. Bank NYSE	494.99	*	11/8/2017	(5.18	)*	(1.03	)*	9	*	40	*	1	*
SNL U.S. Bank NYSE MKT	818.71	*	11/8/2017	(11.58	)*	(1.39	)*	1	*	4	*	1	*
SNL U.S. Bank NASDAQ	910.96	*	11/8/2017	(6.62	)*	(0.72	)*	47	*	198	*	22	*

SNL DataCenter : Indexes - Current	Page 2 of 2

SNL U.S. Bank Pink	418.04	*	11/8/2017	0.12	*	0.03	*	54	*	49	*	363	*
SNL Bank TSX	1,194.31	*	11/8/2017	(2.13	)*	(0.18	)*	3	*	8	*	0	*
SNL Pink Asset Size Indexes
SNL U.S. Bank Pink < $100M	217.88	*	11/8/2017	(0.21	)*	(0.10	)*	2	*	3	*	16	*
SNL U.S. Bank Pink $100M-$500M	459.69	*	11/8/2017	0.29	*	0.06	*	25	*	19	*	218	*
SNL U.S. Bank Pink > $500M	365.58	*	11/8/2017	0.07	*	0.02	*	27	*	27	*	129	*
Broad Market Indexes
DJIA	23,563.36	*	11/8/2017	6.13	*	0.03	*
S&P 500	2,594.38	*	11/8/2017	3.73	*	0.14	*
S&P Mid-Cap	1,836.09	*	11/8/2017	5.47	*	0.30	*
S&P Small-Cap	896.98	*	11/8/2017	3.91	*	0.44	*
S&P 500 Financials	434.95	*	11/8/2017	(2.63	)*	(0.60	)*
SNL U.S. Financial Institutions	946.55	*	11/8/2017	(6.40	)*	(0.67	)*
MSCI US IMI Financials	1,601.75	*	11/8/2017	(8.63	)*	(0.54	)*
NASDAQ	6,789.12	*	11/8/2017	21.34	*	0.32	*
NASDAQ Finl	4,336.52	*	11/8/2017	(4.49	)*	(0.10	)*
NYSE	12,384.72	*	11/8/2017	13.47	*	0.11	*
Russell 1000	1,437.12	*	11/8/2017	2.14	*	0.15	*
Russell 2000	1,481.73	*	11/9/2017	2.64	*	NA*
Russell 3000	1,534.45	*	11/8/2017	2.32	*	0.15	*
S&P TSX Composite	16,105.35	*	11/8/2017	(26.44	)*	(0.16	)*
MSCI AC World (USD)	500.43	*	11/8/2017	0.85	*	0.17	*
MSCI World (USD)	2,050.70	*	11/8/2017	3.92	*	0.19	*
Bermuda Royal Gazette/BSX	2,095.07	*	11/8/2017	21.90	*	1.06	*

Intraday data is available for certain exchanges. In all cases, the data is at least 15 minutes delayed.

* - Intraday data is not currently available. Data is as of the previous close.

** - Non-publicly traded institutions and institutions outside of your current subscription are not included in custom indexes. Custom indexes including foreign institutions do not take into account currency translations. Data is as of the previous close.

All SNL indexes are market-value weighted; i.e., an institution's effect on an index is proportional to that institution's market capitalization.

Source: MSCI. MSCI makes no express or implied warranties or representations and shall have no liability whatsoever with respect to any MSCI data contained herein. The MSCI data may not be further redistributed or used as a basis for other indices or any securities or financial products.

Mid-Atlantic: DE, DC, MD, NJ, NY, PA, PR	Midwest: IA, IN, IL, KS, KY, MI, MN, MO, ND, NE, OH, SD, WI

New England: CT, ME, MA, NH, RI, VT	Southeast: AL, AR, FL, GA, MS, NC, SC, TN, VA, WV

Southwest: CO, LA, NM, OK, TX, UT	West: AZ, AK, CA, HI, ID, MT, NV, OR, WA, WY

Copyright © 2017, S&P Global Market Intelligence

Usage of this product is governed by the License Agreement.

S&P Global Market Intelligence, 55 Water Street, New York, NY 10041

EXHIBIT IV-4

New Jersey Thrift Acquisitions 2013 - Present

Exhibit IV-4

New Jersey Thrift Acquisitions 2013-Present

						Target Financials at Announcement							Deal Terms and Pricing at Announcement
						Total			LTM	LTM	NPAs/	Rsrvs/	Deal	Value/					Prem/
Announce	Complete					Assets	E/A	TE/A	ROAA	ROAE	Assets	NPLs	Value	Share	P/B	P/TB	P/E	P/A	Cdeps
Date	Date	Buyer Short Name		Target Name		($000)	(%)	(%)	(%)	(%)	(%)	(%)	($M)	($)	(%)	(%)	(x)	(%)	(%)

11/03/2017	Pending	Spencer Savings Bank SLA	NJ	Wawel Bank (MHC)	NJ	70,574	9.73	9.73	-0.98	-9.98	0.22	368.18	3.4	4.000	124.89	124.89	NM	12.16	3.09
11/01/2017	Pending	Kearny Financial Corp.	NJ	Clifton Bancorp Inc.	NJ	1,525,028	18.89	18.89	0.37	1.70	0.39	131.48	401.2	17.925	138.71	138.71	NM	26.31	18.92
10/18/2017	Pending	First Bank	NJ	Delanco Bancorp, Inc.	NJ	126,256	10.74	10.74	0.09	0.85	4.15	24.98	13.4	14.153	98.67	98.67	NM	10.60	-0.18
07/13/2016	11/30/2016	OceanFirst Financial Corp.	NJ	Ocean Shore Holding Co.	NJ	1,042,835	11.09	10.66	0.65	6.19	0.93	40.41	150.3	22.466	124.57	130.22	20.24	14.42	5.44
01/05/2016	05/02/2016	OceanFirst Financial Corp.	NJ	Cape Bancorp, Inc.	NJ	1,601,985	10.51	9.10	0.84	7.37	0.78	106.53	205.7	14.790	118.94	139.51	15.41	12.84	5.30
09/10/2014	04/01/2015	Cape Bancorp Inc.	NJ	Colonial Financial Services, Inc.	NJ	550,650	11.45	11.45	-0.13	-1.21	4.29	24.80	55.9	14.352	87.86	87.86	NM	10.15	-1.63

				Average:		819,555	12.07	11.76	0.14	0.82	1.79	116.06			115.61	119.98	17.83	14.41	5.16
				Median:		796,743	10.92	10.70	0.23	1.27	0.85	73.47			121.76	127.56	17.83	12.50	4.20

Source: SNL Financial, LC.

EXHIBIT IV-5

Columbia Financial, Inc.

Director and Senior Management Summary Resumes

Exhibit IV-5
Columbia Financial, Inc.
Director and Senior Management Summary Resumes

Board of Directors

The business experience for the past five years of each of our directors is set forth below. The biographies also contain information regarding the person’s experience, qualifications, attributes or skills that caused the board of directors to determine that the person should serve as a director. Unless otherwise indicated, directors have held their positions for the past five years.

Noel R. Holland served as a partner in the law firm of Andersen & Holland, located in Midland Park, New Jersey, from January 1976 until his retirement in March 2017.

Mr. Holland’s expertise as a partner in a law firm and his involvement in business and civic organizations in the communities Columbia Bank serves provide the board of directors with valuable insight. Mr. Holland’s years of providing legal counsel and operating a law office position him well to continue to serve as a director of a public company.

Frank Czerwinski served as Director of Real Estate Operations for Philip Morris Companies prior to his retirement. Mr. Czerwinski also served as Vice President of Real Estate Operations for the Olnick Organization and was responsible for overseeing all of the organization’s commercial activities. He has also developed and constructed a number of commercial properties in the New Jersey area.

Mr. Czerwinski’s significant commercial real estate experience provides the board of directors with invaluable insight to the needs of the local communities that Columbia Bank serves.

Raymond G. Hallock served as President and Chief Executive Officer of Columbia Bank from January 2002 until his retirement in December 2011. Mr. Hallock previously served as an audit manager with KPMG LLP and specialized in financial institutions. Mr. Hallock is also a Part Chairman of the New Jersey League of Community Bankers.

Mr. Hallock’s extensive experience in the local banking industry and involvement in business, civic and charitable organizations in the communities Columbia Bank serves affords the board of directors with valuable insight regarding the business and operations of Columbia Bank.

Thomas J. Kemly was appointed President & Chief Executive Officer of Columbia Bank on December 31, 2011. Mr. Kemly began his career with Columbia Bank on May 18, 1981 as a Management Trainee and held various positions in the accounting department. In 1984, he was promoted to Comptroller. Mr. Kemly was promoted to Vice President, Chief Financial Officer in 1992 and promoted to Senior Vice President, Chief Financial Officer in 1993. In 2001, he was promoted to Senior Executive Vice President, Chief Administrative Officer and later had his title changed to Senior Executive Vice President, Chief Operating Officer in 2002. Mr. Kemly was appointed to the Board of Directors in 2006 and subsequently promoted to President and Chief Executive Officer in 2011. Mr. Kemly holds Bachelor’s degrees in Business Administration and Psychology from Trenton State College and an MBA in Finance from Fordham University.

Mr. Kemly’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities Columbia Bank serves affords the board of directors valuable insight regarding the business and operation of Columbia Bank. Mr. Kemly’s knowledge of Columbia Financial’s and Columbia Bank’s business and history, combined with his success and strategic vision, position him well to continue to serve as our President and Chief Executive Officer.

Exhibit IV-5 (continued)
Columbia Financial, Inc.
Director and Senior Management Summary Resumes

Henry Kuiken is an Executive Vice President for Kuiken Bros. Co., a building supply sales company.

Mr. Kuiken’s strong business background provides the board of directors with invaluable insight to the needs of the local communities that Columbia Bank serves.

Michael Massood, Jr. has served as President of Massood & Company, P.A., CPAs, a certified public accounting firm, since 1981.

As a certified professional accountant, Mr. Massood provides the board of directors with critical experience regarding accounting and financial matters. Mr. Massood’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities Columbia Bank serves affords the board of directors valuable insight regarding the business and operation of Columbia Bank.

Elizabeth E. Randall serves as a Commissioner of the Bergen County Improvement Authority and also currently serves as a member of the audit committee of the New Jersey Municipal Excess Liability Fund. From 2004 to 2006, Ms. Randall served on the Bergen County Board of Chosen Freeholders. Prior to that, Ms. Randall served as the New Jersey Commissioner of Banking and Insurance. Ms. Randall also served as a member of the Board of Directors of the Bergen County YWCA.

Ms. Randall’s service as an elected and appointed government official provides the board of directors with invaluable insight to the needs of the local communities that Columbia Bank serves.

John (Jack) R. Salvetti is a Principal in the accounting and consulting firm of S.R. Snodgrass, P.C., which specializes in service to clients in the financial services industry. Mr. Salvetti served as the firm’s President and Chief Executive Officer for many years and is currently the director of the firm’s consulting division, which provides strategic planning, enterprise risk management and performance advisory services to financial institutions. He also serves as an instructor, author and frequent conference speaker.

Mr. Salvetti’s extensive knowledge of the banking industry and strong leadership skills provide the board of directors with insight and guidance into the financial, business and regulatory requirements of the banking environment.

Robert Van Dyk has been President and Chief Executive Officer of Van Dyk Health Care, a health care services company, since July 1994 and the President and Chief Executive Officer of two other hospitals since 1980. He serves on many charitable and civic organizations, including colleges, universities, hospitals, religious organizations and foundations within the communities that Columbia Bank serves. In addition, Mr. Van Dyk has been actively involved in Washington, DC for the past 20 years, where he served as chairman of two separate national health care organizations.

Mr. Van Dyk’s strong business background, as well as his experience and expertise with respect to regulated industries, provides the board of directors with invaluable insight to the needs of the local communities that Columbia Bank serves.

Exhibit IV-5 (continued)
Columbia Financial, Inc.
Director and Senior Management Summary Resumes

Executive Officers

Below is information regarding our executive officers who are not also directors. Each executive officer has held his or her current position for the period indicated below. Ages presented are as of September 30, 2017.

E. Thomas Allen, Jr. was appointed Senior Executive President, Chief Operating Officer of Columbia Bank on December 24, 2014. Mr. Allen began his career with Columbia Bank on October 17, 1994 and held various positions in the finance department. He was promoted to Treasurer in 1996, appointed Vice President, Treasurer in 1998, and named Senior Vice President, Treasurer in 2001. In 2002, Mr. Allen was promoted to Executive Vice President, Chief Financial Officer and served in that capacity until his appointment to Senior Executive President, Chief Operating Officer. Mr. Allen holds a BS/BA Banking & Finance from University of Missouri and an MBA in Financial Management from Pace University. Age 60.

Dennis E. Gibney, CFA was appointed the Executive Vice President and Chief Financial Officer of Columbia Bank in 2014. Prior to joining Columbia Bank, Mr. Gibney worked for FinPro, Inc. a bank consulting firm, and its wholly owned investment banking subsidiary, FinPro Capital Advisors, Inc., for 17 years. While at FinPro, Mr. Gibney worked on mergers and acquisitions, mutual-to-stock conversions, corporate valuations, strategic planning and interest rate risk management engagements for community banks. Mr. Gibney graduated Magna Cum Laude from Babson College with a triple major in Finance, Investments and Economics. He is a CFA Charter holder and a member of the New York Society of Security Analysts. Age 43.

Geri M. Kelly was appointed Executive Vice President, Human Resources Officer of Columbia Bank on January 1, 2012. Ms. Kelly began her career at Columbia Bank in December 1979 and held various positions in the human resources department. In 1998, Ms. Kelly was promoted to Vice President, Human Resources Officer and in December 2000 she was promoted to Senior Vice President, Human Resources Officer. Ms. Kelly served Columbia Bank in that capacity until her appointment to Executive Vice President, Human Resources Officer in 2012. She graduated from Douglass College with a Bachelor’s of Arts degree in Foreign Languages and received her Masters of Business Administration from Rutgers University. Age 60.

John Klimowich was appointed Executive Vice President and Chief Risk Officer of Columbia Bank on October 5, 2013. Mr. Klimowich began working for Columbia Bank in November 1985 and held various positions in the accounting department. Mr. Klimowich was promoted to Senior Vice President, Controller in March, 2002 and served Columbia Bank in that capacity until his appointment as Executive Vice President and Chief Risk Officer in 2013. Mr. Klimowich holds a Bachelor’s degree in Economics from William Paterson University and an MBA in Accounting from Seton Hall University. Age 54.

Mark S. Krukar was appointed Executive Vice President and Chief Lending Officer of Columbia Bank in April 2012. Mr. Krukar began his career at Columbia Bank in December 1987 as a Commercial Lender. Mr. Krukar was promoted to Vice President/Commercial Lending in April 1995. Mr. Krukar was named Senior Vice President/Commercial Lending in 2002 and served in that capacity until he was promoted to Executive Vice President and Chief Lending Officer. Mr. Krukar graduated Magna Cum Laude with a Bachelor’s degree in Finance and received an MBA in Finance both from Fairleigh Dickinson University. Age 56.

Brian W. Murphy was appointed Executive Vice President, Operations of Columbia Bank in March 2009. Mr. Murphy began his career at Columbia Bank as a Management Trainee in 1981 and held various positions in the retail department. In 1996, Mr. Murphy became Columbia Bank’s Branch Administrator and was promoted to Senior Vice President in 2001. He served Columbia Bank in that capacity until his appointment to Executive Vice President, Operations in 2009. Mr. Murphy holds a Bachelor’s degree in Accounting from William Paterson University. Age 57.

Source: Columbia Financial, Inc.’s prospectus.

EXHIBIT IV-6

Columbia Financial, Inc.

Pro Forma Regulatory Capital Ratios

Exhibit IV-6
Columbia Financial, Inc.
Pro Forma Regulatory Capital Ratios

	Columbia Financial Historical at				Pro Forma at September 30, 2017, Based Upon the Sale in the Offering of (1)
	Actual as of September 30, 2017		Pro Forma as of September 30, 2017 (2)		32,028,350 Shares		37,680,412 Shares		43,332,474 Shares		49,832,345 Shares
(Dollars in thousands)	Amount	Percent of Assets (4)	Amount	Percent of Assets (4)	Amount	Percent of Assets (4)	Amount	Percent of Assets (4)	Amount	Percent of Assets (4)	Amount	Percent of Assets (4)

Equity	$475,914	8.77%	$475,914	8.77%	$755,158	13.26%	$805,112	14.00%	$855,067	14.72%	$912,514	15.54%

Tier 1 leverage capital	$564,854	10.59%	$513,854	9.64%	$793,098	14.17%	$843,052	14.91%	$893,007	15.64%	$950,454	16.46%
Tier 1 leverage capital requirement	266,623	5.00	266,623	5.00	279,914	5.00	282,727	5.00	285,540	5.00	288,775	5.00
Excess	$298,231	5.59%	$247,231	4.64%	$513,184	9.17%	$560,325	9.91%	$607,467	10.64%	$661,679	11.46%

Tier 1 risk-based capital (5)	$564,854	13.85%	$513,854	12.60%	$793,098	19.20%	$843,052	20.35%	$893,007	21.50%	$950,454	22.81%
Tier 1 risk-based requirement	326,254	8.00	326,254	8.00	330,507	8.00	331,407	8.00	332,307	8.00	333,343	8.00
Excess	$238,600	5.85%	$187,600	4.60%	$462,591	11.20%	$511,645	12.35%	$560,700	13.50%	$617,111	14.81%

Total risk-based capital (5)	$616,052	15.11%	$565,052	13.86%	$844,296	20.44%	$894,250	21.59%	$944,205	22.73%	$1,001,652	24.04%
Total risk-based requirement	407,817	10.00	407,817	10.00	413,134	10.00	414,259	10.00	415,384	10.00	416,678	10.00
Excess	$208,235	5.11%	$157,235	3.86%	$431,162	10.44%	$479,991	11.59%	$528,821	12.73%	$584,974	14.04%

Common equity tier 1 risk-based capital (5)	$513,854	12.60%	$513,854	12.60%	$793,098	19.20%	$843,052	20.35%	$893,007	21.50%	$950,454	22.81%
Common equity tier 1 risk-based requirement	265,081	6.50	265,081	6.50	268,537	6.50	269,268	6.50	270,000	6.50	270,841	6.50
Excess	$248,773	6.10%	$248,773	6.10%	$524,561	12.70%	$573,784	13.85%	$623,007	15.00%	$679,613	16.31%

(1)	Pro forma capital levels assume that the employee stock ownership plan purchases 3.92% of our total outstanding shares (including shares issued to Columbia Bank MHC and the Columbia Bank Foundation) with funds we lend and that one or more stock-based benefit plans purchases 1.96% of our total outstanding shares (including shares issued to Columbia Bank MHC) for restricted stock awards. Pro forma capital calculated under U.S. generally accepted accounting principles (“GAAP”) and regulatory capital have been reduced by the amount required to fund these plans. See “Our Management” for a discussion of the employee stock ownership plan.
(2)	Historical capital at September 30, 2017 has been reduced by approximately $51.0 million to reflect the redemption of outstanding trust preferred securities.
(3)	As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.
(4)	Tier 1 leverage capital levels are shown as a percentage of total adjusted assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.
(5)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.

Source: Columbia Financial, Inc.’s prospectus.

Exhibit IV-6
Columbia Financial, Inc.
Pro Forma Regulatory Capital Ratios

	Columbia Bank Historical at		Pro Forma at September 30, 2017, Based Upon the Sale in the Offering of (1)
	September 30, 2017		32,028,350 Shares		37,680,412 Shares		43,332,474 Shares		49,832,345 Shares (2)
	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)
	(Dollars in thousands)

Equity	$519,845	9.60%	$633,853	11.38%	$654,255	11.68%	$674,658	11.99%	$698,122	12.33%

Tier 1 leverage capital	$557,815	10.47%	$671,823	12.24%	$692,225	12.55%	$712,628	12.86%	$736,092	13.20%
Tier 1 leverage capital requirement	266,450	5.00	274,340	5.00	275,747	5.00	277,153	5.00	278,771	5.00
Excess	$291,365	5.47%	$397,483	7.24%	$416,478	7.55%	$435,475	7.86%	$457,321	8.20%

Tier 1 risk-based capital (4)	$557,815	13.69%	$671,823	16.36%	$692,225	16.83%	$712,628	17.31%	$736,092	17.85%
Tier 1 risk-based requirement	325,980	8.00	328,505	8.00	328,955	8.00	329,405	8.00	329,923	8.00
Excess	$231,835	5.69%	$343,318	8.36%	$363,270	8.83%	$383,223	9.31%	$406,169	9.85%

Total risk-based capital (4)	$608,971	14.94%	$722,979	17.61%	$743,381	18.08%	$763,784	18.55%	$787,248	19.09%
Total risk-based requirement	407,475	10.00	410,631	10.00	411,194	10.00	411,756	10.00	412,403	10.00
Excess	$201,496	4.94%	$312,348	7.61%	$332,187	8.08%	$352,028	8.55%	$374,845	9.09%

Common equity tier 1 risk-based capital (4)	$557,815	13.69%	$671,823	16.36%	$692,225	16.83%	$712,628	17.31%	$736,092	17.85%
Common equity tier 1 risk-based requirement	264,859	6.50	266,910	6.50	267,276	6.50	267,642	6.50	268,062	6.50
Excess	$292,956	7.19%	$404,913	9.86%	$424,949	10.33%	$444,986	10.81%	$468,030	11.35%

Reconciliation of capital infused into Columbia Bank:
Proceeds contributed to Columbia Bank			$157,805		$185,936		214,068		$246,420
Less common stock acquired by employee stock ownership plan			(29,198)		(34,351)		(39,503)		(45,429)
Less common stock acquired by stock-based benefit plans			(14,599)		(17,175)		(19,752)		(22,714)
Pro forma increase			$114,008		$134,410		$154,813		$178,277

(1)	Pro forma capital levels assume that the employee stock ownership plan purchases 3.92% of our total outstanding shares (including shares issued to Columbia Bank MHC and the Columbia Bank Foundation) with funds we lend and that one or more stock-based benefit plans purchases 1.96% of our total outstanding shares (including shares issued to Columbia Bank MHC) for restricted stock awards. Pro forma capital calculated under GAAP and regulatory capital have been reduced by the amount required to fund these plans. See “Our Management” for a discussion of the employee stock ownership plan.
(2)	As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.
(3)	Tier 1 leverage capital levels are shown as a percentage of total adjusted assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.
(4)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.

Source: Columbia Financial, Inc.’s prospectus.

EXHIBIT IV-7

Columbia Financial, Inc.

Pro Forma Analysis Sheet – Fully Converted Basis

Exhibit IV-7

PRO FORMA ANALYSIS SHEET - FULLY CONVERTED BASIS

Columbia Financial, Inc.

Prices as of November 8, 2017

					Peer Group				New Jersey Companies				All Publicly-Traded
Price Multiple		Symbol	Subject (1)		Average		Median		Average		Median		Average		Median
Price-earnings ratio (x)		P/E	26.68	x	20.65	x	20.30	x	21.42	x	21.25	x	21.43	x	18.29	x
Price-core earnings ratio (x)		P/Core	24.45	x	20.78	x	20.38	x	23.16	x	21.56	x	20.43	x	18.80	x
Price-book ratio (%)	=	P/B	72.25%		137.50%		130.21%		130.29%		132.07%		128.71%		124.60%
Price-tangible book ratio (%)	=	P/TB	72.57%		151.43%		145.22%		151.00%		134.14%		143.05%		133.24%
Price-assets ratio (%)	=	P/A	14.21%		17.34%		17.76%		18.73%		18.25%		16.04%		16.46%

Valuation Parameters

Pre-Conversion Earnings (Y)	$31,072,000	ESOP Stock Purchases (E)	8.00	%(6)
Pre-Conversion Earnings (CY)	$34,073,000	Cost of ESOP Borrowings (S)	0.00	%(5)
Pre-Conversion Book Value (B)[2]	$475,502,000	ESOP Amortization (T)	20.00	years
Pre-Conv. Tang. Book Val. (TB)[2]	$469,786,000	RRP Amount (M)	4.00%
Pre-Conversion Assets (A)[2]	$5,428,916,000	RRP Vesting (N)	5.00	years (6)
Reinvestment Rate (3)(R)	2.75%	Foundation (F)	3.09%
Est. Conversion Expenses (4)(X)	2.00%	Tax Benefit (Z)	9,463,918
Tax Rate (TAX)	36.00%	Percentage Sold (PCT)	100.00%
Shares Tax	$0	Option (O1)	10.00	%(7)
		Estimated Option Value (O2)	27.00	%(7)
		Option vesting (O3)	5.00	(7)
		Option pct taxable (O4)	25.00	%(7)

Calculation of Pro Forma Value After Conversion

1.	V=	P/E * (Y)	V=	$876,288,660
		1 - P/E * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)

2.	V=	P/Core * (Y)	V=	$876,288,660
		1 - P/core * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)

3.	V=	P/B * (B+Z)	V=	$876,288,660
		1 - P/B * PCT * (1-X-E-M-F)

4.	V=	P/TB * (TB+Z)	V=	$876,288,660
		1 - P/TB * PCT * (1-X-E-M-F)

5.	V=	P/A * (A+Z)	V=	$876,288,660
		1 - P/A * PCT * (1-X-E-M-F)

				Shares		Aggregate
	Shares Issued	Price Per	Gross Offering	Issued To	Total Shares	Market Value
Conclusion	To the Public	Share	Proceeds	Foundation	Issued	of Shares Issued
Supermaximum	112,412,500	10.00	$1,124,125,000	3,476,675	115,889,175	$1,158,891,750
Maximum	97,750,000	10.00	977,500,000	3,023,196	100,773,196	1,007,731,960
Midpoint	85,000,000	10.00	850,000,000	2,628,866	87,628,866	876,288,660
Minimum	72,250,000	10.00	722,500,000	2,234,536	74,484,536	744,845,360

(1)	Pricing ratios shown reflect the midpoint value.
(2)	Adjusted for $412,000 net write-off of deferred issuance cost related to the redemption of trust preferred debt.
(3)	Net return reflects a reinvestment rate of 2.75 percent and a tax rate of 36.0 percent.
(4)	Offering expenses shown at estimated midpoint value.
(5)	No cost is applicable since holding company will fund the ESOP loan.
(6)	ESOP and MRP amortize over 20 years and 5 years, respectively; amortization expenses tax effected at 36.0 percent.
(7)	10 percent option plan with an estimated Black-Scholes valuation of 27.0 percent of the exercise price, including a 5 year vesting with 25 percent of the options (granted to directors) tax effected at 36.0 percent.

EXHIBIT IV-8

Columbia Financial, Inc.

Pro Forma Effect of Conversion Proceeds – Fully Converted Basis

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Columbia Financial, Inc.

At the Minimum

1.	Pro Forma Market Capitalization	$744,845,360
	Less: Foundation Shares	22,345,360
2.	Offering Proceeds	$722,500,000
	Less: Estimated Offering Expenses	14,450,000
	Net Conversion Proceeds	$708,050,000

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$708,050,000
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash Stock Purchases (1)	89,381,443
	Net Proceeds Reinvested	$618,668,557
	Estimated net incremental rate of return	1.76%
	Reinvestment Income	$10,888,567
	Less: Shares Tax	0
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	1,906,804
	Less: Amortization of Options (4)	3,660,170
	Less: Recognition Plan Vesting (5)	3,813,608
	Net Earnings Impact	$1,507,984

4.	Pro Forma Earnings

		Net
	Before	Earnings	After
	Conversion	Increase	Conversion

12 Months ended September 30, 2017 (reported)	$31,072,000	$1,507,984	$32,579,984
12 Months ended September 30, 2017 (core)	$34,073,000	$1,507,984	$35,580,984

5.	Pro Forma Net Worth

	Before	Net Cash	Tax Benefit	After
	Conversion	Proceeds	Of Contribution	Conversion

September 30, 2017	$475,502,000	$618,668,557	$8,044,330	$1,102,214,886
September 30, 2017 (Tangible)	$469,786,000	$618,668,557	$8,044,330	$1,096,498,886

6.	Pro Forma Assets

	Before	Net Cash	Tax Benefit	After
	Conversion	Proceeds	Of Contribution	Conversion

September 30, 2017	$5,428,916,000	$618,668,557	$8,044,330	$6,055,628,886

(1)	Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.
(3)	ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 36.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.
(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 36.0 percent.

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Columbia Financial, Inc.

At the Midpoint

1.	Pro Forma Market Capitalization	$876,288,660
	Less: Foundation Shares	26,288,660
2.	Offering Proceeds	$850,000,000
	Less: Estimated Offering Expenses	17,000,000
	Net Conversion Proceeds	$833,000,000

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$833,000,000
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash Stock Purchases (1)	105,154,639
	Net Proceeds Reinvested	$727,845,361
	Estimated net incremental rate of return	1.76%
	Reinvestment Income	$12,810,078
	Less: Shares Tax	0
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	2,243,299
	Less: Amortization of Options (4)	4,306,082
	Less: Recognition Plan Vesting (5)	4,486,598
	Net Earnings Impact	$1,774,099

4.	Pro Forma Earnings

		Net
	Before	Earnings	After
	Conversion	Increase	Conversion

12 Months ended September 30, 2017 (reported)	$31,072,000	$1,774,099	$32,846,099
12 Months ended September 30, 2017 (core)	$34,073,000	$1,774,099	$35,847,099

5.	Pro Forma Net Worth

	Before	Net Cash	Tax Benefit	After
	Conversion	Proceeds	Of Contribution	Conversion

September 30, 2017	$475,502,000	$727,845,361	$9,463,918	$1,212,811,278
September 30, 2017 (Tangible)	$469,786,000	$727,845,361	$9,463,918	$1,207,095,278

6.	Pro Forma Assets

	Before	Net Cash	Tax Benefit	After
	Conversion	Proceeds	Of Contribution	Conversion

September 30, 2017	$5,428,916,000	$727,845,361	$9,463,918	$6,166,225,278

(1)	Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.
(3)	ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 36.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.
(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 36.0 percent.

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Columbia Financial, Inc.

At the Maximum Value

1.	Pro Forma Market Capitalization	$1,007,731,960
	Less: Foundation Shares	30,231,960
2.	Offering Proceeds	$977,500,000
	Less: Estimated Offering Expenses	19,550,000
	Net Conversion Proceeds	$957,950,000

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$957,950,000
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash Stock Purchases (1)	120,927,835
	Net Proceeds Reinvested	$837,022,165
	Estimated net incremental rate of return	1.76%
	Reinvestment Income	$14,731,590
	Less: Shares Tax	0
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	2,579,794
	Less: Amortization of Options (4)	4,951,995
	Less: Recognition Plan Vesting (5)	5,159,588
	Net Earnings Impact	$2,040,214

4.	Pro Forma Earnings

		Net
	Before	Earnings	After
	Conversion	Increase	Conversion

12 Months ended September 30, 2017 (reported)	$31,072,000	$2,040,214	$33,112,214
12 Months ended September 30, 2017 (core)	$34,073,000	$2,040,214	$36,113,214

5.	Pro Forma Net Worth

	Before	Net Cash	Tax Benefit	After
	Conversion	Proceeds	Of Contribution	Conversion

September 30, 2017	$475,502,000	$837,022,165	$10,883,506	$1,323,407,670
September 30, 2017 (Tangible)	$469,786,000	$837,022,165	$10,883,506	$1,317,691,670

6.	Pro Forma Assets

	Before	Net Cash	Tax Benefit	After
	Conversion	Proceeds	Of Contribution	Conversion

September 30, 2017	$5,428,916,000	$837,022,165	$10,883,506	$6,276,821,670

(1)	Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.
(3)	ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 36.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.
(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 36.0 percent.

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Columbia Financial, Inc.

At the Super Maximum Value

1.	Pro Forma Market Capitalization	$1,158,891,750
	Less: Foundation Shares	34,766,750
2.	Offering Proceeds	$1,124,125,000
	Less: Estimated Offering Expenses	22,482,500
	Net Conversion Proceeds	$1,101,642,500

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$1,101,642,500
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash Stock Purchases (1)	139,067,010
	Net Proceeds Reinvested	$962,575,490
	Estimated net incremental rate of return	1.76%
	Reinvestment Income	$16,941,329
	Less: Shares Tax	0
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	2,966,763
	Less: Amortization of Options (4)	5,694,794
	Less: Recognition Plan Vesting (5)	5,933,526
	Net Earnings Impact	$2,346,246

4.	Pro Forma Earnings

		Net
	Before	Earnings	After
	Conversion	Increase	Conversion

12 Months ended September 30, 2017 (reported)	$31,072,000	$2,346,246	$33,418,246
12 Months ended September 30, 2017 (core)	$34,073,000	$2,346,246	$36,419,246

5.	Pro Forma Net Worth

	Before	Net Cash	Tax Benefit	After
	Conversion	Proceeds	Of Contribution	Conversion

September 30, 2017	$475,502,000	$962,575,490	$12,516,030	$1,450,593,520
September 30, 2017 (Tangible)	$469,786,000	$962,575,490	$12,516,030	$1,444,877,520

6.	Pro Forma Assets

	Before	Net Cash	Tax Benefit	After
	Conversion	Proceeds	Of Contribution	Conversion

September 30, 2017	$5,428,916,000	$962,575,490	$12,516,030	$6,404,007,520

(1)	Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.
(3)	ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 36.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.
(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 36.0 percent.

EXHIBIT IV-9

Columbia Financial, Inc.

Pro Forma Analysis Sheet – Minority Stock Offering

EXHIBIT IV-9

PRO FORMA ANALYSIS SHEET - MINORITY STOCK OFFERING

Columibia Financial, Inc.

November 8, 2017

					Peer Group				New Jersey Companies				All Publicly-Traded
Price Multiple		Symbol	Subject (1)		Average		Median		Average		Median		Average		Median
Price-earnings ratio (x)		P/E	28.07	x	20.65	x	20.30	x	21.42	x	21.25	x	21.43	x	18.29	x
Price-core earnings ratio (x)		P/Core	25.61	x	20.78	x	20.38	x	23.16	x	21.56	x	20.43	x	18.80	x
Price-book ratio (%)	=	P/B	108.81%		137.50%		130.21%		130.29%		132.07%		128.71%		124.60%
Price-tangible book ratio (%)	=	P/TB	109.65%		151.43%		145.22%		151.00%		134.14%		143.05%		133.24%
Price-assets ratio (%)	=	P/A	15.22%		17.34%		17.76%		18.73%		18.25%		16.04%		16.46%

Valuation Parameters

Pre-Conversion Earnings (Y)(2)	$31,070,000	ESOP Stock Purchases (E)	8.52	%(7)
Pre-Conversion Earnings (CY)(2)	$34,071,000	Cost of ESOP Borrowings (S)	0.00	%(6)
Pre-Conversion Book Value (B)(2)[3]	$475,302,000	ESOP Amortization (T)	20.00	years
Pre-Conv. Tang. Book Value (TB)(2)[3]	$469,586,000	MRP Amount (M)	4.26%
Pre-Conversion Assets (A)(2)[3]	$5,427,498,000	MRP Vesting (N)	5.00	years(7)
Reinvestment Rate (4)(R)	2.75%	Foundation (F)	6.98%
Est. Conversion Expenses (5)(X)	1.31%	Tax Benefit (Z)	9,463,918
Tax Rate (TAX)	36.00%	Percentage Sold (PCT)	46.00%
		Option (O1)	10.65% (8)
		Estimated Option Value (O2)	28.00	%(8)
		Option vesting (O3)	5.00	(8)
		Option pct taxable (O4)	25.00	%(8)

Calculation of Pro Forma Value After Conversion

1.	V=	P/E * (Y)	V=	$876,288,660
		1 - P/E * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)

2.	V=	P/Core * (Y)	V=	$876,288,660
		1 - P/core * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)

3.	V=	P/B * (B+Z)	V=	$876,288,660
		1 - P/B * PCT * (1-X-E-M-F)

4.	V=	P/TB * (TB+Z)	V=	$876,288,660
		1 - P/TB * PCT * (1-X-E-M-F)

5.	V=	P/A * (A+Z)	V=	$876,288,660
		1 - P/A * PCT * (1-X-E-M-F)

							Aggregate
					Shares		Market Value
	Shares Owned by	Shares Issued	Price Per	Gross Offering	Issued to	Total Shares	of Shares Issued	Full Value
Conclusion	The MHC	To the Public	Share	Proceeds	Foundation	Issued Publicly	Publicly	Total Shares
Super Maximum	62,580,155	49,832,345	10.00	$498,323,450	3,476,675	53,309,020	$533,090,200	115,889,175
Maximum	54,417,526	43,332,474	10.00	$433,324,740	3,023,196	46,355,670	463,556,700	100,773,196
Midpoint	47,319,588	37,680,412	10.00	$376,804,120	2,628,866	40,309,278	403,092,780	87,628,866
Minimum	40,221,650	32,028,350	10.00	$320,283,500	2,234,536	34,262,886	342,628,860	74,484,536

(1)	Pricing ratios shown reflect the midpoint value.
(2)	Adjusted for capitalizing MHC with $200,000.
(3)	Adjusted for $412,000 net write-off of deferred issuance cost related to the rempdtion of trust preferred securites..
(4)	Net return reflects a reinvestment rate of 2.75 percent, and a tax rate of 36.0 percent.
(5)	Offering expenses shown at estimated midpoint value.
(6)	No cost is applicable since holding company will fund the ESOP loan.
(7)	ESOP and MRP amortize over 20 years and 5 years, respectively; amortization expenses tax effected at 36.0 percent.
(8)	10 percent option plan with an estimated Black-Scholes valuation of 28.00 percent of the exercise price, including a 5 year vesting with 25 percent of the options (granted to directors) tax effected at 36.0 percent.

EXHIBIT IV-10

Columbia Financial, Inc.

Pro Forma Effect of Conversion Proceeds – Minority Stock Offering

Exhibit IV-10

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Columbia Financial, Inc.

At the Minimum

1.	Pro Forma Market Capitalization	$342,628,860
	Less: Foundation Shares	22,345,360
2.	Offering Proceeds	$320,283,500
	Less: Estimated Offering Expenses	4,675,298
	Net Conversion Proceeds	$315,608,202

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$315,608,202
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash Stock Purchases (1)	43,796,906
	Net Proceeds Reinvested	$271,811,296
	Estimated net incremental rate of return	1.76%
	Reinvestment Income	$4,783,879
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	934,334
	Less: Amortization of Options (4)	1,859,909
	Less: Recognition Plan Vesting (5)	1,868,668
	Net Earnings Impact	$120,968

4.	Pro Forma Earnings

		Net
	Before	Earnings	After
	Conversion	Increase	Conversion

12 Months ended September 30, 2017 (reported)	$31,070,000	$120,968	$31,190,968
12 Months ended September 30, 2017 (core)	$34,071,000	$120,968	$34,191,968

5.	Pro Forma Net Worth

	Before	Net Cash	Tax Benefit	After
	Conversion	Proceeds	Of Contribution	Conversion

September 30, 2017	$475,302,000	$271,811,296	$8,044,330	$755,157,625
September 30, 2017 (Tangible)	$469,586,000	$271,811,296	$8,044,330	$749,441,625

6.	Pro Forma Assets

	Before	Net Cash	Tax Benefit	After
	Conversion	Proceeds	Of Contribution	Conversion

September 30, 2017	$5,427,498,000	$271,811,296	$8,044,330	$5,707,353,625

(1)	Includes ESOP and MRP stock purchases equal to 8.52 percent and 4.26 percent of the public shares, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.
(3)	ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 36.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25 percent taxable.
(5)	MRP is amortized over 5 years, and amortization expense is tax effected at 36.0 percent.

Exhibit IV-10

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Columbia Financial, Inc.

At the Midpoint

1.	Pro Forma Market Capitalization	$403,092,780
	Less: Foundation Shares	26,288,660
2.	Offering Proceeds	$376,804,120
	Less: Estimated Offering Expenses	4,932,138
	Net Conversion Proceeds	$371,871,982

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$371,871,982
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash Stock Purchases (1)	51,525,773
	Net Proceeds Reinvested	$320,346,209
	Estimated net incremental rate of return	1.76%
	Reinvestment Income	$5,638,093
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	1,099,216
	Less: Amortization of Options (4)	2,188,128
	Less: Recognition Plan Vesting (5)	2,198,433
	Net Earnings Impact	$152,316

4.	Pro Forma Earnings

		Net
	Before	Earnings	After
	Conversion	Increase	Conversion

12 Months ended September 30, 2017 (reported)	$31,070,000	$152,316	$31,222,316
12 Months ended September 30, 2017 (core)	$34,071,000	$152,316	$34,223,316

5.	Pro Forma Net Worth

	Before	Net Cash	Tax Benefit	After
	Conversion	Proceeds	Of Contribution	Conversion

September 30, 2017	$475,302,000	$320,346,209	$9,463,918	$805,112,127
September 30, 2017 (Tangible)	$469,586,000	$320,346,209	$9,463,918	$799,396,127

6.	Pro Forma Assets

	Before	Net Cash	Tax Benefit	After
	Conversion	Proceeds	Of Contribution	Conversion

September 30, 2017	$5,427,498,000	$320,346,209	$9,463,918	$5,757,308,127

(1)	Includes ESOP and MRP stock purchases equal to 8.52 percent and 4.26 percent of the public shares, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.
(3)	ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 36.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25 percent taxable.
(5)	MRP is amortized over 5 years, and amortization expense is tax effected at 36.0 percent.

Exhibit IV-10

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Columbia Financial, Inc.

At the Maximum

1.	Pro Forma Market Capitalization	$463,556,700
	Less: Foundation Shares	30,231,960
2.	Offering Proceeds	$433,324,740
	Less: Estimated Offering Expenses	5,188,978
	Net Conversion Proceeds	$428,135,762

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$428,135,762
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash Stock Purchases (1)	59,254,639
	Net Proceeds Reinvested	$368,881,123
	Estimated net incremental rate of return	1.76%
	Reinvestment Income	$6,492,308
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	1,264,099
	Less: Amortization of Options (4)	2,516,347
	Less: Recognition Plan Vesting (5)	2,528,198
	Net Earnings Impact	$183,664

4.	Pro Forma Earnings

		Net
	Before	Earnings	After
	Conversion	Increase	Conversion

12 Months ended September 30, 2017 (reported)	$31,070,000	$183,664	$31,253,664
12 Months ended September 30, 2017 (core)	$34,071,000	$183,664	$34,254,664

5.	Pro Forma Net Worth

	Before	Net Cash	Tax Benefit	After
	Conversion	Proceeds	Of Contribution	Conversion

September 30, 2017	$475,302,000	$368,881,123	$10,883,506	$855,066,629
September 30, 2017 (Tangible)	$469,586,000	$368,881,123	$10,883,506	$849,350,629

6.	Pro Forma Assets

	Before	Net Cash	Tax Benefit	After
	Conversion	Proceeds	Of Contribution	Conversion

September 30, 2017	$5,427,498,000	$368,881,123	$10,883,506	$5,807,262,629

(1)	Includes ESOP and MRP stock purchases equal to 8.52 percent and 4.26 percent of the public shares, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.
(3)	ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 36.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25 percent taxable.
(5)	MRP is amortized over 5 years, and amortization expense is tax effected at 36.0 percent.

Columbia Financial, Inc.

At the Super Maximum Value

1.	Pro Forma Market Capitalization	$533,090,200
	Less: Foundation Shares	34,766,750
2.	Offering Proceeds	$498,323,450
	Less: Estimated Offering Expenses	5,484,344
	Net Conversion Proceeds	$492,839,106

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$492,839,106
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash Stock Purchases (1)	68,142,834
	Net Proceeds Reinvested	$424,696,272
	Estimated net incremental rate of return	1.76%
	Reinvestment Income	$7,474,654
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	1,453,714
	Less: Amortization of Options (4)	2,893,799
	Less: Recognition Plan Vesting (5)	2,907,428
	Net Earnings Impact	$219,714

4.	Pro Forma Earnings

		Net
	Before	Earnings	After
	Conversion	Increase	Conversion

12 Months ended September 30, 2017 (reported)	$31,070,000	$219,714	$31,289,714
12 Months ended September 30, 2017 (core)	$34,071,000	$219,714	$34,290,714

5.	Pro Forma Net Worth

	Before	Net Cash	Tax Benefit	After
	Conversion	Proceeds	Of Contribution	Conversion

September 30, 2017	$475,302,000	$424,696,272	$12,516,030	$912,514,302
September 30, 2017 (Tangible)	$469,586,000	$424,696,272	$12,516,030	$906,798,302

6.	Pro Forma Assets

	Before	Net Cash	Tax Benefit	After
	Conversion	Proceeds	Of Contribution	Conversion

September 30, 2017	$5,427,498,000	$424,696,272	$12,516,030	$5,864,710,302

(1)	Includes ESOP and MRP stock purchases equal to 8.52 percent and 4.26 percent of the public shares, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.
(3)	ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 36.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25 percent taxable.
(5)	MRP is amortized over 5 years, and amortization expense is tax effected at 36.0 percent.

EXHIBIT V-1

RP® Financial, LC.
Firm Qualifications Statement

RP® FINANCIAL, LC.
Advisory | Planning | Valuation

FIRM QUALIFICATION STATEMENT

RP® Financial (“RP®) provides financial and management consulting, merger advisory and valuation services to the financial services industry nationwide. We offer a broad array of services, high quality and prompt service, hands-on involvement by principals and senior staff, careful structuring of strategic initiatives and sophisticated valuation and other analyses consistent with industry practices and regulatory requirements. Our staff maintains extensive background in financial and management consulting, valuation and investment banking. Our clients include commercial banks, thrifts, credit unions, mortgage companies, insurance companies and other financial services companies.

STRATEGIC PLANNING SERVICES

RP®’s strategic planning services are designed to provide effective feasible plans with quantifiable results. We analyze strategic options to enhance shareholder value, achieve regulatory approval or realize other objectives. Such services involve conducting situation analyses; establishing mission/vision statements, developing strategic goals and objectives; and identifying strategies to enhance franchise and/or market value, capital management, earnings enhancement, operational matters and organizational issues. Strategic recommendations typically focus on: capital formation and management, asset/liability targets, profitability, return on equity and stock pricing. Our proprietary financial simulation models provide the basis for evaluating the impact of various strategies and assessing their feasibility and compatibility with regulations.

MERGER ADVISORY SERVICES

RP®’s merger advisory services include targeting potential buyers and sellers, assessing acquisition merit, conducting due diligence, negotiating and structuring merger transactions, preparing merger business plans and financial simulations, rendering fairness opinions, preparing mark-to-market analyses, valuing intangible assets and supporting the implementation of post-acquisition strategies. Our merger advisory services involve transactions of financially healthy companies and failed bank deals. RP® is also expert in de novo charters and shelf charters. Through financial simulations, comprehensive data bases, valuation proficiency and regulatory familiarity, RP®’s merger advisory services center on enhancing shareholder returns.

VALUATION SERVICES

RP®’s extensive valuation practice includes bank and thrift mergers, thrift mutual-to-stock conversions, goodwill impairment, insurance company demutualizations, ESOPs, subsidiary companies, merger accounting and other purposes. We are highly experienced in performing appraisals which conform to regulatory guidelines and appraisal standards. RP® is the nation’s leading valuation firm for thrift mutual-to-stock conversions, with appraised values ranging up to $4 billion.

OTHER CONSULTING SERVICES

RP® offers other consulting services including evaluating the impact of regulatory changes (TARP, etc.), branching and diversification strategies, feasibility studies and special research. We assist banks/thrifts in preparing CRA plans and evaluating wealth management activities on a de novo or merger basis. Our other consulting services are facilitated by proprietary valuation and financial simulation models.

KEY PERSONNEL (Years of Relevant Experience & Contact Information)

Ronald S. Riggins, Managing Director (37)	(703) 647-6543	rriggins@rpfinancial.com
William E. Pommerening, Managing Director (33)	(703) 647-6546	wpommerening@rpfinancial.com
Marcus Faust, Managing Director (29)	(703) 647-6553	mfaust@rpfinancial.com
Gregory E. Dunn, Director (34)	(703) 647-6548	gdunn@rpfinancial.com
James P. Hennessey, Director (30)	(703) 647-6544	jhennessey@rpfinancial.com
James J. Oren, Director (30)	(703) 647-6549	joren@rpfinancial.com
Carla Pollard, Senior Vice President (27)	(703) 647-6556	cpollard@rpfinancial.com

Washington Headquarters
Three Ballston Plaza	Telephone: (703) 528-1700
1100 North Glebe Road, Suite 600	Fax No.: (703) 528-1788
Arlington, VA 22201	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com